As filed with the Securities and Exchange Commission _____________	Registration No._____________

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CONECTISYS CORPORATION
(Name of small business issuer in its charter)

Conectisys Corporation
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	84-1017107 (I.R.S. Employer Identification No.)

24730 Ave. Tibbitts,
Suite 130,
Valencia, California 91355
(Address of principal executive offices)

24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(661) 295-6763
(Address and telephone number of principal executive offices)

24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(Address principal place of business or intended principal place of business)

Robert A. Spigno, President
Conectisys Corporation
24730 Ave. Tibbitts
Valencia, California 91355
(Name and address of agent for service)

(661) 295-6763

(Telephone number, including area code, of agent for service)

Approximate date of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Amount to be Registered	Proposed Maximum Offering Price per Share	Maximum Aggregated Offering Price (1)	Amount of Registration Fee
Common Stock, no par value per share	5,000,000	$ 0.30 (2)	$ 1,500,000	$ 375
Common Stock, no par value per share	50,000,000 (3)	$ 0.30 (2)(4)	$15,000,000	$ 3,750
Common Stock, no par value per share	6,000,000 (5)	$ 0.30 (2)(6)	$ 1,800,000	$ 450
Common Stock, no par value per share	3,102,472 (7)	$ 0.30(2)	$ 930,742	$ 233
Total	23,102,472	-	$19,230,742	$ 4,808

(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) based upon the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on March 12, 2001.

(3) Represents the shares that, in good faith, the Company anticipates it would be required to issue to Investors pursuant to the Private Equity Line of Credit Agreement ("PELC Agreement").

(4) Pursuant to the PELC Agreement the Investors may at any time during the one (1) year elect to convert money owing under any Promissory Notes issued pursuant to Puts made by the Company, to common stock. The conversion price is 84% of the average of the three (3)lowest closing prices of the common stock during the ten (10)days immediately preceding the conversion date.

(5) Shares of common stock issuable upon exercise of Warrants issued pursuant to the PELC Agreement (See note (3) above). The Investors have the right to purchase up to a maximum of $1.8 million worth of the Company's common stock (12% of the actual funds received by the Company)through Warrants. The Warrants are exerciable for four years from the date of issuance.

(6) The Investors of the PELC Agreement have the right to purchase up to a maximum of $1.8 million worth of the Company's common stock (12% of the actual funds received by the Company)through warrants at 120% of the average market price of the common stock for the five (5) previous days of trading from the time the Warrants are issued.

(7) Represents shares owned by security holders of the Company, which are being registered hereby but are not part of the Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CONECTISYS CORPORATION CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF FORM SB-2 ITEM NUMBER AND HEADING IN FORM SB-2 REGISTRATION STATEMENT LOCATION IN PROSPECTUS

        Item 1.  Front of Registration Statement and             Outside Front Cover Page
                 Outside Front Cover of Prospectus
        Item 2.  Inside Front and Outside Back                   Inside Front Cover Page; Outside Back Cover Page
                 Cover Pages of Prospectus
        Item 3.  Summary Information and Risk Factors            Prospectus Summary; Risk Factors
        Item 4.  Use of Proceeds                                 Prospectus Summary; Use of Proceeds
        Item 5.  Determination of Offering Price                 Determination of Offering Price
        Item 6.  Dilution                                        Risk Factors; Dilution
        Item 7.  Selling Security Holders                        Selling Security Holders
        Item 8.  Plan of Distribution                            Outside Front Cover Page; Plan Of Distribution
        Item 9.  Legal Proceedings                               Legal Proceedings
        Item 10. Directors, Executive Officers,                  Management; Principal Shareholders
                 Promoters and Control Persons
        Item 11. Security Ownership of Certain                   Management; Principal Shareholders
                 Beneficial Owners and Management
        Item 12. Description of Securities                       Risk Factors; Capitalization; Description of
                                                                 Ecurities; Shares Eligible for Future Sale
        Item 13. Interest of Names Experts and Counsel           Experts
        Item 14. Disclosure of Commission Position on            Risk Factors; Liability of Management
                 Indemnification for Securities Act
                 Liabilities
        Item 15. Organization within Last Five Years             ConectiSys Corporation Business; Management;
                                                                 Principal Shareholders;
        Item 16. Description of Business                         Propsectus Simmary;ConectiSys Corporation Business
        Item 17. Management's Discussion and Analysis or         Management's Discussion and Analysis or Plan of Operation
                 Plan of Operation
        Item 18. Description of Property                         Facilities
        Item 19. Certain Relationships and Related               Certain Relationships and Related Transactions
                 Transactions
        Item 20. Market for Common Equity and Related            Market for Common Stock and Related Stockholder Matters
                 Stockholder Matters
        Item 21. Executive Compensation                          Executive Compensation
        Item 22. Financial Statements                            Financial Statements
        Item 23. Change in and Disagreements with Accountants    Experts
                 On Accounting and Financial Disclosure

INFORMATION CONTAINED IS SUBJECT TO COMPLETION OR AMENDMENT. A REGSITRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus
Subject to Completion Preliminary Prospectus Dated March 15, 2001

CONECTISYS CORPORATION
5,000,000 Shares of Common Stock

        CONECTISYS CORPORATION (the "Company"), a Colorado corporation, is hereby offering
        5,000,000 shares of Common Stock, no par value (the "Common Stock"), for a purchase price of $______
        per share [to be determined by the closing bid price at the close of trading on the day immediately prior to the effective date of the Registration Statement of which this Prospectus forms a part]. The Common Stock offered hereby will be freely tradable immediately upon issuance. The Shares are transferable at any time after the date of this Prospectus (the "Effective Date").

        Additionally, the Company is registering 56,000,000 additional shares of common stock that may be issued under the Private Equity Line of Credit Agreement with a group of private investors. (See "Plan of
        Distribution " section below for further details).

        Since 1994 the Company's shares have been publicly traded on the electronic over-the-counter bulletin board.  Bid and asked quotations are reported on the NASDAQ OTC-BB under the symbol CNES.
        There is no assurance that the trading market for the Common Stock on the NASDAQ OTC-BB will continue. The Company intends to continue trading its Common Stock, including the shares of Common
        Stock, which are the subject of this Offering, under the symbol "CNES".

        Simultaneously with this Offering, the Company is registering 3,102,472 shares of Common Stock for certain security holders of 3,102,472 shares of Common Stock with Registration Rights, each of which will be registered upon the effective date of this Registration Statement (the
        "Registration Statement") of which this Prospectus is a part without further action by, or cost to, the holders thereof. The introduction of such Common Stock into the public market could have an adverse effect upon the prices of the Common Stock sold to the public. See "Risk Factors"
        and "Security Ownership Of Certain Beneficial Owners And Management" below.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTARY IS A CRIMINAL OFFENSE.

        THE SECURITIES OFFERRED HEREBY ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF
        RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION" below.

                                                Commissions          Proceeds
                          Price to Public            & Fees        to Company
        Per Share                   $0.30             $0.03             $0.27
        Total                  $1,500,000(1)      $ 150,000        $1,350,000

        (1) Does not include 3,102,472 Common Shares to be offered by Selling Security Holders (the
        "Selling Security Holders"), which are not part of the Offering. The Company will receive no proceeds from the sale of the Selling Security Holders. Additionally, up to 50,000,000 shares of common stock maybe issue pursuant to the PELC Agreement, a maximum of $15 million dollars in funding through Convertible Promissory Notes; and up to an additional 6,000,000 shares of common stock for Warrants under the PELC Agreement.

        The Common Stock is being offered on a best efforts basis only. The Common Stock is not subject to prior sale, and has not been accepted by an underwriter. There is no minimum number of shares that must be sold before the Company can utilize the proceeds of the offering. The Company is making the offering through the officers and directors who will not be compensated for offering the shares. The
        Company will, however, reimburse them for all expenses incurred by them in connection with the offering.
        The shares may also be offered by participating broker-dealers, which are members of the National
        Association of Securities Dealers, Inc. The Company may in its discretion, pay commissions of up to 10%
        of the offering price to participating broker-dealers and others who are instrumental in the sale of the shares. Shares of Common Stock may be sold from time to time to purchasers directly by Selling Security
        Holders. Alternatively, the Selling Security Holders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders for whom they may act as an agent. The
        Selling Security Holders and any underwriters, dealers or agents that participate in the distribution of
        Common Stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed underwriting discounts and commissions under the
        Securities Act. Shares may be sold from time to time by Selling Security Holders in one or more transactions at a fixed offering price, which may change, or at varying prices determined at the time of sale or negotiated prices. The Company may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. The Company will bear all expenses of the offering of the
        Common Stock by the Selling Security Holders other than payments that they may agree to make to underwriters or dealers.  The Company will self underwrite this Offering.

        On February 1, 2001, the Company entered into a Private Equity Line of Credit Agreement ("PELC Agreement")
        with a group of private investors ("Investors") to provide financing to the Company for thirty-six
        (36) months in an aggregate amount of $15.0 million through the issuance of one year Convertible
        Promissory Notes ("Notes") bearing interest at a rate of 8% per year. The Notes are convertible at any time to the Company's Common Stock. The Notes may not be prepaid without the Investors' consent. The
        PELC Agreement entitles the Company to borrow funds, referred to as a  "Put", each month in an amount up to a maximum of $750,000. This amount is limited by the Company's common stock's trading volume during the previous month, and a minimum period of time must elapse between each Put. In order to invoke a Put, the Company must have an effective registration statement on file with the Securities & Exchange
        Commission ("SEC") registering the resale of the common shares, which may be issued as a consequence of the invocation of a Put. The amount of the Put may not exceed ten percent (10%) of the daily volume weighted average price of the common stock for the thirty calendar days prior to but not including the Put date, multiplied by the reported daily trading volume of the common stock for each such day. The Investor shall receive within seven (7) days of the Put notice date a Note for the Put amount. There must be at least
        30 days between each Put. The Investors may at any time during the one (1) year elect to convert money owing under the Notes issued pursuant to Puts made by the Company, to common stock. The conversion price is 84% of the average of the three (3) lowest closing prices of the common stock during the ten (10)
        days immediately preceding the conversion date. The Investors also have the right to purchase up a maximum of $1.8 million worth of the Company's common stock through warrants at 120% of the average market price of the common stock for the five (5) previous days of trading from the time the warrants are issued. The Investors' Warrant amounts are limited to 12% of the actual amount of funds barrowed by the Company through Puts. The Warrants issued are exercisable for four years from the date issue.
        The Company also has to pay a Finders Fee of ten (10) percent of the amount of cash proceeds of each
        Put to the Investors. This 10% fee also applies to all cash proceeds from the exercise of any Warrants by the Investors. Additionally, the Company has to pay a legal fee of  $7,000.00 during the each of the first two Puts requested by the Company. The Company paid $7,000.00 at the signing of the PELC Agreement.
        (See "Plan of Distribution" section below for more detailed information).

        THE DATE OF THIS PROSPECTUS IS MARCH 15, 2001. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
        OR TO MAKE REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, GIVEN OR MADE, SUCH INFORMATION OR
        REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS
        DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN
        OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS
        PROPSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY
        TIME SUBSEQUENT TO ITS DATE.

        The Company will furnish its stockholders with annual reports containing audited financial statements and such information as the Company deems appropriate or law may require as. The
        Company's fiscal year ends on September 30, of each year.

        AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Accordingly such annual and quarterly reports, and other information can be inspected and copied at the public reference facility of the SEC at Room
        1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices
        located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison
        Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the
        Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
        D.C. 20549, at prescribed rates. Additionally, the Company is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR")
        system. The SEC maintains a Web site at www.sec.gov or at www.freedgar.com that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

        PROSPECTUS SUMMARY

        The following is a summary of certain selected information contained elsewhere in this Prospectus and is qualified in its entirety by the more detailed information and financial statements set forth in the
        Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

        Unless otherwise indicated herein, all references to the Company shall include references to the
        Company's subsidiaries, United Telemetry Company, Inc. ("UTC") and eEnergyServices.com, Inc.
        ("eEnergyServices.com").

        THE COMPANY

        Since 1995 the Company has been a developmental commercial telecommunications company.
        ConectiSys has developed systems and products for the wireless telemetry markets.  Specifically,
        ConectiSys has developed a low-cost Automatic Meter Reading ("AMR") solution for both residential and
        commercial markets.   The product is called H-Net (H-Net is a trademark of ConectiSys Corporation) and is marketed by UTC.  H-Net utilizes a proprietary communication protocol for two-way communication using a wireless radio network.  This technology enables the Company to deliver a low-cost wireless network, which is inexpensive to deploy and operate.  The technology may also be utilized for other remote data acquisition and/or control applications, where traditional communication is not available because of cost.

        The ConectiSys network architecture includes a second component, the Network Operating Center or "NOC".  The H-Net wireless network AMR data will be transmitted to the NOC.  The NOC is a state of the art operating center built to support one million wireless meter reading devices, responding with readings four times an hour, twenty four hours a day. The H-Net Network will be deployed with several up-
        link capabilities including ISM band or satellite.

        Through the NOC, the Company will offer a full array of value added services to the utility distribution industry in addition to the AMR data. These services will include energy management, data archiving and e-commerce systems, which will allow an end-user access to real-time data for evaluation and cost analysis via the Internet using standard web browsers.  eEnergyServices.com will provide accounting and financial transaction services.  Energy suppliers, energy brokers and energy service providers along with energy consumers are the potential customers for these services.

        There is currently no dominant AMR technology in the market, today.  The Company believes the
        UTC and eEnergyServices.com wireless network model presents an effective, low-cost, total solution for the AMR market.

        Third Generation Product - ConectiSys' H-Net Wireless AMR Network has released its third generation network designed exclusively for electrical meter reading. The H-Net wireless network adds one more step to its commercial release for the utility industry at large.

        ConectiSys also has plans for research and development to evolve its H-Net Wireless AMR
        Network into an integrated, two-way, electric power telemetry and control system. The system under development is a fourth generation product (H-Net-4) stemming from the Company's dedication to the development of internet-based electric power metering solutions. H-Net-4 will combine a Real Time of Use electric power metering system with demand response control capabilities and deliver the complete unified system through high-performance web-based tools. With its third-generation H-Net-3 AMR system now in testing, ConectiSys believes that its technology will enable the power distributor to selectively disable a selected breaker(s) through a series of relays for electric load conservation/shedding requirements without the necessity to disable an entire household or commercial facility. This would be accomplished through the H-Net Wireless AMR Network and by the installation of simple wireless communication control devices at the end user's electrical beaker panel.  Through H-Net's two-way Wireless Network energy distributors could control power consumption in real time thus allowing the implementation of various energy conservation programs. Access to use information and programmable controls of electrical loads will be made available through an integrated Internet based control panel.

        The Company office is located at 24730 Avenue Tibbitts, Suite #130, Valencia, California 91355.
        Telephone (661) 295-6763; Facsimile (661) 295-5981; e-mail conectisys@conecitisys.net; Website
        www.conectisys.net.

        THE OFFERING

        Common Stock Registered and Offered by Company---------------------------5,000,000 Shares
        Common Stock Registered
         for PELC Agreement-----------------------------------------------------56,000,000 Shares
        Common Stock offered by Selling
         Security Holders--------------------------------------------------------3,102,472 Shares

        Common Stock Outstanding
        Before Offering---------------------------------------------------------25,693,938 Shares
        After Offering----------------------------------------------------------30,693,938 Shares

        Estimated Net Proceeds---------------------------------------------------------$1,350,000

        Use of Proceeds-------------------------------Deployment of H-Net System in United States,
                                                           general and administrative expenses and
                                                additional working capital. See "Use of Proceeds".

        Risk Factors---------------------------The Common Stock offered hereby are speculative and involve a high degree of risk. Investors should carefully
                                             Consider the risk factors enumerated hereafter before
                                                Investing in the Common Stock. See "Risk Factors".

        NASDAQ OTC-BB Symbol------------------------------------------------------------------CNES

        Summary Financial Information

        The following table sets forth selected financial information concerning the Company. Qualified reference to the historical consolidated financial statements and notes thereto included elsewhere in this
        Prospectus.

        CONSOLIDATED STATEMENTS OF OPERATIONS

        For the Fiscal Years Ended September 30, 2000 & 1999 (Ten months)
        and November 30, 1998, and the Cumulative Period From December 1, 1990 (Inception) Through September 30, 2000

                                                  Year            Ten Months      Year            Dec. 1, 1990
                                                  Ended           Ended           Ended           (Inception)
                                                  Sept. 30,       Sept. 30,       Nov. 30,        Through
                                                  2000            1999            1998            Sept. 30, 2000
                                                  -----------     -----------     ----------      ---------------
                                                  (AUDITED)       (AUDITED)       (AUDITED)       (AUDITED)

        Net revenues                              $         0     $    25,655     $        -      $   517,460
        Cost of sales                                 110,466          94,434              -          529,791
                                                  -----------     -----------     -----------     -----------
        Gross profit (loss)                          (110,466)        (68,779)             -          (12,331)

        Operating expenses:
         General and administrative                 3,387,331         928,186       4,198,154      13,345,823
         Bad debt write-offs                               -               -               -        1,680,522
                                                  -----------     -----------     -----------     -----------
        Loss from operations                       (3,497,797)       (996,965)     (4,198,154)    (15,038,676)

        Non-operating income (expense)                (79,113)       (326,866)       (730,352)     (2,065,216)
        Minority interest                                  -               -          (59,247)         62,500
                                                  -----------     -----------      -----------     -----------
        Net loss                                  $(3,576,910)    $(1,323,831)    $(4,928,682)    $(17,103,892)
                                                  ===========     ===========      ===========     ===========
        Weighted average shares
         outstanding -
         basic and diluted                         17,948,218      12,244,646       8,891,629
        Net loss per share -
         basic and diluted                        $    (.20)      $   (.11)        $  (.55)
                                                  ===========     ===========      ===========

        (1) Shortened fiscal year because Company changed its fiscal year end from November 30 to September 30 in 1999.

        RISK FACTORS

        AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS,
        PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION
        CONTAINED IN THIS PROSPECTUS (INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO), THE FOLLOWING FACTORS:

        A WORKING CAPITAL DEFICIT

        For the fiscal year ending September 30, 2000 the Company recorded a net (loss) of  $3,576,910.
        At September 30, 2000 the Company had a working capital deficit of  $888,172. From inception (December
        1, 1990) through the fiscal year end September 30, 2000 the Company had a total net loss of  $17,103,892.
        For at least the current fiscal year, the Company is likely to incur losses from operations. There can be no assurance that the Company will achieve profitability at any time in the near future or, if achieved, sustain such profitability. (See Financial Statements).

        CONECTISYS CORPORATION HAS LIMITED OPERATING HISTORY

        ConectiSys Corporation is a new venture that has engaged in researching, engineering, and developing its H-Net technologies since August 1995, and which has only recently begun deployment of a pilot project and has generated no revenues for the past fiscal year.  As such, there is no guarantee that revenue or profits will ever, in fact, occur. (See Financial Statements).

        The Company is a developmental company and plans to deploy its H-Net in 2001, engaging large-
        scale cost reduction runs for the production and subsequent sale of the H-Net.  The Company's continued
        success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a relatively new product.  Inasmuch as the Company will be required to make significant expenditures in connection with the development of its H-Net System, including the purchase of equipment, new hires, and operating expenses, the Company anticipates that losses will occur until such time as revenues are sufficient to offset the Company's operating costs.  There can be no assurance that the
        Company will generate significant revenues or ever achieve profitability.  Future losses are likely to occur before the Company's operations will become profitable, and there is no assurance that the Company's operations will ever attain profitability.

        LIMITED CAPITAL; NEED FOR ADDITIONAL CAPITAL.

        ConectiSys Corporation presently has limited operating capital.  Current revenue from its H-Net
        System sales and revenue from the licensing of its H-Net technology may only be sufficient to maintain its presence in the market, and the Company is dependent upon receipt of proceeds from this Offering or elsewhere to expand its business through operations.  Upon completion of the Offering, even if the entire
        Offering amount is raised, the amount of capital available to the Company will be limited, and may not be sufficient to enable the Company to fully develop its business without additional financing.  Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail its expansion efforts.

        Additionally, up to 56,000,000 could be issued pursuant to the PELC Agreement to provide financing to the Company for thirty-six (36) months in an aggregate amount of $15.0 million through the issuance of one year, Convertible Promissory Notes ("Notes") bearing interest at a rate of 8% per year. The Notes are convertible at any time to the Company's Common Stock. The Notes may not be prepaid without the
        Investors' consent. The PELC Agreement entitles the Company to borrow funds, referred to as a  "Put", each month in an amount up to a maximum of $750,000. This amount is limited by the Company's common stock's trading volume during the previous month, and a minimum period of time must elapse between each Put. In order to invoke a Put, the Company must have an effective registration statement on file with the Securities & Exchange Commission ("SEC") registering the resale of the common shares, which may be issued as a consequence of the invocation of a Put. The amount of the Put may not exceed ten percent (10%) of the daily volume weighted average price of the common stock for the thirty calendar days prior to but not including the Put date, multiplied by the reported daily trading volume of the common stock for each such day. The Investor shall receive within seven (7) days of the Put notice date a Note for the Put amount. There must be at least 30 days between each Put. The Investors may at any time during the one (1) year elect to convert money owing under the Notes issued pursuant to
        Puts made by the Company, to common stock. The conversion price is 84% of the average of the three
        (3) lowest closing prices of the common stock during the ten (10) days immediately preceding the conversion date. The Investors also have the right to purchase up a maximum of $1.8 million worth of the Company's common stock through warrants at 120% of the average market price of the common stock for the five (5) previous days of trading from the time the warrants are issued.The Investors'
        Warrant amounts are limited to 12% of the actual amount of funds barrowed by the Company through
        Puts. The Warrants issued are exercisable for four years from the date issue. There is no assurance that the Company will be able to draw sufficient funds from the PELC Agreement to fund its future operations and the deployment of H-Net.

        NO DIVIDENDS

        ConectiSys Corporation does not currently pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the immediate future, although dividends are planned once the Company has obtained reasonable profitability.  At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

        ENFORCEABILITY OF PATENTS; DEPENDENCE ON PROPRIETARY RIGHTS

        ConectiSys Corporation does rely on its unique H-Net technology, as well as certain trademarked and patented pending products.  There can be no assurance that patents and/or confidentiality or invention assignment agreements will not be breached, or that the Company will have adequate remedies for any such breaches.  Although the Company is not aware of any infringement of intellectual property rights held by third parties, there can be no assurance that the Company is not infringing on the intellectual property rights of others.  Litigation against the Company, whether or not successful, regarding patents, or infringement by the Company of the patent rights or trademarks of others, could have a material adverse effect on the
        Company's business.  There can be no assurance that patents or trademark registrations, which may be applied for, issued to, or licensed by the Company will not be challenged or circumvented by competitors or found to be overly broad so as to fail to protect adequately the Company's technology or to provide it with any competitive advantage.

        APPLICABILITY OF LOW PRICED STOCK RISK DISCLOSURE REQUIREMENTS

        The Shares of the Company will most likely be considered low-priced securities under rules promulgated under the Exchange Act.  Under these rules, Broker-Dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the Broker-Dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-Dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  The likely effect of these restrictions will be a decrease in the willingness of Broker-Dealers to make a market in the stock, decreased liquidity of the stock, and increased transaction costs for sales and purchases of the stock as compared to other securities.

        LIMITED LIABILITY OF MANAGEMENT

        ConectiSys Corporation has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and, according to the Colorado Corporations Code, provide that a director shall not be personally liable to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitute: (i) a violation of the criminal law; (ii) a transaction from which the director derived an improper personal benefit; (iii) a circumstance under which the liability provisions for unlawful distributions are applicable; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        VOTING CONTROL BY EXISTING SHAREHOLDERS

        As of the date of this Prospectus there are 25,693,938 shares of Common Stock issued and outstanding, and 140,020 shares of Class A Preferred Stock with 100 to 1 voting rights. That means that the
        Board of Directors and Officers of the Company control 19,410,473 (Out of a total possible votes of
        39,695,938, Common and Class A Preferred voting stock or 48.9% before the Offering). Even if all the
        Offering Shares are sold, it is more than likely that Robert A. Spigno, the Board of Directors and Officers of the Company would continue to control a large portion of the outstanding shares (43.4% of the voting stock after Offering.  The Company's Board of Directors would control the dividend policy, as well as other major decisions affecting the Company, such as management and personnel, wages, acquisitions, partnerships, and financing. These matters will be significantly influenced and controlled by such individuals.

        SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this Offering, 25,693,938 shares of Common Stock were outstanding. Upon completion of the offering, the Company will have outstanding 30,693,938 shares of Common Stock. All of the shares of
        Common Stock sold in this Offering will be freely tradeable without restriction or limitation under the
        Securities Act, except any shares purchased by any of the Company's "affiliates," as the term is defined under the Securities Act. Of the remaining 25,693,938 shares, approximately 8,300,000 will be "restricted"
        shares within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The Restricted
        Shares outstanding on the date hereof were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold if they are registered under the Securities Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Securities Act, is available.

        Additionally, the Company is registering up to 56,000,000 additional shares of common stock that may be issued under the Private Equity Line of Credit Agreement ("PELC") with various individual Investors. All of the shares of
        Common Stock sold under the PELC Agreement would be freely tradeable without restriction or limitation.

        Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for a minimum of one year or more, may sell in
        "brokers' transactions" every three months the greater of: (a) an amount equal to one percent of the
        Company's outstanding shares (30,693,938 after giving effect to the Offering) or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  A Form 144 must also be filed with SEC notifying that agency of the shares being sold pursuant to
        Rule 144.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least two years at the time of the proposed sale without regard to volume or manner of sale restrictions.

        Simultaneously with this Offering, the Company is registering 3,102,472 shares of Common Stock for certain security holders of which 3,102,472 shares are Common Stock with Registration Rights, each of which will be registered upon the effective date of this Registration Statement. (For further information and a detailed list see "Selling Shareholders" section below).

        The Company has options outstanding to purchase 3,759,959 shares of restricted stock and
        1,000,000 shares of Class B Preferred Stock, which is convertible at a rate of 10 to 1 into restricted
        Common Stock or 10,000,000 shares of restricted Common Stock. The Company has a total of 13,759,959 in Options for restricted common stock including the Options for Class B Preferred Stock.

        The introduction of such Common Stock listed above in the form of options, warrants and restricted common stock into the public market could have an adverse effect upon the prices of the
        Common Stock sold to the public.

        BENEFITS TO PRESENT STOCKHOLDERS/DISPROPORTIONATE RISKS OF IMMEDIATE AND SUBSTANTIAL DILUTION OF 97%

        Collectively, as of September 30, 2000, the existing shareholders own 23,527,738 shares of the
        Company's Common Stock.  If all of the Common Stock registered is sold, these investors most likely provide a disproportionately greater percentage of the cash contributed to capital of the Company than the ownership percentage they receive.  Present stockholders will most likely benefit from a greater share of the Company if the Offering is successful, while investors in this Offering risk a greater loss of cash invested if the
        Company is not successful. The investors in this Offering could suffer immediate dilution of $.29 per share or 97%. (See "Dilution" below).

        BEST EFFORTS OFFERING/NO FIRM COMMITMENT

        5,000,000 shares of the Common Stock offered by this Prospectus is on a "best efforts, no minimum basis"; the
        Company has received no firm commitment from any individual or entity to purchase all or any of the
        Securities offered.  No assurance can be given that all or any of the Securities will be sold.  Furthermore, there is no escrow of funds or other provisions for returning any investor's funds if less than all Securities offered hereby are sold.  This creates an increased risk to initial investors, in the event the Company is unable to raise the entire Offering amount, because there is no minimum Offering amount and funds will be utilized as received by the Company.

        Up to 56,000,000 could be issued pursuant to the PELC Agreement to provide financing to the Company for thirty-
        six (36) months in an aggregate amount of $15.0 million through the issuance of one year, Convertible
        Promissory Notes ("Notes") bearing interest at a rate of 8% per year. The Notes are convertible at any time to the Company's Common Stock. The Notes may not be prepaid without the Investors' consent. The
        PELC Agreement entitles the Company to borrow funds, referred to as a  "Put", each month in an amount up to a maximum of $750,000. This amount is limited by the Company's common stock's trading volume during the previous month, and a minimum period of time must elapse between each Put. In order to invoke a Put, the Company must have an effective registration statement on file with the Securities & Exchange
        Commission ("SEC") registering the resale of the common shares, which may be issued as a consequence of the invocation of a Put. The amount of the Put may not exceed ten percent (10%) of the daily volume weighted average price of the common stock for the thirty calendar days prior to but not including the Put date, multiplied by the reported daily trading volume of the common stock for each such day. The Investor shall receive within seven (7) days of the Put notice date a Note for the Put amount. There must be at least
        30 days between each Put. The Investors may at any time during the one (1) year elect to convert money owing under the Notes issued pursuant to Puts made by the Company, to common stock. The conversion price is 84% of the average of the three (3) lowest closing prices of the common stock during the ten (10)
        days immediately preceding the conversion date. The Investors also have the right to purchase up a maximum of $1.8 million worth of the Company's common stock through warrants at 120% of the average market price of the common stock for the five (5) previous days of trading from the time the warrants are issued.
        The Investors' Warrant amounts are limited to 12% of the actual amount of funds barrowed by the Company through Puts. The Warrants issued are exercisable for four years from the date issue. The Company also has to pay a Finders Fee of ten (10) percent of the amount of cash proceeds of each Put to the Investors.
        This 10% fee also applies to all cash proceeds from the exercise of any Warrants by the Investors.
        Additionally, the Company has to pay a legal fee of  $7,000.00 during the each of the first two
        Puts requested by the Company. The Company paid $7,000.00 at the signing of the PELC Agreement.
        See "Plan of Distribution" section on page 40 for more detailed information). There is no assurance that the Company will be able to draw sufficient funds from the PELC Agreement to fund its future operations and the full deployment of H-Net.

        SPECULATIVE NATURE OF INVESTMENT

        Investment in the Securities offered hereby is extremely speculative and involves a high degree of economic risk, which may result in a complete loss of investment.  This investment is only for those investors who can afford to assume such risks for a substantial period of time, who have no need for liquidity, and who are able to withstand a loss of all or substantially all of their investment.

        UNCERTAIN SUFFICIENCY OF FUNDS

        The Company believes that the net proceeds to the Company from the sale of the Common Stock offered hereby (assuming that all Common Stock offered hereby is sold) will provide the Company with sufficient capital to expand operation of the Company's proposed H-Net technology until it can begin generating profits from its operations and licensing/revenue sharing from its technology.  Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate sufficient revenues from operations.  In addition, if less than all of the Common Stock is sold, the Company may not have sufficient capital to fund operations until sufficient revenues are being generated and may be unable to find suitable financing on terms acceptable to the Company.  This event would significantly increase the risk to those persons who invest in this offering (See "Use of Proceeds").

        QUALIFIED REPORT OF INDEPENDENT ACCOUNTANTS; GOING CONCERN

        The Company's independent accountant's report on the Company's financial statements includes an explanatory paragraph to the effect that the Company's ability to continue operations is dependent on the sale of securities or other fundraising, which raises substantial doubt about its ability to continue as a going concern. (See audited financial statements of Company).

        DEPENDENCE UPON KEY PERSONNEL

        The operations of the H-Net project largely depend upon the skill and effort of Lawrence
        Muirhead, the Company's Chief Technical Officer. The advances made in the H-Net project over the past year have begun to minimize the Company's dependence upon Mr. Muirhead. The H-Net project is now at a stage in development where the absence of Mr. Muirhead would certainly slow the progress of the H-Net project, however, it would most certainly continue through fruition.

        With the implementation of the Company's business strategy, it may become necessary for the
        Company to hire additional experienced, professional individuals to meet its expanding needs. The
        Company has been very successful in utilizing the experience and economic advantages of specialized consultants to further the Company's progress.  The Company intends to participate in the selection of new personnel, as required. Such individuals may include engineers, technicians, marketing personnel or more specialized consultants.

        COMPETITION

        The Company is engaged in a highly competitive segment of an industry, which is very active and will certainly attract new competitors. The Company will be competing against a number of companies, many of which are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. However, at this point in time there has not emerged a leader in the AMR market place with a viable solution to the AMR question. The Company feels confident that its technology will be embraced by the industry as a standard component to various AMR needs and products.

        FORWARD-LOOKING STATEMENTS; NO ASSURANCE OF ATTAINING FINANCIAL RESULTS

        Certain business and financial information given herein contains forward-looking statements and therefore may involve known and unknown risks and uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  Some of the factors that may cause such material differences are set forth as risk factors under this section.  Although the Company intends to amend and/or update this information as changes occur, there can be no assurance that the information will be completely current in conjunction with the Company's actual financial performance during 2001.

        USE OF PROCEEDS

        The gross proceeds from the sale of 5,000,000 shares of Common Stock hereby offered is estimated to be $1,500,000 assuming an offering price of $0.30 per share of Common Stock. Assuming net proceeds to the Company of $1,350,000, the Company intends to use the proceeds of this Offering, during the next 12 months following the date of this Prospectus, approximately as follows:

              Anticipated Use of Proceeds                        Amount               Percentage

              Working Capital and Operating Expenses           $  405,000               30.00%
              Equipment H-Net System                           $  472,500               35.00%
              Deployment H-Net System                          $  270,000               20.00%
              Sales, Marketing, Advertising                    $  202,500               15.00%

                  TOTAL                                        $1,350,000                100%

        The Company may also receive additional capital provided by the PELC Agreement in amount up to $15.0 million through the issuance of one year, 8% interest, Convertible Promissory Notes and up to $1.8 million additional funding through the exercise of Warrants pursuant to the PELC Agreement.

        The amounts set forth above are only estimates developed by management of the allocations of the net proceeds of this Offering based upon the current state of the Company's business operations, its plans and current economic and industry conditions. The proposed application of the net proceeds is subject to changes in operating circumstances and financial conditions in general not presently anticipated and not deemed to represent a substantial departure from the allocations set forth above. There can be no assurance that the Company's estimates will prove to be accurate or that that unforeseen expenses will not occur. The
        Company expects that the net proceeds from this Offering, combined with funds from the PELC Agreement and generated on going business operations, will be sufficient to enable the Company to continue to pursue its present and proposed business activities for a period of at least 24-36 months from the date of the completion of this Offering. Pending use of the net proceeds of this Offering, the Company may make temporary investments in bank certificates of deposit, interest bearing savings accounts, prime commercial paper, United States
        Government obligations and money market funds. Any income derived from these investments will be used for working capital.

        CAPITALIZATION

        The following table sets forth the capitalization of the company at September 30, 2000 and as adjusted to reflect the consummation of 5,000,000 shares of common stock of this Offering and the application of the estimated $1,350,000 of net proceeds to be received by the Company from the
        Offering. See "Use of Proceeds." This table should be read in conjunction with Management's
        Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated
        Financial Statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

                                                                        Actual           After
        Stockholders' Equity                                            Issued          Offering
        Class A Preferred Stock $1.00 par value;                        140,020          140,020
         1,000,000 authorized; 140,020 issued
        Convertible Class B Preferred Stock $1.00 par value;                 -                -
         1,000,000 authorized; -0- issued
        Common Stock no par value;                                   16,187,421       17,537,421
         250,000,000 authorized; 23,527,738 issued
         (28,527,738 shares as adjusted after Offering)
        Stock Options Exercisable                                       999,975          999,975
         (3,207,154 Common; 9,980 Class A Preferred Stock
          & 1,000,000 Class B Preferred Stock)
        Stock Subscriptions Receivable (61,800 Common Shares)           (15,450)         (15,450)
        Accumulated Deficit                                         (18,181,634)     (18,181,634)
        Total Stockholders' Equity (Deficit)                           (869,868)         480,332
        Debt                                                          1,155,406        1,155,406
        Total Capitalization                                            285,538        1,635,738

        DETERMINATION OF OFFERING PRICE

        The price of the Common Stock of 5,000,000 shares of this Offering shall be determined by the closing bid price at the close of trading on the day immediately prior to the effective date of the Registration
        Statement of which this Prospectus forms a part.

        The PELC Agreement entitles the Company to borrow funds, referred to as a  "Put", each month in an amount up to a maximum of $750,000. This amount is limited by the Company's common stock's trading volume during the previous month. The amount of the Put may not exceed ten percent (10%) of the daily volume weighted average price of the common stock for the thirty calendar days prior to but not including the Put date, multiplied by the reported daily trading volume of the common stock for each such day. The Investors may at any time during the one (1) year elect to convert money owing under the Notes issued pursuant to Puts made by the Company, to common stock. The conversion price is 84% of the average of the three (3) lowest closing prices of the common stock during the ten (10) days immediately preceding the conversion date.

        DILUTION

        The net tangible book value of the common stock at fiscal year ended September 30, 2000 was
        ($1,062,102) or ($.05) per share. "Net Tangible book value per share" represents the amount of total tangible assets less total liabilities, divided by the number of total shares of Common Stock outstanding.
        After giving effect to the sale of the 5,000,000 shares of Common Stock at the assumed market price of
        $0.30 per share and the initial application of the estimated net proceeds there from, proforma as adjusted net tangible book value of the Company on September 30, 2000 would have been $287,898 or $.01 per share, representing an immediate increase in net tangible book value of  $.06 per share to the existing shareholders and an immediate dilution of $.29 (or approximately 97% dilution) to purchasers of shares of
        Common Stock in this Offering as illustrated in the following table:

        Assumed offering price per share                                                $ 0.30
              Net tangible book value per share before offering              ($.05)
              Increase in value per share attributable to new investors       $.06
        Pro forma net tangible book value per share after Offering                      $  .01
        Dilution per share to new investors                                             $ 0.29
        Percent of Dilution to new investors                                                        97%

        The following table sets forth as of September 30, 2000 (i) the number of shares of Common
        Stock purchased from the Company by existing shareholders, the total consideration paid and the average price per share paid for such shares by the existing shareholders; and (ii) assuming 5,000,000 million shares of Common
        Stock to be sold by the Company in this offering, the total consideration to be paid and the average price per share.

                                   Shares Purchased           Cash/Consideration        Average Price
                                 Number     Percentage     Amount        Percentage       Per Share
        Existing Shareholders   23,527,738     82%        16,187,421        92%           $  0.69
        New Investors           5,000,000      18%         1,350,000         8%           $  0.30
        Total                   28,527,738    100%        17,537,421       100%           $  0.61

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The following discussion should be read in conjunction with the Financial Statements and
        Notes thereto of the Company included elsewhere in this Prospectus.

        General

        Statements in this Form SB-2 concerning our business outlook or future economic performance;
        anticipated profitability, expenses or other financial items; and statements concerning assumptions made or exceptions as to any future events, conditions, performance or other matter are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which would cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (i) the uncertain acceptance of the H-Net Wireless Network; (ii) competition; and  (iii) the loss of services of certain key individuals could have a material adverse effect on our business, financial condition or operating results.

        Corporate History

        The Company was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

        In September 1995, the Company acquired 80% of the outstanding stock of Technilink, Inc., a
        California corporation, and 80% of the outstanding stock of Primelink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock.  Both Primelink and
        Technilink were start-up companies with no material operating activity.

        The acquisitions of these companies occurred in connection with the signing of the license agreements.  The Company issued a total of 700,000 shares of common stock and assumed a loan of
        $400,000 to acquire the licenses and the Corporations.  The only major assets acquired from Primelink and
        Technilink were the licenses and technology.  The stock issued was valued at $1,750,000, the fair market value of common stock issued.

        On July 15, 1998 United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly owned subsidiary of the Company.

        On July 22, 1998, the Company acquired the remaining 20% interest in Technilink, Inc. for 50,000 shares of the Company's common stock valued at $59,247.

        On January 15, 2000 eEnergyServices.com, Inc. was incorporated in the State of Nevada as a wholly owned subsidiary of the Company.

        In March 2000 the Company consolidated Primelink and United Telemetry Co., Inc. with all operations being conducted under United Telemetry Co., Inc., and consolidated Technilink and
        eEnergyServices.com, Inc. with all operations being conducted under eEnergyServices.com, Inc.

        Overview

        H-Net Pilot Program

        On February 15, 2000 the Company successfully launched its H-Net Pilot in Los Angeles,
        California. Although the initial pilot was small, it was a working model showing the capabilities of H-Net.
        The Company's much-awaited deployment of the H-Net Automatic Meter Reading (AMR) pilot demonstrated H-Net's technology which acquires real time data from an electric meter, processes this data to show power usage and cost, and can display this information via the Internet.

        In September 2000 the Company a 2nd-generation pilot. Additionally, the Company engineered a portable H-Net Wireless Network that is capable of demonstrating the H-Net System anywhere in the country.

        Based upon H-Net's success in its initial pilots in proving H-Net as a viable system of administration and reporting for the AMR market place, the Company is currently releasing its 3rd-generation pilot for 2001. The Company expects to begin testing H-Net with third parties (beta testing) in the 2nd quarter of 2001.

        H-Net At Work

        H-Net is new technology developed to allow energy companies to have a wireless network of intelligent power meters, each unit talking to each other and passing date back and forth, allowing real-time power consumption data and statistics to be generated. All this is done using established Internet connections in conjunction with technology designed by the Company. The Company believes that H-Net will save money all along the transmission line. Energy Service Providers (ESPs) will save money by efficiently collecting accurate load profiles and using this nearly real-time power usage data to competitively bid for energy in the newly deregulated energy market.

        Detailed information and charts can be easily generated and distributed to authorized readers.
        Using a web browser, an Energy Service Provider can tell exactly how much power a metropolitan area, a neighborhood, or even an individual house is using since each individual H-Net unit has a unique identifier.
        Customers will have the ability to check their electric usage and billing rates in real time through the e-
        commerce services of eEnergyServices.com, Inc., a wholly owned subsidiary of the Company.

        The H-Net Wireless Network Vision

        H-Net will provide an energy or utility company with the ability to provide its customers with information through the Internet. The site could provide energy usage data that would show when energy is used every 15 minutes of every day and the related costs to each of its customers, allowing its customers to analysis, identify and capture cost savings opportunities.

        The H-Net System will open both educational and sales opportunities for the customer and energy companies alike. The purchasing power produced by accurate historical and real time data facilitates efficient and cost saving advanced power purchasing. The H-Net System will allow the monitoring of energy levels of its customers and will ensure that the utility are aware of any delivery problems including power outages and energy thefts.  When a regional area suffers a heavy storm, the H-Net System will provide a power company with the ability to determine which of its customers does not have electric power, without the aid of customers' service phone calls allowing service crews can be dispatched more efficiently. Using H-Net, the utility company knows precisely when each customer's service is restored and the exact duration of the outage.

        H-Net will not only enhance safety but also convenience, allowing energy to be remotely connected and disconnected, with all billing transactions completely automated. With H-Net Internet connections, customers can request energy service on-line and discover that there are alternatives for time-
        of-use rates with incentives for managing energy consumption at different times. Since H-Net allows the customer information system to link directly to the meter, orders initiated by the customer can be automatically implemented. The H-Net is monitoring the customer's meter constantly and meter reads are gathered and displayed on 15-minute intervals, 24 hours a day/ 7 days a week/ 365 days a year.

        Energy companies will be able to implement innovative sales offerings of energy such as pre-pay status, and provide detailed customer usage and pricing information, allowing customers to utilize the ability to purchase additional energy via the Internet.

        Energy prices are constantly changing, and energy purchasing and trading is a critical function of energy companies. H-Net will provide customers and utilities with reliable and accurate energy usage records. Customers could be offered special incentives to use energy at off-peak times improving energy utilization and conservation during critical peak periods.

        H-Net  would allow the distribution of energy generation more simply and inexpensively with energy usage and other vital information flowing directly, precisely and electronically through the entire energy supply line. Energy purchasers can make precise forecasts of purchasing, eliminating volatile wholesale energy prices. H-Net allows customers who are getting ready to terminate or switch energy service providers to use the Internet to inform the current energy company of the change. At a precise time, selected by the customer, H-Net reads the meter, passes the information to the current energy provider's system to produce a final bill, and disconnects the meter. The new meter data from that point forward is automatically routed to the new energy provider. Billing delays and settlement time lags are non-existent.
        A customer can pay the bills electronically - all at a very low cost to the utility company. Low transaction costs will speed the path towards an open, competitivemarket.

        H-Net can provide lower energy costs; quicker transactions with less paperwork and less potential for errors; increase asset utilization; customer satisfaction will be enhanced through choice and costs savings, thus increasing customer loyalty.

        Marketing

        We have recently begun our effort to market our products and services. We have implemented a public relations and marketing campaign along with establishing a relationship with the State of California in an attempt to facilitate a long-term solution for the energy needs of the State. Public relations and certain marketing are expected to cost $15,000 in cash and stock with a market value of approximately $300,000.

        Raising Capital

        On February 1, 2001, the Company entered into a Private Equity Line of Credit Agreement ("PELC Agreement")
        with a group of private investors ("Investors") to provide financing to the Company in an aggregate amount of $15.0 million through the issuance of one year Convertible Promissory Notes ("Notes") bearing interest at a rate of 8% per year for thirty-six (36) months. The Notes are convertible at any time to the Company's
        Common Stock. The Notes may not be prepaid without the Investors' consent. The PELC Agreement entitles the
        Company to borrow funds, referred to as a  "Put", each month in an amount up to a maximum of $750,000.
        This amount is limited by the Company's common stock's trading volume during the previous month, and a minimum period of time must elapse between each Put. In order to invoke a Put, the Company must have an effective registration statement on file with the Securities & Exchange Commission ("SEC") registering the resale of the common shares, which may be issued as a consequence of the invocation of a Put. The amount of the Put may not exceed ten percent (10%) of the daily volume weighted average price of the common stock for the thirty calendar days prior to but not including the Put date, multiplied by the reported daily trading volume of the common stock for each such day. The Investor shall receive within seven (7) days of the Put notice date a Note for the Put amount. There must be at least 30 days between each Put. The Investors may at any time during the one (1) year elect to convert money owing under the Notes issued pursuant to Puts made by the Company, to common stock. The conversion price is 84% of the average of the three (3) lowest closing prices of the common stock during the ten (10) days immediately preceding the conversion date.
        (For further details see "Plan of Distribution" section below).

        Results of Operations

        The Company realized a net loss from operations of $3,576,910 for the fiscal year end September
        30, 2000. The Company for the fiscal year end 1999 had a net loss from operations of $1,323,831. The
        Company had no revenue for the fiscal year end September 30, 2000 and $25,655 for the fiscal year 1999.

        Plan of Operation

        Loss on operations for the Company for the fiscal year end September 30, 2000 increased 270%
        from the prior year for the same period.  These losses are attributed to the Company's continued research and development associated with its H-Net Wireless Network, marketing and general expenses.  The
        Company will, over the next 12 months, rely on additional funding through the sale of common stock

        Liquidity and Capital Resources

        As of the fiscal year end September 30, 2000, the Company had a working capital deficit of $888,172 consisting of $192,234 in current assets and $1,080,406 in current liabilities.  The Company had a working capital deficit of  $2,077,074 at fiscal year end 1999. The Company is dependent on achieving profitable operations through the success of its subsidiaries to continue as a going concern.

        The Company had total assets of $285,538 as of the fiscal year end September 30, 2000 and total liabilities of $1,155,406.  Shareholder deficit is $869,868 as compared to a deficit of $1,935,002 fiscal year end 1999. The Company issued 9,539,376 shares of common stock for cash and services during the fiscal year ending September 30, 2000.

        Cash Flows

        The Company had a net loss for the fiscal year ended September 30, 2000 of  $3,756,910.  The cash used in operations toward this loss was $933,861.  The largest area of loss was the result of non-cash transactions to the Company. Services to the Company that were not paid with cash totaled $2,136,459.
        The Company issued shares for $823,975 of stock restricted under rule 144 and incurred $182,000 in debt to finance the operating losses for the fiscal year ended September 30, 2000.

        CONECTISYS CORPORATION BUSINESS

        ConectiSys is a developmental company in the business of telecommunications with an emphasis on the development and deployment of products and services to satisfy energy conservation and deregulation legislation that is sweeping the country. This legislation has created new deregulated Energy
        Service Provider (ESP) markets, and with it higher prices for electric energy in the short run, thus driving
        the need for increased conservation.   Since 1995, ConectiSys has been developing technology that it believes to be a leader in the research and development within both Residential and Commercial wireless
        Automatic Meter Reading (AMR) markets that is an essential part of both energy conservation and deregulation.

        ConectiSys has developed a new commercial wireless network, which it calls H-Net. H-Net is a two-way communication network that is a low cost method to read electric meters. Along with H-Net, the
        Company will offer a full array of energy services to the utility industry, including data archiving which will allow end-users the ability to view real-time data, thus giving them the ability to instantly evaluate and provide cost savings, all via the Internet.  The Company's technologically advanced H-Net Wireless
        Network will bring an effective, low-cost total (turn-key) solution to the AMR market.

        ConectiSys' Network Operating Center (NOC) is a state of the art computer network. Each
        NOC has been designed to support the reading of one million wireless meter-reading devices, four times an hour, twenty-four hours a day.  The NOC will provide access to the energy providers via the Internet, of real time energy usage from remote locations anywhere in the world.  Additionally, the Company will provide accounting and educational services to consumers of energy. This H-Net System should enable
        ConectiSys to be the leading nationwide provider of telecommunication networks to the utility industry.

        ConectiSys' subsidiary, United Telemetry Co., Inc. (UTC), markets and sells the hardware used in the actual AMR of the H-Net Wireless Network. ConectiSys' other subsidiary, eEnergyServices.com, Inc., is the information gathering and sorting end of the Company, providing the information collected by H-Net and displaying the results through the Internet.

        The restructuring of the utility market in the United States has provided the impetus for developing low-cost AMR solutions. The mandates require reading meters much more frequently than the current practice of once a month, thus making the manual meter reading techniques currently in use cost prohibitive. Direct use of the existing infrastructure via modems or pagers costs substantially more than customers are currently paying for meter reading, making it inefficient and an unacceptable alternative.
        Hence, the need for a new technology which can simultaneously meet performance and price requirements of this market.

        H-Net's telemetry is designed specifically for the AMR market. It features low deployment and operating costs due to its towerless plug-and-play architecture, while providing meter readings every fifteen minutes. Considering that this corresponds to 96 reads per day or almost 3000 reads per month, even at a cost of one cent per read this would lead to an unacceptable monthly surcharge of thirty dollars ($30.00)
        per month. Traditional SCADA systems cost much more than one cent per read and are therefore also clearly unacceptable. In comparison, manual monthly meter reads costs about one dollar ($1.00) per month.
        H-Net is designed to meet the low cost of the traditional system while providing the high performance required by modern AMR.

        The utility industry in California is in disarray; energy prices are extremely high and deficits are growing. The utility industry is desperately preparing to comply with the mandates set by energy deregulation by requesting emergency price increases from the State of California. California has responded by preparing plans to increase production of energy within the state and increase the conservation of electricity, specifically that of residential users, in the future. The economic boom of the last eight years has created a tremendous increase in demand for electric power in California and throughout the country dictating that usually abundant surpluses of electric power are no longer available to states like California. Local utility companies have been searching for AMR products to meet the requirements of conservation and deregulation, both of which require that an electric meter be read at least one (1) time each day with real time readings.

        All products attempting to fill the AMR void are being evaluated against traditional meter reading methods for cost, accuracy and reliability.  AMR telemetry and products have proven thus far too costly, which has prevented any substantial deployment of any one AMR product solution. As such there is no dominant AMR technology or equipment supplier in the marketplace today.  Less than 1/10 of one percent of all domestic electric meters are connected to an AMR System.

        The Company believes that the H-Net System wireless network, produced by UTC and operated by eEnergyServices.com, provides an effective, low-cost, total solution for the AMR market.

        The Company's deployment of the first two generations of the H-Net System Wireless Automatic
        Meter Reading technology was deployed and operational in the first and third quarters of 2000 respectively.
        These pilots demonstrated the acquisition of real time data from the H-Net System, the processing of this data to show power usage and cost, the preparation of simulated bills and real-time power usage summaries suitable for power purchasing. The Company expects its third generation pilot and beta testing (third party testing) to begin in the second quarters of 2001.

        ConectiSys also has plans for research and development to evolve its H-Net Wireless AMR
        Network into an integrated, two-way, electric power telemetry and control system. The system under development is a fourth generation product (H-Net-4) stemming from the Company's dedication to the development of internet-based electric power metering solutions. H-Net-4 will combine a Real Time of Use electric power metering system with demand response control capabilities and deliver the complete unified system through high-performance web-based tools. With its third-generation H-Net-3 AMR system now in testing, ConectiSys believes that its technology will enable the power distributor to selectively disable a selected breaker(s) through a series of relays for electric load conservation/shedding requirements without the necessity to disable an entire household or commercial facility. This would be accomplished through the H-Net Wireless AMR Network and by the installation of simple wireless communication control devices at the end user's electrical breaker panel.  H-Net's two-way Wireless Network energy distributors could control power consumption in real time thus allowing the implementation of various energy conservation programs. Access to use information and programmable controls of their electrical loads will be made available through an integrated Internet based control panel.

        Competition

        ITRON Provider of AMR systems, Itron has installed systems worldwide, with a total of
        15.4 million units. Itron provides "drive-by" AMR equipment, which can migrate to a fixed-wireless system.

        CELL-NET Provider of fixed-network wireless AMR systems, Cell-Net has installed 6 systems, with a total of 1.5 million units, in Kansas City (KCPL), Minneapolis
        (NSP), San Francisco (PG&E), Indianapolis (IP&L), and Puget Sound Power.
        Cell-Net has technology alliances with the major electric meter manufacturers.
        Recently purchased by Schlumberger.

        SCHLUMBERGER Resource Management Systems Div. has deployed 38-meter reading systems, with a total of _ million units, which includes low-tech hand-held readers.
        Their Electric Meter Division is in an alliance with their recent acquisition of
        Cell-Net

        HUNT Provider of power line carrier AMR, Hunt has installed 200 systems, with a total of 200 thousand units.  System capabilities include substation switching. The market niche for Hunt Technologies is Rural Electric Cooperatives.

        METRICOM  A provider of wireless communication networks, Metricom fixed-wireless networks are installed in the San Francisco Bay Area, Seattle, Washington D.C.,
        and 10 universities.  Metricom and Whisper Communications, Inc., in
        Sunnyvale, CA, have formed an alliance to provide AMR systems.  Systems are installed at KN Energy and Pacific Gas & Electric Company.

        Market

        United States utilities hold 251 million meters. Companies small and large are seeking cost effective solutions to the new governmental mandate of meter reading once every day.  Currently, a market leader does not exist.  The AMR market has been defined as a multi-billion dollar opportunity.  ConectiSys believes that it can capture 1% National market share and 10% of the California energy market.

        National Automatic Electric Meter Reading Figures          Meters
              Total Electric Meters in United States            125,000,000
              U.S. market share approx. 1%                        1,250,000
              Meters in California                               12,500,000
              California Market Share Approx. 10%                 1,250,000

        The utility industry is rapidly, although reluctantly, preparing to comply with the mandates set by energy deregulation. Local utility companies have begun AMR pilot tests in designated communities.
        Typically several AMR approaches are being co-developed simultaneously to increase the likelihood of finding a potential solution. These various AMR pilot test projects are evaluated against traditional meter reading methods for cost, accuracy and reliability.  The primary basis for acceptance of any AMR solution is the cost comparison versus historical costs. AMR telemetry and products have proven thus far to be cost prohibitive, which has prevented any substantial deployment of any one AMR solution.

        Marketing Strategy

        Phase I - Pilot Testing & Marketing Alliances

        Initial market targets are: Meter Manufacturers (OEM's), Utility Deregulation Commission,
        Internet Service Providers (ISP's), Utility Distribution companies and Energy Service Providers (ESP's).

        Pilot Test of 3rd Generation smart meters. Deployed locally in the Los Angeles greater metropolitan area.  This pilot specifically targets the residential AMR market and serves to prove out the H-
        Net System. Conclusions made from environmental testing coupled with accurate and reliable data transmissions will allow a larger area network of 500 or more meters to be deployed.

        Introducing the OEM to the H-Net networks and product lines.  Once ConectiSys has captured product certification and market recognition, the Company will seek to integrate our telemetry products as a value-added enhancement to the OEM's Smart-Meter product lines. This is expected to result in joint development and marketing agreements and strategic alliances with several Smart-Meter makers with long-
        term license agreements possible.

        Integration of e-commerce software package will provide support of the H-Net server-side archival and purchase prompt software package. The package will provide electronic billing and payment capabilities.  It will also afford electronic cash disbursements for generators, brokers, distributors, state and local taxes which includes state social engineering model where applicable, Energy Service Providers and service related costs program.

        Introducing the Generators of Power to the H-Net networks and product lines. The generators will acquire real-time power consumption orders four times an hour, 24 hours a day, 7 days a week.
        ConectiSys will offer a cost effective simulation program, which will serve as an analytical tool to prove out its cost saving assumptions through real-time purchasing.  Conclusions based on simulations will allow dynamic modeling relative to projecting market share and rate of growth. The simulation will effectively demonstrate savings to the end user of power and further, increase the bottom line to the generators of power. This will result in agreements with several generators, benefiting HNet deployment, ESP's and their customers.

        Introducing Internet Service providers to the United Telemetry network & products.
        ConectiSys will offer eEnergyServices.com franchise opportunities to the AMR market. The Company will target ISP's with an existing customer base and lease its local area networks to the new ESP. ConectiSys will allow the ISP's to participate as a franchisee, and provide state and governmental applications as required. This will create new and substantial revenues while creating a new class of ESP through marketing agreements provided by ConectiSys.

        Sales and Marketing Programs

        The Company will produce a video presentation, power point, and web site tours of the H-Net
        Wireless Network, featuring all of its attributes, summarizing test results and showing the pilot test project
        at work.   Computer-generated graphics, in tape and CD ROM formats, will show the H-Net Network in a variety of application situations.  This will be part of the sales kit used by sales agents and Company management.

        The Company will launch a targeted marketing program to energy providers and administrators. A public relations firm or publicity agent will be retained to generate product-use stories and features in selected trade and business publications.  Press kits will be prepared with photo-caption stories and reprints of these stories will be used in marketing campaigns and agents' sales kits.

        Management will join selected trade organizations that serve the energy industry, and may participate in national and international trade shows as a possible source of new business.  Trade ads will be featured in selected trade journals that are circulated to energy service providers, energy plant managers
        and energy purchasing agents.   An advertising agency may be retained to provide these services.

        The Company will sponsor seminars and/or trade conferences in key markets where purchasing personnel will be invited to a presentation on cutting edge technology of energy service management.  The
        H-Net Wireless Network will be featured, showing the services, revenues and savings realized by using
        H-Net.

        The Company will prepare technical bulletins and manuals that present and discuss all of the ramifications of the H-Net Wireless Network.  The Company will develop a high-tech Customer Service
        Department that will feature an interactive web site on the Internet to develop sales and answer technical questions.

        Distribution Strategy

        In order to move the product to market as expeditiously as possible, the Company plans to form strategic partnerships with various industry leaders in the utility markets, ISP, generators and meter manufacturers, this includes joint venture and license agreements, as well as strategic alliances.

        The Company believes that its beta pilot programs will form the basis of future sales efforts and provide the Company with solid, nationally recognized references.

        The Company intends to form a relationship with a national leasing company to provide for leasing services to its customers.

        The Company is seeking to establish strategic relationships to expand its manufacturing and sales efforts which will be gained through the Company's United States strategic partners who also have foreign manufacturing and sales teams in place.

        Operations:  Headquarters, Manufacturing, Marketing, Distribution, And Government Regulation

        During the initial design and engineering phases for the products, the Company has maintained a low overhead and will do so until manufacturing and sales are underway.  Staffing is expected to be initiated as needed during the coming months, including Managerial, Clerical, Administration, Sales,
        Marketing, and Customer Service.

        The Company will lease suitable office facilities for its operations within the Southern California area.  The Company will initially utilize existing manufacturers to produce its products and so will not have a short term need to lease or build manufacturing facilities.  See "Use of Proceeds".

        As for governmental regulation California has passed the most comprehensive energy deregulation laws.  Many other states have and are expected to enact similar legislation in the near future.

        ConectiSys H-Net System Technology Progress

        - ConectiSys has designed and tested a mathematical simulator (the assumptions) for the H-Net product line.

        - Alpha prototype units have been designed and tested.  CNES expects to begin its beta pilots in the first quarter of fiscal year 2001.

        - Patents for the H-Net product lines have been filed with the U.S. Patent office.  Current status is patent pending.

        - On-going premise testing and environmental testing have proven successful. H-Net digital and analogue boards are in first stage cost reduction.

        - H-Net has been operating in a pilot program since February 2000.

        - H-Net's local and large area network software has been designed in parallel with the communicator hardware. Site surveys for initial deployment have been completed.

        The ConectiSys Network Operation Center is fully functional and ready to receive field data.
        Protocol conversion software is currently in design.

        Meter manufacturers have delivered their developmental smart meters.  The ConectiSys engineering staff and hardware designers have evaluated the products and are preparing the communication hardware for an embedded retrofit. CNES anticipates deployment of large-scale networks (1,000 units) in fiscal 2001.

        The Company is developing an alternate market entry or a secondary target.  The plan would include selling meters directly to the local utilities and forming licensing agreements and strategic alliances.

        Facilities

        The Company's principal operation center is located at 24370 Avenue Tibbitts, Suit 130, Valencia,
        California 91355.  This 1000 sq. ft. space is leased for $1,244.50 per month.

        MANAGEMENT

        Name                    Age         Position

        Mr. Robert A. Spigno     46         Chairman of the Board of Directors and CEO

        Mr. Rodney W. Lighthipe  54         President

        Mr. Lawrence Muirhead    41         Chief Technical Officer and Director

        Ms. Patricia A. Spigno   43         Chief Financial Officer, Treasurer and Secretary

        Ms. Melissa Weger        24         Corporate Administrator and Director

        The term of office of each director of the Company ends at the next annual meeting of the
        Company's stockholders or when such director's successor is elected and qualifies. The next annual meeting of stockholders is set for May 30, 2001.

        The following is a brief description of the business background of the directors/key employees of the Company.

        Robert A. Spigno, Chairman of the Board of Directors & Chief Executive Officer

        Mr. Spigno has been Chief Executive Officer and Chairman of the Board of the Company since August
        1995.  Mr. Spigno brings over 25 years of experience in executive management and majority ownership of several privately held companies.  He has been instrumental from concept to profitability in each of his companies, and offers ConectiSys the vision needed for the years ahead.

        Rodney W. Lighthipe, President

        Mr. Lighthipe is the newly appointed President of the Company. Mr. Lighthipe was formerly the
        Power Contracts Manager from 1974-1980 for Southern California Edison in which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electrical power. He was also Research Manager from 1980-1987 and organized an International
        Consortium of Companies for the design, construction and operation of the world's largest Coal
        Gasification plant.

        Mr. Lighthipe also served as the Director of Research from 1992-1996 for San Diego Gas &
        Electric and was responsible for the development and deployment of new technologies.  Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems.

        Mr. Lighthipe also acted as a Consulting Engineer in the energy and telecommunications fields as well as serving two tours of duty in Vietnam as a Lieutenant in the United States Navy.

        Lawrence P. Muirhead, Member of the Board of Directors and Chief Technology Officer

        Mr. Muirhead, with his background in the Star Wars program, and later the development of the
        Airbag,  is the inventor of H-Net. Mr. Muirhead has been with the Company for over two and a half years and he combines his excellent record of academic achievement with 18 years of engineering and research experience in the aerospace industry to help lead the Company in new product development and deployment.

        Melissa Weger, Member of the Board of Directors and Corporate Administrator

        Ms. Weger was appointed as a Director in November 1999 and she was elected as a Director by the shareholders on March 15, 2000. Ms. Weger has been a great asset to the Company since her arrival in
        1998. Along with her public relations responsibilities, Ms. Weger manages the daily office activities of the
        Company.  Her efforts include the drafting and publishing of the Company's press releases as well as responding to inquires of the Company's shareholders.

        Patricia A. Spigno, Chief Financial Officer, Secretary and Treasurer

        Ms. Spigno has been an officer of the Company since 1995. She has served in past as a Director until 1997. Ms. Spigno brings 22 years experience in accounting and asset management.  This multi-
        talented individual adds professional stability and is the cornerstone of the Company's corporate staff. Ms.
        Spigno is the former spouse of Robert A. Spigno, the Company's CEO.

        Committees of the Board of Directors

        The Company has a Stock Option Committee, which currently is composed of Robert A. Spigno,
        Lawrence Muirhead and Melissa Weger. The Committee reviews all option grants under the Company's
        Non-Qualified Stock Option and Stock Bonus Plan.

        The Company has an Advisory Committee to advise the Board of Directors, its executive officers and its technical staff, from time to time on various industry related issues. The Advisory Committee is headed by the Company's President, Rod Lighthipe and presently consists of the following energy industry experts:

        Dr. Hugo Pomrehn

        Dr. Pomrehn was nominated by President Bush on June 28, 1992 to serve as the Under Secratary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under
        Secretary to Admiral James Watkins, Dr. Pomrehn was the third-ranking official at the U.S. Department of Energy, which employed approximately 170,000 federal and contractor personnel and had an annual buget of $20 billion. Dr. Pomrehn's professional career covers a braod spectrum of energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years. He also was Vice president of the Bechtel Corporation.

        Larry W. Siler

        Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy in Chicago,
        Illinois. Mr. Siler was the Coal Supply Superintendent for Commonwealth Edison Company in Chicago
        from 1988 to 1999. From 1986 to 1988 he was a Management & Engineering Consultant in Austin, Texas.
        He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and Fuels Engineer
        for the Lower Colorado River Authority from 1973 to 1986. Mr. Siler graduated with a Bachelors of
        Science degree from the University of Texas at Austin in 1970.

        Tod O'Connor

        Mr. O'Connor acted as Director of Government Relations for two Edison International Inc.
        subsidiaries, Southern California Edison RD&D Department and Edison Technology Solutions from 1993 to 1999. He also worked with Pacific Enterprises and its subsidiary, Southern California Gas Co. from 1989 to 1993, and MARC Associates' Status Group in Washington DC, 1988-1989. He was a Legislative Aide in
        the United States House of Representatives where he advised House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy
        Committee from 1980 to 1981. Mr. O'Connor is currently President of O'Connor Consulting Services, Inc.
        in Woodland Hills, California. Mr. O'Connor has Masters of Law degree in Labor Law from Georgetown
        University Law Center, Washington, DC, 1983 and a Juris Doctor from Suffolk University Law School in
        1980.

        EXECUTIVE COMPENSATION

        Compensation for services in all capacities rendered to the Company for the fiscal year end
        September 30, 2000 with anticipated fiscal year 2001 compensation to all directors and officers, and as a total group as follows:

                                                                                        Other Annual  All Other
        Name and Principal Position                Fiscal Year     Salary     Bonus(1)  Compensation Compensation

         Robert A. Spigno, CEO & Director              2000      $160,000     $80,000       -0-          -0-
                                                       2001      $160,000     $80,000       -0-          -0-

         Rodney W. Lighthipe, President                2001      $120,000     -Stock-(2)    -0-      $25,000(3)
                                                       2000       $10,000         -0-       -0-      $25,000

         Patricia A. Spigno, Secretary & Treasurer     2001       $80,000     $40,000       -0-          -0-
                                                       2000       $80,000     $40,000       -0-          -0-

         Lawrence Muirhead, CTO & Director             2001      $150,000         -0-       -0-          -0-
                                                       2000      $150,000         -0-       -0-          -0-

         Melissa Weger,Corp. Administrator& Director   2001       $36,400         -0-       -0-          -0-
                                                       2000       $36,400         -0-       -0-          -0-

         All Executive Officers and Directors          2000      $436,400    $120,000       -0-          -0-
          as a group                                   2001      $546,400    $120,000       -0-          -0-

        (1) All bonuses paid in restricted common stock.
        (2) Project bonuses based upon milestones achieved of up to 650,000 shares of restricted common stock.
        (3) 100,000 shares of restricted common stock as hiring bonus.

        As of fiscal year 2000, the Directors of the Company do not receive compensation for their services as directors but may be reimbursed for their reasonable expenses for attending board meetings.

        The Company has plans for profit sharing, insurance, and stock option plans for the benefit of its officers, directors or other employees for fiscal year 2001, but has not yet adopted any such programs.

        In November 1999, the Company established a Non-Qualified Stock Option and Stock Bonus Plan
        for independent consultants to the Company. The Plan authorized the issuance of up to one (1) million shares of common stock. In furtherance of the Plan the Company filed an S-8 Registration Statement in
        December 1999. The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal
        Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of
        the common stock of the Company.   The entire registration has been filled. 750,000 shares were issued to consultants under the Plan for services rendered and 250,000 shares were issued at $.50 per share pursuant to a Performance Award Option to a Consultant. The entire 250,000-share option was exercised during the
        2nd quarter ending March 31, 2000 resulting in  $125,000 in cash to the Company.

        In September 2000, the Company amended its Non-Qualified Stock Option and Stock Bonus Plan for independent consultants to the Company. The Amended Plan authorized the issuance of up to one (1)
        million shares of common stock. In furtherance of the Amended Plan the Company filed an S-8
        Registration Statement in September 2000. The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company. The entire registration has been filled. 600,000 shares were issued to consultants under the Plan for services; and 350,000 shares were issued at $.085 per share pursuant to 500,000 shares in Options to Consultants were exercised during the
        2nd quarter resulting in $34,000 in cash to the Company.

        Employment Agreements

        1.The CEO of the Company, Mr. Spigno, entered into an agreement dated October 2, 1995 (which was amended in July 24, 1996, August 11, 1997, September 1, 1999, and March 27, 2000) for a period of five years through April 1, 2005, and he is entitled to receive a base salary of $160,000 per year.  He shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued
        employment.  The staying bonus will be compensated for with the Company's restricted common stock.
        He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price $.3864 per share.

        2.The President of the Company, Mr. Lighthipe, entered into an agreement dated September 11,
        2000 for an initial period of six months and has been extended through September 30, 2001, and he is entitled to receive a base salary of $120,000 per year.  Mr. Lighthipe was issued 100,000 shares of restricted common stock as hiring bonus. He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of H-Net. The incentive package could net Mr. Lighthipe up to 650,000 shares of restricted common stock. He is also granted an option to purchase up to 100,000 shares of the Company's restricted common stock at a price $.38 per share.

        3.The Secretary and Treasurer of the Company, Ms. Spigno, entered into an Agreement dated
        October 2, 1995 (which was amended July 24, 1996, September 1, 1999 and on March 27, 2000) for a
        period of five years through April 1, 2005, and she is entitled to receive a base salary of $80,000 per year.
        She shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued
        employment.  The staying bonus shall be compensated for with the Company's restricted common stock.
        She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price of $.38 per share.

        4.The Chief Technical Officer of the Company, Mr. Muirhead, entered into an Agreement dated
        August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the
        Company) in cash or restricted common stock under rule 144.  He shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  Mr. Muirhead shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 days of trading from the date of purchase.

        LIMITED LIABILITY OF MANAGEMENT

        ConectiSys Corporation has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and, according to the Colorado Corporations Code, provide that a director shall not be personally liable to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitute: (i) a violation of the criminal law; (ii) a transaction from which the director derived an improper personal benefit; (iii) a circumstance under which the liability provisions for unlawful distributions are applicable; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company previously leased office space from S.W. Carver Corporation, a company owned by
        Robert A. Spigno (Chairman of the Board and CEO of the Company) and Patricia A. Spigno (Secretary and
        Treasurer of the Company). The original lease period was twelve months, renewable annually each April at the option of the lessee. Effective April 1998, the monthly rent was increased from $2,000 to $2,500.
        Lease expense for the ten-month period ended September 30, 1999 was $25,000.00 and for the year ended
        September 30, 2000 was $27,500.00. This office space lease was terminated in September 2000.

        PRINCIPAL SHAREHOLDERS

        As of March 1, 2001, the Company had 25,693,938 outstanding shares of common stock.  Each common share entitles the holder to one vote on any matter submitted to shareholders for approval.  The
        Company has authorized 1,000,000 shares of Class A Preferred Stock, $1.00 par value per share, of which
        140,020 shares currently are issued and outstanding.  Class A Preferred stock has 100 to 1 voting rights.
        Also authorized are 1,000,000 shares of Class B Preferred Stock, $1.00 par value per share.  Class B
        Preferred stock has conversion rights of 10 common stock shares for each share Class B Preferred stock, of which there is no stock outstanding.

        The following table sets forth information, as of the date hereof with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be owner of more than
        5% of the outstanding shares of Common Stock; (ii) each director and officer; and (iii) all officers and directors as a group. Additionally, the table sets for the issued and outstanding shares of Class A Preferred
        Stock.

        Common Stock                                 Before Offering                  After Offering (1)
                                                 Number of      Percentage of       Number of  Percentage of
                                                 Shares         Common Stock        Shares     Common Stock

        Carl Attman                              1,613,739      6.30%               1,613,739     5.26%
        1510 White Ave.
        La Verne, CA 91750

        Security Ownership of Management
        Robert A. Spigno                   *     2,698,701     10.50%               2,698,701     8.79%
        Rodney W. Lighthipe                *       100,000      0.40%                 100,000     0.33%
        Patricia A. Spigno                 *     1,470,838      5.70%               1,470,838     4.79%
        Lawrence P. Muirhead               *       796,796      3.10%                 796,796     2.60%
        Melissa Weger                      *        54,138      0.20%                  54,138     0.18%

        Total Directors and Officers as a whole  5,390,473     21.00%               5,390,473    17.56%

        Class A Preferred Stock                  Number of  Percentage of           Number of  Percentage of
                                                 Shares     Class A Preferred       Shares     Class A Preferred

        Robert A. Spigno                   *     140,020       100%                 140,020      100%

        *   Address: 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355
        (1) Assuming 5,000,000 shares of this Offering are sold.

        SELLING SECURITY HOLDERS

        Simultaneously with this Offering, the Company is registering 3,102,472 shares of Common Stock for certain security holders of 3,102,472 shares of Common Stock with Registration Rights issued in connection with the Company's financing, each of which will be registered upon the effective date of the
        Registration Statement of which this Prospectus is a part of without further action by, or cost to, the holders thereof.

        Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-
        dealers regarding the sale of their securities. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

        The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below:

        Beneficial Ownership

                                  Prior To Offering      Shares        After The Offering(**)
        Beneficial Owner          Number  Percentage   Registered      Number  Percentage

        Paul Davidson(1)          20,000       *           20,000      20,000      *
        Hal Berman(2)              8,000       *            8,000       8,000      *
        Nancy Carter(3)            2,000       *            2,000       2,000      *
        Lennox B. Treat(4)        20,000       *           20,000      20,000      *
        Bob Martyn(5)             10,000       *           10,000      10,000      *
        Daniel Dizayer(6)          5,000       *            5,000       5,000      *
        Maria Gerez(7)             4,800       *            4,800       4,800      *
        Gary Gardner(8)           20,000       *           20,000      20,000      *
        John Callas(9)            83,162       *           83,162      83,162      *
        Joseph Giorgio(10)        68,890       *           68,890      68,890      *
        Pauline Alexander(11)     41,809       *           41,809      41,809      *
        Larry & Nancy Siler(12)  100,000       *          100,000     100,000      *
        Dennis & Marcie Kane(13) 100,000       *          100,000     100,000      *
        Patricia Ladd(14)          8,811       *            8,811       8,811      *
        Greg Mullin(15)           80,000       *           80,000      80,000      *
        George Weger(16)          70,000       *           70,000      70,000      *
        Nate Supnick(17)         100,000       *           100,00     100,000      *
        P&L Trading Co.(18)       60,000       *           60,000      60,000      *
        Whitehores & Co.(19)     250,000       *          250,000     250,000      *
        MMDS Capital Partners(20)200,000       *          200,000     200,000      *
        MMDS Capital, Inc.(21)   100,000       *          100,000     100,000      *
        Phillip Royal(22)        300,000      1.2         300,000     300,000      *
        Dale Credeur(23)         300,000      1.2         300,000     300,000      *
        Coyote Investments(24) 1,050,000      4.1       1,050,000   1,050,000     3.4
              Total            3,102,472     11.6       3,102,472   3,102,642     10.1

        *  Less than 1%.
        ** Assuming all 5,000,000 shares of this Offering are sold.

        (1) Purchased 20,000 shares of restricted common stock on 9-21-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (2) Purchased 8,000 shares of restricted common stock on 8-31-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (3) Purchased 2,000 shares of restricted common stock on 9-21-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (4) Purchased 20,000 shares of restricted common stock on 9-22-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (5) Purchased 10,000 shares of restricted common stock on 9-11-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (6) Purchased 5,000 shares of restricted common stock on 9-20-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (7) Purchased 4,800 shares of restricted common stock on 9-20-00 for $.25 per share pursuant to a
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act.
        (8) Purchased 20,000 shares of restricted common stock on 8-17-00 for $.25 per share pursuant to
        Subscription Agreement exempt from registration under section 4(2) of the 1933 Securities Act
        (9) Received 83,162 shares of restricted common stock for $.60 per share on 3-22-00 pursuant to an election to convert two Convertible Promissory Notes in an aggregate amount of $50,000 issued 3-1-00 during an offering exempt from registration under Rule 506 of Regulation D of the 1933 Securities Act.
        (10) Received 68,890 shares of restricted common stock for $.57 per share on 3-24-00 pursuant to an election to convert two Convertible Promissory Notes in an aggregate amount of $40,000 issued 3-1-00 during an offering exempt from registration under Rule 506 of Regulation D of the 1933 Securities Act.
        (11) Received 41,809 shares of restricted common stock for $.60 per share on 3-24-00 pursuant to an election to convert a Convertible Promissory Note in the amount of $25,000 issued on 2-29-00 during an offering exempt from registration under Rule 506 of Regulation D of the 1933 Securities Act.
        (12) Purchased 100,000 shares of restricted common stock for $.25 per share on 1-28-00 pursuant to a
        Subscription Agreement exempt from registration under Section 4(2) of the 1933 Securities Act.
        (13) Purchased 100,000 shares of restricted common stock for $.25 per share on 1-26-00 pursuant to a
        Subscription Agreement exempt from registration under Section 4(2) of the 1933 Securities Act
        (14) Purchased 8,811 shares of restricted common stock for $.57 per share on 3-3-00 pursuant to a
        Convertible Promissory Note issued during an offering exempt from registration under Rule 506 of
        Regulation D of the 1933 Securities Act.
        (15) Purchased 80,000 shares of restricted common stock for $.25 per share on 6-27-00 pursuant to a
        Subscription Agreement exempt from registration under Section 4(2) of the 1933 Securities Act.
        (16) Purchased 70,000 shares of restricted common stock for $.25 per share on 9-19-00 pursuant to a
        Subscription Agreement exempt from registration under Section 4(2) of the 1933 Securities Act. Mr.
        Weger is the father of Melissa Weger, who currently sits on the Company's Board of Directors and is the
        Company's Corporate Administrator.
        (17) Purchased 100,000 shares of restricted common stock for $.25 per share on 9-27-00 pursuant to a
        Subscription Agreement exempt from registration under Section 4(2) of the 1933 Securities Act.
        (18) Purchased 60,000 shares of restricted common stock for $.25 per share on 8-18-00 pursuant to a
        Subscription Agreement, exempt from registration under Section 4(2) of the 1933 Securities Act.
        (19) Received 100,000 shares of restricted common stock for $.50 per share on 11-22-99 for services rendered; Received 100,000 shares of restricted common stock on 10-10-00 for $.50 per share for services rendered; and Received 50,000 shares of restricted common stock on 11-1-00 for $.50 per share for services rendered, all of which the Company believes are exempt from registration under Section 4(2) of the 1933 Securities Act.
        (20) Received 200,000 shares of restricted common stock for $.25 per share on 1-29-01 pursuant to an election to convert two (2) Convertible Promissory Notes in an aggregate amount of $50,000 issued on
        3-2-00 during an offering exempt from registration under Rule 506 of Regulation D of the 1933 Securities
        Act.
        (21) Received 100,000 shares of restricted common stock for $.25 per share on 1-29-01 pursuant to an election to convert a Convertible Promissory Note in the amount of  $25,000 issued on 3-6-00 during an offering that the Company believes was exempt from registration under Rule 506 of Regulation D of the
        1933 Securities Act.
        (22) Purchased 100,000 shares of restricted common stock for $.25 per share on 1-31-00 and 200,000 shares of restricted common stock for $.25 per share on 5-29-00, both pursuant to Subscription
        Agreements, exempt from registration under Section 4(2) of the 1933 Securities Act.
        (23) Purchased 150,000 shares of restricted common stock for $.25 per share on 7-17-00 pursuant to a
        Subscription Agreement, exempt from registration under Section 4(2) of the 1933 Securities Act
        (24) Coyote Investments is a business consultant to the Company and on 5-1-00 purchased 250,000 shares of restricted common stock for $50,000.00 in cash and $30,000.00 worth of services to the Company. On 7-
        14-00 it converted $200,000.00 in debt financing previously supplied to the Company into equity pursuant to a Convertible Promissory Note at $.25 per share.

        DESCRIPTION OF SECURITIES

        1. The Common Stock

        The Company is authorized to issue 250,000,000 shares of no par value Common Stock.  As of the date of this Offering the Company had 25,693,938 shares of Common Stock issued.

        ConectiSys Corporation's holders of Common Stock are each entitled to cast one vote for each
        Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. There are however 140,020 shares of Class A Preferred Stock, $1.00 par value, outstanding and up to One (1) million shares is authorized that can be issued with super voting rights of 100 to 1 (100 votes for each share of Class A
        Preferred Stock).  (See section on "Market For Common Equity and Related Stockholder Matters",
        specifically "Preferred Stock" below).

        Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities.  The Board of Directors in not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is in profit.

        Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemptions, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-
        assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

        Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.
        The holders of Common Stock will have no conversion, preemptive or other subscription rights.

        As of March 1, 2001, there were over 2500 shareholders of record of the Company's common stock.

        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

        Price Range Of Common Stock

        The Company's Common Stock is listed on the NASDAQ electronic bulletin board under the symbol "CNES".  The following table sets forth the range of high and low sales prices for the Common
        Stock as reported by the NASDAQ electronic bulletin board for each period since 1999 (calendar years):

        Year      Quarter        Close      High       Low
        1999  First Quarter      0.644      0.712      0.589
              Second Quarter     0.434      0.455      0.406
              Third Quarter      0.782      0.833      0.743
              Fourth Quarter     0.688      0.748      0.631

        2000  First Quarter      1.700       1.85      1.619
              Second Quarter     0.746       1.11      0.468
              Third Quarter      0.579      0.624      0.546
              Fourth             0.219      0.251      0.199

        2. The Preferred Stock

        The Company's Board of Directors is currently authorized to issue 50,000,000 shares of Preferred
        Stock; the Board of Directors has authorized the issuance of 1,000,000 shares of Class A Preferred Stock with 100 to 1 voting rights.  At the present time there are 140,020 shares of Class A Preferred Stock issued and outstanding, all of which is owned by the CEO of the Company, Robert A. Spigno.

        Further the Board of Directors has authorized the issuance of 1,000,000 shares of Class B
        Preferred Stock, which is convertible at any time at the rate of 10 shares of Common Stock for each share of Class B Preferred Stock. Such Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock.

        3. Voting Rights

        Holders of the Company's Common Stock are entitled to one vote per Share for each Common
        Share held of record by Company shareholders. Class A Preferred stockholders are entitled to 100 votes per Share for each share of Class A Preferred Stock.

        4. Dividend Policy

        The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  As the Company obtains the projected profits, substantial dividends may be delivered to the shareholders of record.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

        5. Shares Eligible For Future Sale

        Prior to this Offering, 25,693,938 shares of Common Stock were outstanding. Upon completion of the offering, the Company could have as many as outstanding 45,693,938 shares of Common Stock. All of the shares of Common Stock sold in this Offering will be freely tradeable without restriction or limitation under the Securities Act, except any shares purchased by any of the Company's "affiliates," as the term is defined under the Securities Act. Of the remaining 25,693,938 shares, approximately 8,300,000 will be "restricted"
        shares within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The Restricted
        Shares outstanding on the date hereof were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold if they are registered under the Securities Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Securities Act, is available.

        Additionally, the Company is registering up to 56,000,000 additional shares of common stock that may be issued under the Private Equity Line of Credit Agreement ("PELC") with various individual Investors. All of the shares of
        Common Stock sold under the PELC Agreement would be freely tradeable without restriction or limitation.

        Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for a minimum of one year or more, may sell in
        "brokers' transactions" every three months the greater of: (a) an amount equal to one percent of the
        Company's outstanding shares (45,693,938 after giving effect to the Offering) or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. A Form 144 must also be filed with SEC notifying that agency of the shares being sold pursuant to
        Rule 144. Persons who are not affiliates of the Company may sell shares beneficially owned for at least two years at the time of the proposed sale without regard to volume or manner of sale restrictions.

        The Company has options outstanding to purchase 3,759,959 shares of restricted stock and
        1,000,000 shares of Class B Preferred Stock, which is convertible at a rate of 10 to 1 into restricted
        Common Stock or 10,000,000 shares of restricted Common Stock. The Company has a total of 13,759,959 in Options for restricted common stock including the Options for Class B Preferred Stock.

        The Company has 1,516,305 warrants to purchase one (1) share of restricted Common Stock each at $2.00 per share; 506,500 are exercisable until November 1, 2001, 446,305 are exercisable until
        September 1, 2002 and the remainder 563,500 are exercisable until March 1, 2003.

        The Company has 100,000 shares of common stock options to various Consultants at a 15%
        discount from the market price that are exercisable until September 1, 2001.

        The Company has 1,000,000 shares of Class B Preferred Stock Options to purchase one (1) share of Class B Preferred Stock, which is convertible to ten (10) shares of restricted Common Stock, at a price of $5.00 per share of Class B Preferred Stock or if converted $.50 per share of restricted common stock;
        These Options are exercisable until November 1, 2001.

        The Company has 9,980 shares of Class A Preferred Stock Options to purchase one (1) share of
        Class A Preferred Stock, at a price of $1.00 per share; These Options are exercisable until December 1,
        2001 and are vested with the Company's CEO, Robert A. Spigno.

        The Company has an additional 2,143,654 options to purchase one (1) share of restricted Common
        Stock held by various Directors and Officers of the Company as indicated below:

        Common Stock *           No. Options   Exercise Price   Expiration Date
        Robert A. Spigno           1,443,654       $.3864          12/2/05
        Rodney W. Lighthipe          100,000       $.38            3/11/02
        Patricia Spigno              500,000       $.38            12/2/05
        Melissa Weger                100,000       $.38           12/31/02

        Class A Preferred Stock
                                 No. Options   Exercise Price   Expiration Date
        Robert A. Spigno               9,980      $1.00            12/2/01

        * The table excludes a contingent issuance to the Company's Chief Technical Officer, Lawrence Muirhead, of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

        Transfer Agent

        The transfer agent for the Common Stock is Signature Stock Transfer, Addison, Texas.

        PLAN OF DISTRIBUTION

        The Company is offering 5,000,000 shares of Common Stock on a best effort, no minimum basis.  The Company without the utilization of any underwriter, investment banker, or broker-dealer will manage the Offering, except as described below.

        The Company may enter into agreements with securities broker-dealers who are members of the
        National Association of Securities Dealers, Inc. ("NASD"), whereby these broker-dealers will be involved in the sale of the Common Stock and will be paid a commission by the Company of up to ten percent (10%)
        of the offering price of the Common Stock sold by them, plus an additional unaccountable expense of three percent (3%) of the offering price of the Common Stock sold by them, as agreed to between the Company and the broker.

        The Common Stock will be offered and sold by officers, directors, and employees of the
        Company, who will receive no sales commissions or other compensation in connection with the Offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with such activities.  However, these persons will receive compensation as per their normal relationship with the
        Company.  Certain consultants of the Company may be compensated for their efforts in assisting the
        Company identify and/or locate potential investors interested in investing in the Offering.  These consultants would not be considered employees, and may be entitled to receive compensation as per a
        "finder" as defined in the United States securities laws.

        Private Equity Line of Credit Agreement  ("PELC Agreement")

        On February 1, 2001, the Company entered into a Private Equity Line of Credit Agreement ("PELC
        Agreement") with a group of private investors ("Investors") to provide financing to the Company in an aggregate amount of $15.0 million through the issuance of one year Convertible Promissory Notes
        ("Notes") bearing interest at a rate of 8% per year for thirty-six (36) months. The Notes are convertible at any time to the Company's Common Stock. The Notes may not be prepaid without the Investors' consent.
        The PELC Agreement entitles the Company to borrow funds, referred to as a  "Put", each month in an amount up to a maximum of $750,000. This amount is limited by the Company's common stock's trading volume during the previous month, and a minimum period of time must elapse between each Put. In order to invoke a Put, the Company must have an effective registration statement on file with the SEC registering the resale of the common shares, which may be issued as a consequence of the invocation of a Put. The amount of the Put may not exceed ten percent (10%) of the daily volume weighted average price of the common stock for the thirty calendar days prior to but not including the Put date, multiplied by the reported daily trading volume of the common stock for each such day. The Investor shall receive within seven (7)
        days of the Put notice date a Note for the Put amount. There must be at least 30 days between each Put. The
        Investors may at any time during the one (1) year elect to convert money owing under the Notes issued pursuant to Puts made by the Company, to common stock. The conversion price is 84% of the average of the three (3) lowest closing prices of the common stock during the ten (10) days immediately preceding the conversion date ("valuation period"). The Company is registering 50,000,000 shares of Common Stock in anticipation of the invocation of Puts and possibly conversion of the Notes issued in conjunction with those anticipated Puts.

        Warrants - The investors are also entitled to purchase common stock from the Company through
        Warrants. The investors have the right to purchase up a maximum of $1.8 million in common stock. The exercise price of the Warrants shall be equal to 120% of the average price of the stock for the previous five
        (5) days of trading from the date of issuance.  The Investors are limited to 12% of the actual funding received by the Company through the use of Puts. The Warrants are exercisable for four (4) years from the date of issuance. The Company is also registering an additional 6,000,000 shares of Common Stock in anticipation of the exercise the Investors' Warrants.

        Limitations And Conditions Precedent To A Put - The Company must cancel a particular Put if the Company discovers an undisclosed material fact relevant to PELC Agreement; the registration statement registering of the common shares becomes ineffective; or shares are delisted from the then primary exchange.

        Ten Percent (10%) Limitation - The Company can not request a Put from the Investors if the number of potential shares of common stock of the corresponding Convertible Promissory Note, if converted by the Investors, would exceed the number of shares that, when aggregated with all other shares of common stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.9%
        of all of such Common Stock of the Company, as determined in accordance with Section 16 of the Securities Exchange
        Act of 1934 and the regulations promulgated thereunder.

        Shareholder Approval - The Company may issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then it must get shareholder approval to issue more than 20% of our outstanding shares. Since it is currently a bulletin board company, it does not need shareholder approval.

        Right Of Indemnification - The Company is obligated to indemnify the Investors from all liability and losses resulting from any misrepresentations or breaches the Company makes in connection with the
        PELC Agreement, other related agreements, or the registration statement.

        Fees - The Company also has to pay a Finders Fee of ten (10) percent of the amount of cash proceeds of each Put to the Investors. This 10% fee also applies to all cash proceeds from the exercise of any Warrants by the Investors. Additionally, the Company has to pay a legal fee of  $7,000.00 during the each of the first two Puts requested by the Company. The Company paid $7,000.00 at the signing of the
        PELC Agreement.

        Simultaneously with this Offering, the Company is registering 3,102,472 shares of Common Stock for certain security holders of 3,102,472 shares of Common Stock with Registration Rights issued in connection with the Company's bridge financing, each of which will be registered upon the effective date of the Registration Statement of which this Prospectus is a part of without further action by, or cost to, the holders thereof.

        Shares registered herein for the benefit of Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The
        Selling Securityholders may sell the shares being registered hereby on the Electronic Over-The-Counter
        Bulletin Board, or otherwise, at prices and under terms then prevailing, at prices related to the then current market price, or at negotiated prices. Registration of the shares does not necessarily mean that the Selling
        Securityholders will offer any of the shares. Shares may be sold by one or more of the following means of distribution: (1) block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction or purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus; (2) over-the-counter distributions in accordance with the rules of the NASD; (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (4) privately negotiated transactions.

        The Selling Securityholders and any persons who participate in the sale of the securities in this registration statement may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions paid or discounts or concessions allowed to any person and any profits received on resale of the securities offered may be deemed to be underwriting compensation under the Securities Act. The
        Company will not receive any of the proceeds from the sale of shares by the Selling Securityholders. The
        Company will bear all expenses of the registration, except that the Selling Securityholders will pay all underwriting commissions, brokerage fees and transfer taxes as well as fees of their counsel. In effecting sales, brokers, dealers or agents engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act.

        LEGAL PROCEEDINGS

        The Company currently has no material litigation pending at the time of this Offering and does not anticipate any litigation in the near future. Past material litigation consists of the following:

        In 1997 the case of the United States Securities and Exchange Commission v. Smith, Benton &
        Hughes et. al., Civil Case number 96-4146 (MRP)  was amended by the Plaintiffs to add ConectiSys
        Corporation as a defendant. The case alleged that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the Company.  The court, having conducted a trial of this matter without jury and found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section
        5(a), 5(c), and 17(a).  Conectisys was not found to have violated section 10(b), 10(b-5), or 15(c).  The
        Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999 the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the SEC. The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that the Company would not in the future violate sections 5(a), 5(c), 17(a) d, 10(b),
        10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of
        $175,000.00.

        EXPERTS
        Legal Matters

        The validity of the securities being offered hereby will be passed upon for the Company by Mr.
        Arnold Y. Steinberg, P.C., 1420 Center Avenue, Suite 1711, Pittsburgh, PA 15219.

        Accounting

        The consolidated financial statements of the Company and its subsidiaries for the fiscal years ending November 30, 1998, September 30, 1999 and 2000 have been audited by Hurley  & Co., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration
        Statement, and are included in reliance upon such reports given upon the authority of such firm experts in accounting and auditing.

        Changes In Registrant's Certifying Accountant

        ConectiSys engaged Hurley & Company as its auditors on August 4, 1999 and ConectiSys dismissed BDO Seidman, LLP as the Company's auditor.

        During the two years the Company's financials were audited by BDO Seidman, LLP, they did not contain any adverse opinion, disclaimer of opinion, or qualified or modified as to uncertainty, audit scope or accounting principles by BDO Seidman, LLP. However, the opinion was qualified with a going concern explanatory paragraph.

        BDO Seidman, LLP and the Company have never had a dispute or disagreement over (1) internal financial controls necessary for reliable financial statements;  (2) the Company's management's representations; (3) scope of the audits; or  (4) previously issued audit or financial reports.

        BDO Seidman, LLP was the only auditor used during their engagement with the Company and there are no issues, disputes or other matters outstanding between the Company and BDO Seidman.

        ADDITIONAL INFORMATION

        The Company filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about the Company and shares that are offered in this prospectus, refer to the registration statement and its exhibits. The Company currently files annual and quarterly reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street,
        N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center,
        Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois
        60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at
        Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
        Additionally the Company is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a
        Web site at www.sec.gov or at www.freedgar.com that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

        FINANCIAL STATEMENT

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
        SEPTEMBER 30, 2000

                                                                   Page No.

        INDEPENDENT AUDITORS' REPORT                                  1-2

        CONSOLIDATED FINANCIAL STATEMENTS

        Consolidated Balance Sheet                                    3-4

        Consolidated Statements of Operations                           5

        Consolidated Statements of Changes in
         Shareholders' Equity (Deficit)                              6-10

        Consolidated Statements of Cash Flows                       11-13

        Notes to Consolidated Financial Statements                  14-38

        INDEPENDENT AUDITORS' REPORT

        Board of Directors
        Conectisys Corporation and Subsidiaries
        Valencia, California

        We have audited the accompanying consolidated balance sheet of Conectisys Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2000, and the related consolidated statements of operations, changes in shareholders' equity
        (deficit), and cash flows for the year ended September 30, 2000, the ten month period beginning December 1, 1998 and ending September 30, 1999, and the cumulative period
        From December 1, 1990 (inception of development stage) through September 30, 2000, except that the financial statements as of and for the period ended November 30, 1997 were audited by other auditors, whose report dated March 6, 1998 has been furnished to us, expressing a going concern uncertainty.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards.
        Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conectisys Corporation and Subsidiaries as of September 30, 2000, and the results of their operations and their cash flows for the year ended September 30, 2000, the ten month period beginning
        December 1, 1998 and ending September 30, 1999, and the cumulative period from December
        1, 1990 (inception of development stage) through September 30, 2000, in conformity with generally accepted accounting principles.

        The accompanying consolidated financial statements have been prepared assuming that the
        Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30, 2000.  These matters raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        Hurley & Company

        Granada Hills, California
        December 19, 2000

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET
        September 30, 2000

        ASSETS

        Current assets:
        Cash and cash equivalents                            $    33,688
             Prepaid expenses and deposits                       158,546
                                                             -----------
        Total current assets                                     192,234

        Property and equipment, net of
             accumulated depreciation of
             $220,987                                             93,304

        Other assets:
        License rights and technology, net of
          accumulated amortization of
               $421,478                                              -
                                                             -----------

                  Total assets                               $   285,538
                                                             ===========

        LIABILITIES AND SHAREHOLDERS' DEFICIT

        Current liabilities:
          Accounts payable                                   $     97,827
          Accrued compensation                                    438,647
          Due to officer                                           75,000
          Other current liabilities                               152,995
          Notes payable and
            current portion of long-term debt                     315,937
                                                             ------------
        Total current liabilities                               1,080,406

        Long-term debt, net of current portion                     75,000

        Commitments and contingencies                                 -

        SHAREHOLDERS' DEFICIT:

        Preferred stock - Class A, $1.00 par value;
          1,000,000 shares authorized, 140,020
          shares issued and outstanding                           140,020
        Convertible preferred stock - Class B,
          $1.00 par value; 1,000,000 shares
          authorized, -0- shares issued and outstanding               -
        Common stock, no par value; 250,000,000
          shares authorized, 23,527,738
          shares issued and outstanding                        16,187,421
        Stock options exercisable, convertible preferred
          stock - Class B, 1,000,000 stock options
          issued and outstanding, common stock -
          3,207,154 stock options issued and outstanding          999,775
        Stock subscriptions receivable (61,800 common shares)     (15,450)
        Deficit accumulated during the development stage      (18,181,634)
                                                             ------------
        Total shareholders' deficit                              (869,868)
                                                             ------------
        Total liabilities and
         shareholders' deficit                               $    285,538
                                                             ============

        The accompanying notes are an integral part of these consolidated financial statements.

        CONSOLIDATED STATEMENTS OF OPERATIONS

        For the Year Ended September 30, 2000,
        the Ten Month Period Beginning December 1, 1998 and Ending
        September 30, 1999, and the Cumulative Period
        From December 1, 1990 (Inception) Through September 30, 2000

                                       Year      Ten Months    Dec. 1, 1990
                                      Ended         Ended       (Inception)
                                  September 30, September 30,     Through
                                       2000          1999     Sept. 30, 2000
                                   -----------   -----------  --------------
        Net revenues               $       -     $    25,655    $    517,460

        Cost of sales                  110,466        94,434         529,791
                                   -----------   -----------  --------------
        Gross loss                    (110,466)      (68,779)        (12,331)

        Operating expenses:
         General and administrative  3,387,331       928,186      13,345,823
         Bad debt expense                  -             -         1,680,522
                                   -----------   -----------  --------------
        Loss from operations        (3,497,797)     (996,965)    (15,038,676)

        Other income (expense):
         Settled damages                   -          25,000          25,000
         Other income                   12,072           -            12,072
         Interest income                     3           227         102,918
         Interest expense              (91,188)      (68,960)       (967,845)
         Write-off of
          intangible assets                -        (283,133)     (1,299,861)
         Minority interest                 -             -            62,500
                                   -----------   -----------  --------------
        Net loss                   $(3,576,910)  $(1,323,831) $  (17,103,892)
                                   ===========   ===========  ==============

        Weighted average number
         of shares outstanding -
         basic and diluted          17,948,218    12,244,646

        Net loss per share -
         basic and diluted         $     (.20)  $      (.11)
                                   ===========   ===========

        The accompanying notes are an integral part of these consolidated financial statements.

        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

        For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                                            Common          Deficit
                                                                                             and            Accumulated   Total
                                           Preferred Stock          Common Stock        Pref. B     Stock   During the  Shareholders'
                                              Class A             No Par Value        Stock     Subscript.  Development   Equity
                                          Shares    Value      Shares       Value    Options    Receivable    Stage      (Deficit)
                                        --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Balance,
         December 1, 1990
        (re-entry
          development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -    $ (1,042,140)  $    -

        Shares issued in exchange for:
         Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
         Capital contribution,
          May 31, 1993                       -          -        2,000         515        -          -            -           515
         Services, March 26, 1993            -          -        2,000         500        -          -            -           500
         Services, March 26, 1993            -          -        1,200         600        -          -            -           600
        Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                                       --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
        Balance,
         November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

        Shares issued in exchange for:
         Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
         Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
         Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
         Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
         Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
         Cash, September and October,
          1994                               -          -        1,320      33,000        -          -            -        33,000
        Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                                       --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
        Balance,
         November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226

                                                                                   Common                  Deficit
                                                                                     and                 Accumulated       Total
                                          Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                             Class A           No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares issued in exchange for:
         Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
         Debt repayment, February 13,
          1995                               -          -        2,040     408,000        -          -            -       408,000
         Debt repayment, February 20,
          1995                               -          -        4,778     477,810        -          -            -       477,810
         Acquisition of assets, CIPI
          February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
         Acquisition of assets, April 5,
          1995                               -          -       15,000         -          -          -            -           -
         Cash and services, April and
          May 1995                           -          -       16,000     800,000        -          -            -       800,000
         Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
         Acquisition of assets and
          services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
         Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
         Acquisition of assets,
          September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
         Return of assets, CIPI
          September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
        Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                                       ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
        Balance,
         November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

        Shares issued in exchange for:
         Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
         Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
         Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
         Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000

                                                                                   Common                  Deficit
                                                                                     and                 Accumulated       Total
                                          Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                             Class A           No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares returned and canceled,
          March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
         Services, April, 1996               -          -           13       2,069        -          -            -         2,069
         Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
         Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
         Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
        Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                                       --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
        Balance,
         November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

        Shares issued in exchange for:
         Services, March, 1997               -          -          228       6,879        -          -            -         6,879
         Services, April, 1997               -          -          800      13,120        -          -            -        13,120
         Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
         Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
         Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
        Adjustment for partial shares due
         to reverse stock split (1:20)       -          -          113         -          -          -            -           -
         Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
         Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
         Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
         Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
        Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                                       --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
        Balance,
         November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869

                                                                                   Common                  Deficit
                                                                                     and                 Accumulated       Total
                                          Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                             Class A           No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares issued in exchange for:
         Services, December, 1997
          through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
         Debt repayment, April, 1998
          through September, 1998            -          -      250,000     129,960        -          -            -       129,960
         Cash, January, 1998 through
          July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
         Acquisition of assets,
          July, 1998                         -          -      300,000     421,478        -          -            -       421,478
         Acquisition of remaining 20%
          minority interest in
          subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
         Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
        Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                                       --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
        Balance,
         November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

        Shares issued in exchange for:
         Shares returned and canceled,
          December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
         Services, December, 1998
          through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
         Cash, December, 1998
          through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
         Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
        Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                                       --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
        Balance,
         September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)

                                                                                    Common                  Deficit
                                                                                      and                 Accumulated       Total
                                          Preferred Stock       Common Stock        Pref. B      Stock     During the   Shareholders'
                                             Class A            No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value      Shares       Value    Options  Receivable     Stage       (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares re-acquired and
          canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
        Shares issued in exchange for:
         Services, October, 1999 through
          September, 2000, valued from
          $0.25 to $0.80 per share           -          -     2,405,469     990,949       -          -            -       990,949
         Retainers, debt and accrued
          liabilities, October, 1999
          through September, 2000, valued
          from $0.25 to $1.57 per share      -          -     2,799,579   1,171,638       -          -            -     1,171,638
         Cash, October, 1999 through
          September, 2000, with subscription
          prices ranging from $0.25 to
          $0.66 per share                    -          -     2,295,482     839,425       -      (15,450)         -       823,975
        Reduction of exercise prices
          on officer and employee common
          stock options, March, 2000, to
          $0.38 and approximately $0.39
          per share                          -          -          -           -    1,113,610        -                  1,113,610
        Exercise of officer stock
          options, May, 2000, with
          common stock strike prices
          ranging from $0.15 to approx.
          $0.39 per share, in exchange
          for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
        Issuance of consultant stock
          options, September, 2000, with
          floating exercise prices
          set at 15% below current market    -          -          -           -       43,900        -            -        43,900
          Net loss for the year              -          -          -           -          -          -     (3,576,910) (3,576,910)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Balance,
         September 30, 2000              140,020 $  140,020 23,527,738 $16,187,421 $  999,775 $  (15,450)$(18,181,634)$(869,868)
                                       ========= ========== ========== =========== ========== ========== ============ ===========
        The accompanying notes are an integral part of these consolidated financial statements.

        CONSOLIDATED STATEMENTS OF CASH FLOWS

        For the Year Ended September 30, 2000,
        the Ten Month Period Beginning December 1, 1998 and Ending
        September 30, 1999, and the Cumulative Period
        From December 1, 1990 (Inception) Through September 30, 2000

                                        Year     Ten Months      Dec. 1, 1990
                                        Ended       Ended         (Inception)
                                   September 30, September 30,       Through
                                        2000         1999        Sept. 30, 2000
                                    -----------  ------------    -------------
        Cash flows from operating
         activities:
          Net loss                  $(3,576,910) $ (1,323,831)    $(17,103,892)

        Adjustments to reconcile
         net loss to net cash used
         in operating activities:
          Stock issued for services   2,136,459      (315,082)       6,283,837
          Stock issued for interest         -             -            535,591
          Provision for bad debt
           write-offs                       -             -          1,422,401
          Minority interest                 -             -            (62,500)
          Settled damages                   -         (25,000)         (25,000)
          Write-off of intangible
            assets                          -         283,133        1,299,861
          Depreciation and
            amortization                 86,701       121,413        1,610,588
          Changes in:
           Accounts receivable              -             -             (4,201)
           Accrued interest
            receivable                      -             -            (95,700)
           Prepaid exp. and deposits    (18,000)       (7,000)         (25,000)
           Accounts payable             (16,305)      (13,096)         246,036
           Accrued compensation         286,835       478,440        1,236,740
           Due to officer               154,683       555,193          709,876
           Other current liabilities     12,676       161,088          371,566
                                    -----------  ------------    -------------
             Total adjustments        2,643,049     1,239,089       13,504,095
                                    -----------  ------------    -------------
            Net cash used in
              operating activities     (933,861)      (84,742)      (3,599,797)
                                     -----------  ------------    -------------

                                        Year      Ten Months      Dec. 1, 1990
                                       Ended        Ended          (Inception)
                                   September 30, September 30,        Through
                                        2000         1999        Sept. 30, 2000
                                    -----------  ------------    -------------
        Cash flows from investing
         activities:
          Issuance of
           notes receivable         $       -    $        -      $  (1,322,500)
          Costs of license rights
           and technology                   -             -            (94,057)
          Purchase of equipment         (44,933)      (12,255)        (181,109)
                                    -----------   -----------    -------------
        Net cash used in
         investing activities           (44,933)      (12,255)      (1,597,666)
                                     -----------   -----------    -------------
        Cash flows from financing
         activities:
          Common stock issuance         823,975       129,537        2,953,385
          Preferred stock issuance          -             -             16,345
          Proceeds from debt, other     182,000           -          1,852,691
          Proceeds from debt, related       -             -            206,544
          Proceeds from stock purchase      -             -            281,250
          Payments on debt, other       (20,497)      (11,270)         (46,407)
          Payments on debt, related         -             -            (53,172)
          Decrease in stock
           subscription receivable          -             -             20,000
          Contributed capital               -             -                515
                                    -----------   -----------    -------------
        Net cash provided by
          financing activities          985,478       118,267        5,231,151
                                    -----------   -----------    -------------
        Net increase in
          cash and cash equivalents       6,684        21,270           33,688

        Cash and cash equivalents
          at beginning of period         27,004         5,734              -
                                   ------------   -----------    -------------
        Cash and cash equivalents
          at end of period         $     33,688   $    27,004    $      33,688
                                   ============   ===========    =============

                                        Year      Ten Months      Dec. 1, 1990
                                       Ended        Ended          (Inception)
                                   September 30, September 30,        Through
                                       2000         1999        Sept. 30, 2000
                                    -----------   -----------    -------------
        Supplemental disclosures of
          cash flow information:

          Cash paid for interest    $    45,020   $        92    $     175,937
                                    ===========   ===========    =============

          Cash paid for income taxes$     1,600   $       -      $       3,250
                                     ===========   ===========    =============

        Non-cash investing and financing activities:

          Common stock issued
           in exchange for:
            Note receivable         $       -     $       -      $     281,250
            Prepaid expenses        $   133,546   $       -      $     133,546
            Property and equipment  $       -     $       -      $     130,931
            Licenses and technology $       -     $       -      $   2,191,478
            Acquisition of remaining
             minority interest in
             subsidiary             $       -     $       -      $      59,247
            Repayment of debt and
             interest               $ 1,548,064   $   197,500    $   3,352,859
            Services and interest   $       -     $       -      $   4,949,192
          Preferred stock issued
           in exchange for:
            Services                $       -     $       -      $      60,000
            Repayment of debt       $    20,000   $    39,520    $      59,520
          Preferred stock options
           issued in exchange for:
            Repayment of debt       $       -     $   100,000    $     100,000

        The accompanying notes are an integral part of these consolidated financial statements.

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        September 30, 2000

        Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization

        Conectisys Corporation (the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

        In September 1995, the Company acquired 80% of the outstanding stock of TechniLink, Inc., a California corporation, and 80% of the outstanding stock of PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 10,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  At the date of acquisition, both PrimeLink and TechniLink are start-up companies with no material operating activity.

        The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of 35,000 shares of common stock and assumed a loan of
        $400,000 to acquire the licenses and the Corporations.  The only major asset acquired from PrimeLink and TechniLink was the license and technology.  The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

        TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.
        PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.  This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

        On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

        On July 22, 1998, the Company acquired the remaining 20% interest in TechniLink, Inc. for 50,000 shares of the Company's common stock valued at $59,247.

        On January 11, 2000, a new Nevada corporation, eEnergyServices.com,
        Inc., was formed, which has no net assets and which has not, as yet, commenced operations.  PrimeLink, Inc. and TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to Conectisys Corporation.  PrimeLink, Inc. will do its future business in California as United Telemetry Company.

        Basis of presentation and going concern uncertainty

        The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries
        TechniLink, Inc. and United Telemetry Company, Inc., and its 80% owned subsidiary PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.  Certain prior period balances in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

        The Company returned to the development stage in accordance with SFAS No.
        7 on December 1, 1990 and during the fiscal year ended November 30, 1995.
        The Company has completed two mergers and is in the process of developing its technology and product lines.

        As of September 30, 2000, the Company had a deficiency in working capital of approximately $890,000, and had incurred continual net losses since its return to the development stage ($2.2 million in 1996, $2.7 million in 1997,
        $4.9 million in 1998,  $1.3 million in 1999 (ten months), and $3.6 million in 2000, which raise substantial doubt about the Company's ability to continue as a going concern.

        Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued officer advances to assist in providing the Company with the liquidity necessary to retire its outstanding debt and meet operating expenses (See Notes 14(a) and 14(b)).  In the longer term, the Company plans to achieve profitability through the operations of its subsidiaries.  The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

        Use of estimates

        The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

         Fair value of financial instruments

        Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
        Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments.  The following summary presents a description of the methodologies and assumptions used to determine such amounts.
        Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

        Since the fair value is estimated at September 30, 2000, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.
        The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.  Accounts payable, accrued compensation, due to officer, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

         Fiscal year

        Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

         Research and development costs

        The Company has been engaged in researching, engineering, and developing its HNet technologies since August 1995, and has recently begun deployment of a pilot project, which did not generate any revenue during the past fiscal year.  Although still a development stage company, the Company plans to engage large-scale cost reduction runs for the production and subsequent sale of the HNet System in 2001.

         Cash and cash equivalents

        Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

         Property and equipment

        Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

         Licensing agreements

        The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.  During the year ended November 30, 1998, the
        Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market it.  Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133.
        The balance was fully amortized at September 30, 2000.

        Technology

        Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years.
        At September 30, 2000, no deferred technology costs were recognized.

        Impairment of long-lived assets

                Statement of Financial Accounting Standards No. 121, "Accounting
        for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" (SFAS No. 121) issued by the Financial Accounting
        Standards Board (FASB) has been effective for financial
        statements for fiscal years beginning after December 15, 1995.
        The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The
        Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November
        30, 1998, as a consequence of persistent competitive pressure.
        The expense incurred was $632,257.

        Accounting for stock-based compensation

        Statement of Financial Accounting Standards No. 123, "Accounting
        for Stock-based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The
        Company adopted this accounting standard on January 1, 1996.
        SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.
        The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting
        Principles Board Opinion No. 25, "Accounting for Stock Issued
        to Employees."  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

        Stock issued for non-cash consideration

        Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

        Income taxes

        The Company files a consolidated income tax return.  The
        Company has adopted Statement of Financial Accounting Standards
        ("SFAS") No. 109, which requires the Company to recognize
        deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the
        Company's consolidated financial statements or tax returns.
        Under this method, deferred tax liabilities and assets are determined based on the difference between the financial
        statement carrying amounts and tax basis of assets using
        the enacted rates in effect in the years in which the
        differences are expected to reverse.  The Company has
        recognized a valuation allowance covering 100% of the net
        deferred tax assets (primarily tax benefits from net
        operating loss carryforwards), because it is more likely
        than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

        Net loss per common share - basic and diluted

        Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares
        outstanding for the periods presented.  Common equivalent
        shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are
        not included since their effect would be anti-dilutive.

        Recent accounting pronouncements

        Statement of Financial Accounting Standard No. 130, "Reporting
        Comprehensive Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The adoption of SFAS No. 130 did not have a material effect on the
        Company's financial position or its results of operations.
        Statement of Financial Accounting Standard No. 131,
        "Disclosure About Segments of an Enterprise and Related
        Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after
        December 15, 1997.  SFAS No. 131 requires that public
        companies report certain information about operating segments, products, services and geographical areas in which they
        operate and their major customers.  Adoption of SFAS No.
        131 did not have an effect on the Company's financial
        position or its results of operations; however, additional disclosures may have to be made in the future relating to
        the above items.

        Statement of Financial Accounting Standard No. 132,
        "Employers' Disclosures about Pensions and Other
        Postretirement Benefits," SFAS No. 132) issued by the
        FASB is also effective for financial statements with
        fiscal years beginning after December 15, 1997.  It
        revises employers' disclosure requirements for pensions
        and other postretirement benefits and eliminates certain
        disclosures that are no longer as useful as they were
        when SFAS No. 87, SFAS No. 88, and SFAS No. 106 were
        issued.  Adoption of SFAS No. 132 did not have an effect
        on the Company's financial position or
        results of operations.

        New accounting pronouncements

        The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will)
        materially affect the Company: SFAS No. 133, "Accounting
        for Derivative Instruments and Hedging Activities (effective for years beginning after June 15, 2000)," SFAS No. 134,
        "Accounting for Mortgage-Backed Securities Retained after
        the Securitization of Mortgage Loans Held for Sale by a
        Mortgage Banking Enterprise - an amendment of SFAS No. 65
        (effective for fiscal quarters beginning after December 15,
        1998)," SFAS No. 135, "Rescission of SFAS No. 75 and Technical
        Corrections (effective for fiscal years ending after December
        15, 1999)," SFAS No. 136, "Transfer of Assets to a Not-for-Profit
        Organization or Charitable Trust That Raises Contributions for
        Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137,
        "Accounting for Derivative Instruments and Hedging Activities -
        Deferral of the Effective Date of SFAS No. 133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138,
        "Accounting for Certain Derivative Instruments and Certain
        Hedging Activities - an amendment of SFAS No. 133 (effective for years beginning after June 15, 2000)," SFAS No. 139,
        "Rescission of SFAS No. 53 and amendments to SFAS No. 63,
        89, and 121 (effective for fiscal years beginning after
        December 15, 2000)," and SFAS No. 140, "Accounting for
        Transfers and Servicing of Financial Assets and Extinguishments
        of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December
        15, 2000)."

        NOTE 2.    RELATED PARTY TRANSACTIONS

        Until recently, the Company leased office space in Agua Dulce,
        California from S.W. Carver Corporation, a company owned by a major shareholder of the Company.  The lease was for a period of one year, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Rent expense for the year ended September 30, 2000 and the ten-month period ended September 30, 1999 was $27,500 and $25,000, respectively.

        NOTE 3.    PREPAID EXPENSES AND DEPOSITS

        During the year ended September 30, 2000, the Company issued
        462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total
        prepaid expense balance at September 30, 2000 to $158,546.

        NOTE 4.    PROPERTY AND EQUIPMENT

        Property and equipment at September 30, 2000 consisted of the following:

        Office equipment                                 $   262,320
        Furniture and fixtures                                16,609
        Vehicles                                              35,362
                                                         -----------
        Total cost                                           314,291
        Accumulated depreciation                            (220,987)
                                                         -----------
        Net book value                                   $    93,304
                                                         ===========

        NOTE 5.    LICENSE RIGHTS AND TECHNOLOGY

        License rights and technology at September 30, 2000 consisted of the following:

              License rights                             $   421,478
              Accumulated amortization                      (421,478)
                                                          -----------
                Net book value                             $       -
                                                          ===========

        NOTE 6.    DUE TO OFFICER

            During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At
            September 30, 1999, $197,500 of these advances were exchanged for the assumption of a promissory note to S.W. Carver, due on demand
            (and in no event later than October 1, 2000) at an annual interest rate of 10%, and another $287,020 of these advances were exchanged for equity.  Also at September 30, 1999, $62,522 in accrued compensation was transferred to the officer advance account, resulting in a balance of $133,195 at that date.  This balance was converted into a promissory note due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%.

        During the first half of the year ended September 30, 2000, the
        Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to
        $21,766 through May 22, 2000 (including $10,583 on the S.W. Carver note), at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of 2,056,346 common stock options and
        20,000 Preferred Class A stock options.  The total exercise price for these stock options was $509,972.  The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During August and September 2000, the Company's
        CEO advanced the Company another $75,000, which remained unpaid through year-end.  See Note 14(a).

        NOTE 7.    NOTES PAYABLE

        Notes payable at September 30, 2000 consisted of the following:

              Note payable to Devon Investment Advisors,
              unsecured, due on demand, interest payable
              at an annual rate of 10%                      $ 241,824

             Note payable to Black Dog Ranch LLC,
              unsecured, semi-monthly payments of $2,500,
              including interest at an annual rate
              of 18%, with remaining balance due and
              payable on June 1, 2001                          74,113

                Note payable to Deauville (now MMDS)
              Capital Partners, unsecured,
              convertible into common stock at
              $1.00 per share through March 6, 2002,
              at which time interest at an annual
              rate of 10% begins to accrue                     75,000
                                                            ---------
                Total notes payable                           390,937
                Current portion                              (315,937)
                                                            ---------
                Long-term portion                           $  75,000
                                                            =========

        The maturity of long-term debt at September 30, 2000 was as follows:

                Year ended September 30,:      2001         $ 315,937
                                            Thereafter         75,000
                                                            ---------
              Total notes payable                           $ 390,937
                                                            =========

        NOTE 8.      SHAREHOLDERS' EQUITY (DEFICIT)

        The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A
        preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.
        One million of the preferred shares are designated as
        Class B preferred shares which have conversion rights
        wherein each share may be converted into ten shares of
        common stock.

        In December, 1998, the Company canceled 1,350,000 shares
        of its common stock previously issued to a consultant and
        valued at $814,536, which were contingent on the
        establishment of a $5,000,000 line of credit (never achieved).

        In December, 1998, the Company issued 750,000 shares of
        its common stock valued at $50,000 to a consultant for
        services rendered.

        In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

        During the months March, 1999 through September, 1999, the
        Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

        In September, 1999, the Company issued 100,000 shares of
        its common stock for consultant fees rendered of $84,644.

        In September, 1999, the Company issued 960,321 shares of
        its common stock to repay related party debt of $197,500.

        In September, 1999, the Company issued a total of 47,481
        shares of its common stock valued at $15,957 as hiring
        bonuses for two employees.

        In September, 1999, the Company issued 260,000 shares of
        its common stock to its president as compensation for
        director fees of $203,493 and also issued him 39,520 of
        its Class A $1.00 par value preferred stock to partially
        repay debt.

        In September, 1999, the Company issued options to purchase
        500,000 shares each (a total of 1,000,000) of its Class B
        convertible preferred stock at a price of $5.00 per share
        in exchange for debt reduction of $50,000 each (a total of
        $100,000) to a note holder and the Company's president.

        In September, 1999, the Company issued options to purchase
        600,000 shares of the Company's common stock (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

        In October, 1999, the Company re-acquired and canceled
        17,500 common shares from the former president of PrimiLink, in return for a $12,000 consulting agreement.

        During the months October, 1999 through March, 2000,
        the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.  In
        conjunction with this issuance and the March through
        September, 1999 issuance noted above, certain shareholders received warrants to purchase 506,500 shares of common stock at $2.00 per share through November 1, 2001.

        During the period October, 1999 through September, 2000,
        the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling $1,051,932.

        In November, 1999, the Company received cash of $66,927 to pay the balance due on an old subscription for 300,000 shares of the Company's common stock.

        In November, 1999 through September, 2000, the Company issued
        240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935)
        in the amount of $130,000.

        In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

        In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283
        canceled shares valued at $10,805) in full settlement of a vendor dispute.

        In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

        In March, 2000, the Company issued 20,000 shares of its common stock for $16,000 in legal services.

        In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

        In March, 2000, the Company issued 135,000 shares of its
        common stock to an officer for $89,042 in cash.

        In March, 2000, the Company adjusted the exercise price on
        2,600,000 common stock options previously issued to two
        officers and an employee, resulting in an increase in
        compensation expense of $1,113,610.

        In April, 2000 through September, 2000, the Company issued
        1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which $15,450 (representing 61,800
        shares) had not yet been collected as of September 30, 2000.

        During April, 2000 through September, 2000, an additional
        242,560 shares of the Company's common stock were issued
        in a private placement totaling $68,087.  In conjunction
        with these and previous issuances, certain shareholders
        received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

        In May, 2000, the Company's CEO exercised 2,056,346 common stock options and 20,000 Class A Preferred stock options
        in exchange for debt and accrued compensation aggregating
        $509,972.  $407,735 was transferred from stock options
        exercisable to common stock as a result of this transaction.

        In June, 2000, a note holder converted $200,000 principal
        value of debt into 800,000 shares of the Company's common
        stock (at $0.25 per share).

        In August and September, 2000, three officers and an
        employee received 539,389 shares of the Company's common
        stock as payment for $229,693 of accrued compensation.

        In September, 2000, old liabilities of $108,020 were
        transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

        In September, 2000, the Company issued 500,000 common
        stock options to a consultant valued at $43,900 (representing a floating exercise price that was 15% below the current
        market price of the Company's common stock).

        NOTE 9.   INCOME TAXES

        Deferred income taxes consisted of the following at September 30, 2000:

              Deferred tax asset,
              benefit of net operating
              loss carryforward   $ 5,000,000
              Valuation allowance  (5,000,000)

              Net deferred taxes  $       -

        The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

        The Company has approximately $12,600,000 in respective
        federal and California net operating loss carryforwards.
        The federal net operating loss carryforwards expire as
        follows: $2,700,000 in the year 2012, $5,300,000 in 2018,
        $1,200,000 in 2019, and $3,400,000 in 2020.  The California
        net operating loss carryforwards expire as follows:
        $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in 2004, and $3,400,000 in 2005.

        NOTE 10. COMMITMENTS AND CONTINGENCIES

        Employment agreements

        The Company has entered into seven employment agreements with key
        Individuals, the terms of the agreements are as follows:

        1)    The former President and CEO of PrimeLink entered into an
              agreement dated September 15, 1995 for a period of three years.
              This agreement, along with his royalty agreement, were mutually terminated.  The separation agreement, as of October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September 30, 2000, $4,000 remained unpaid.

        2)    The former President and CEO of TechniLink entered into an agreement dated September 15, 1995 for a period of three years.
              He is entitled to receive a base salary of $90,000 per year and an annual bonus equal to 15% of the net profits before taxes earned by TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In December, 1998, he resigned from the Company, releasing it from any further bonus and stock option obligations.

        3)    The CEO (now former President) of the Company entered into an agreement dated October 2, 1995 (which was amended September
              1, 1997 and September 1, 1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.
              The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.
              The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to
              purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise.  On March
              27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.  These stock options are fully vested and irrevocable as of the
              commencement of the agreement, except in the event the employee refuses to carry out the reasonable and lawful directions
              of the employer or engages in proven fraud or dishonesty in the performance of his duties, in which case the stock
              options are automatically revoked upon discovery.

        4)    The Acting President of the Company entered into an agreement dated September 11, 2000 for a period of six months through
         March 11, 2001, and he is entitled to receive a base salary
         (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be
         issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to 50% of the average market closing price for the prior 30 trading
         days before the agreement date.  He shall further receive
         performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of
        restricted common stock.  As of September 30, 2000, none
        of these milestones were met.  He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38
        per share.

        5)     The Chief Financial Officer of the Company entered into
        an agreement dated October 2, 1995 (which was amended September
        1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall
        further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to
        500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.  Effective February, 1999, he resigned from the
        Company, releasing it from any further bonus and stock option obligations.

        6)     The Secretary and Treasurer of the Company entered into an
        Agreement dated October 2, 1995 (which was amended September
        1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year.  The employee shall further receive a bonus, paid at year-end,
        equal to 50% of the employee's salary, for continued employment.
        The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the Company's restricted
        common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise.  On
        March 27, 2000, the exercise price was adjusted to a flat
        $0.38 per share, with an expiration date of December 31,
        2004.

        7)    The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144.  The
        employee shall receive a hire-on bonus of $75,000 worth
        of the Company's restricted common stock under rule 144,
        at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as
        above) upon successful completion of specific milestones
        pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common
        stock at a price equal to 60% of the average market value
        at the date of purchase.  As of September 30, 2000, none
        of the aforementioned milestones had been successfully
        completed.

        License agreements

        The Company has entered into license agreements with the former
        Presidents of both PrimeLink and TechniLink.  The license agreements were entered into on September 20, 1995, in connection with the acquisition of PrimeLink and TechniLink (see Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee 12,500 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of TechniLink or
        PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than $1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the
        Company, whereby the President of PrimeLink agreed to forfeit royalty rights and return all shares of the Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

        Litigation

        There have been three recent legal proceedings in which the
        Company has been a party:

        The first case, Securities and Exchange Commission (the "Plaintiff")
        vs. Andrew S. Pitt, Conectisys Corp., Devon Investments Advisors, Inc.,
        B&M Capital Corp., Mike Zaman, and Smith Benton & Hughes, Inc. (Defendants)
        Civil Case # 96-4164.  The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.
        In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the
        Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows:
        against Conectisys on the claim that the defendant violated section
        5(a), 5(c), and 17(a).  Conectisys was not found to have violated section
        10(b), 10(b-5), or 15(c).  The Company was subsequently
        ordered to disgorge profits totaling $175,000.  On March 5, 1999, the
        Company entered into an Amended Final Judgment of Permanent Injunctive
        Relief with the Securities and Exchange Commission ("SEC").  The Company
        and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections 5(a), 5(c), 17(a), 10(b), 10(b-5), or 15(c);
        in return the SEC would not demand the previously ordered disgorgement of $175,000.

        The second case was brought by Clamar Capital Corp. (the "Plaintiff")
        against Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew
        Pitt and Conectisys Corp. (collectively the "Defendants").  The case was brought before the District Court of Arapahoe, State of Colorado,
        Case # 97-CV-1442, Division 3, alleging the defendants conspired to artificially inflate the price of the Company's common stock and withheld material facts from investors.  The Plaintiff did not specify an amount of damages that it sought from the Defendants.  On March 26,
        1999, the District Court of Arapahoe, State of Colorado, dismissed the civil case against Conectisys Corp. brought by Clamar Capital Corp.

        The third case was brought by Southern Arizona Graphic Associates,
        Inc. (the "Plaintiff") against Conectisys Corporation (the "Defendant").
        The case was brought before the Superior Court of the State of Arizona,
        County of Pima, Case # 333852.  The claim was for goods, printing services, and funds advanced by the Plaintiff.  On December 8, 1999, the Company's
        Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.
        The matter was subsequently dismissed with prejudice.

        The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

        NOTE 11.        MAJOR CUSTOMERS

        The Company, as a development stage enterprise, did not have revenues during the year ended September 30, 2000 and had limited revenue during the ten months ended September 30, 1999; the Company had sales to one customer comprising 100% of total sales.  The Company had no additional revenue during the ten months ended September 30, 1999 other than the aforementioned sales.

        NOTE 12.        STOCK OPTIONS

        During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class
        B preferred stock at an exercise price of $5.00 per share.  As consideration, the Company reduced its debt to the note holder by
        $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another
        500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000.
        Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through
        November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

        The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended
        September 30, 2000, and has options to purchase another 9,980 shares for
        $1.00 per share through June 16, 2001.

        The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.
        Had compensation cost for stock options granted during the year ended
        September 30, 2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the
        Black-Scholes model), the Company's net loss would have increased by $260,230, of which $214,130 was attributable to 563,500 common stock options issued to a consultant at an exercise price of $2.00 per share, exercisable over an approximate three year period, $25,000 was attributable to 100,000 common stock options issued to the

        Company's acting president at an exercise price of $0.38 per share, exercisable over a six month period, and $21,100 was
        attributable to 500,000 common stock options issued to a consultant at an exercise price set at 15% below the current market value of the
        Company's common stock, exercisable over a twelve month period.  The pro forma effect on the net loss for the year ended September 30, 2000 is indicated below:

                                       As Reported          Pro Forma
                                       -----------         -----------

        Net loss                       $(3,576,910)        $(3,837,140)

        Net loss per share -
         basic and diluted                   $(.20)              $(.21)

        During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at
        $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.  On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher) floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately $1,113,610.  The value of the total common stock options exercisable thereby increased to $1,263,610.  In May, 2000, the Company's
        CEO exercised 2,056,346 common stock options, resulting in the transfer of
        $407,735 of common stock options exercisable to common stock, thereby reducing the balance of common stock options exercisable to $855,875.  In September,
        2000, the Company issued 500,000 common stock options to a consultant, valued at $43,900 (corresponding to a 15% discount from current market value), bringing the balance of common stock options exercisable at September
        30, 2000 to $899,775.  The total balance of stock options exercisable at
        September 30, 2000 was $999,775, including $100,000 attributable to the
        Company's Class B preferred stock.

        The Company has granted various common stock options and warrants to employees and consultants; the options and warrants were granted at approximately the fair market value at the date of grant and vested immediately.  The common stock option activity during the fiscal years ended September 30, 2000 and September 30, 1999 was as follows:

                                                    Common Stock
                                                       Options     Weighted
                                                        and        Average
                                                      Warrants      Price
                                                     ----------    --------
             Balance outstanding, December 1, 1998    3,000,000    $    .59
              Granted                                   600,000         .89
                                                     ----------    --------
             Balance outstanding, September 30, 1999  3,600,000         .64
              Granted                                 1,913,500         .86
              Exercised                              (2,306,346)        .27
                                                     ----------    --------
             Balance outstanding, September 30, 2000  3,207,154    $    .69 (1)
                                                     ==========    ========

        (1)        Due to floating strike prices, weighted average price upon issuance is $0.94, upon exercise is $0.69.

        The following table summarizes information about common stock options at September 30, 2000:

                                  Outstanding                  Exercisable
                                   Weighted    Weighted               Weighted
           Range of      Common    Average      Average      Common    Average
           Exercise       Stock      Life      Exercise       Stock   Exercise
            Prices      Options    (Months)      Price       Options    Price
        -------------   ---------   -------     -------      --------- -------
        $ .38 - $ .38     100,000         5     $   .38        100,000 $   .38
        $ .50 - $ .50     500,000        11     $   .50        500,000 $   .50#
        $2.00 - $2.00     563,500        29     $  2.00        563,500 $  2.00
        $ .39 - $ .39   1,443,654        38     $   .39      1,443,654 $   .39*
        $ .38 - $ .38     100,000        51     $   .38        100,000 $   .38*
        $ .38 - $ .38     500,000        63     $   .38        500,000 $   .38*

        $ .38 - $2.00   3,207,154        35     $   .69      3,207,154 $   .69
        =============   =========        ==     =======      ========= =======

        #        Currently a floating exercise price
        *         Formerly a floating exercise price

                The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1, 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

        NOTE 13.        FORM S-8 FILINGS

        In December 1999, the Company filed a Form S-8 registration statement for the Conectisys Corporation Non-Qualified Stock Option and Stock Bonus Plan
        (the "Plan").  The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 41 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company.  The entire registration has been filled.  750,000 shares were issued to consultants for services rendered in the amount of $323,725 and
        250,000 shares were issued at $0.50 per share pursuant to a Performance Award
        Option to a consultant.  The entire 250,000 share option was exercised during the quarter ended March 31, 2000, resulting in a $125,000 cash inflow to the
        Company.

        In September 2000, the Company filed another S-8 registration statement, amending its Non-Qualified Stock Option and stock Bonus Plan for independent consultants to the Company.  The Amended Plan authorizes the issuance of up to 1,000,000 shares of common stock.  The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the
        Internal Revenue Code).  Through September 30, 2000, 500,000 shares under the Amended Plan had been issued as retainers on ongoing consulting contracts, valued at $142,075.  Subsequent  to September 30, 2000, an additional 100,000 shares were issued to consultants
        for services.

        NOTE 14.        SUBSEQUENT EVENTS

        (a)        Subsequent to September 30, 2000, the Company's CEO advanced the
        Company an additional $15,000.  On December 15, 2000, this advance, along with prior advances totaling $75,000 were consolidated into a
        $90,000 promissory note, due on demand, with interest at the rate of
        10% per annum.  All unpaid principal and interest is fully due and payable on June 1, 2001.  Subsequent to September 30, 2000, the Company's
        Vice President advanced the Company a total of $60,000.  On December 7,
         2000, these advances were incorporated into a promissory note, due on demand, with interest at the rate of 10% per annum.  All unpaid principal and interest is fully due and payable on June 1, 2001.

        (b)        The Company intends to register an offering of 10,000,000 new common shares via Form SB-2.  Additionally, approximately 2,450,000 shares owned by existing shareholders will be registered for sale.

        (c)        The Company has filed corporate certificates of dissolution with the California Secretary of State for its 80%-owned subsidiary PrimiLink,
        Inc. and its wholly-owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board.  Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

        FRONT COVER OF PROSPECTUS

        No Underwriter, salesman, or other person has
        been authorized to give any information or to
        make any representations not contained in this
        Prospectus in connection with the offering
        described herein. If given or made, such
        information or representation must not be relied
        upon as having been authorized by the Company.
        This Prospectus in connection with the Offering
        does not constitute an offer to sell or solicitation
        of any offer to buy, by any person in any
        jurisdiction in which it is unlawful for such
        person to make such offer or solicitation. Neither
        the delivery of this Prospectus nor any offer,
        solicitation or sale made hereunder, shall under
        any circumstance, create any implication that the
        information herein is correct as of any time
        subsequent to the date of the Prospectus.

        TABLE OF CONTENTS
        Page
        Available Information
        Prospectus Summary
        Risk Factors
        Use of Proceeds
        Capitalization
        Determination of Offering Price
        Dilution
        Management's Discussion and
        Analysis or Plan of Operation
        ConectiSys Corporation Business
        Management
        Executive Compensation
        Certain Relationships and
        Related Transactions
        Principal Shareholders
        Selling Security Holders
        Description of Securities
        Market For Common Equity and Other
        Stockholders Matters
        Plan of Distribution
        Legal Proceedings
        Experts
        Additional Information
        Financial Statements F-1

        Until   ,2001, (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters.

        5,000,000 SHARES OF COMMON STOCK
        Sold on a Best Efforts Basis

        Conectisys Corporation

        PROSPECTUS

        Sold by the Company, its officers, directors, and employees

        The Common Stock is being offered on a best efforts basis only. The Common Stock is not subject to prior sale, and has not been accepted by an underwriter. The Company will self underwrite this Offering.

        PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 24.  Indemnification Of Officers And Directors

        The Company's Articles of Incorporation provide that officers and directors may be indemnified by the Company to the fullest extent permitted under Colorado law. Pursuant to the provisions of the
        Colorado Corporations Act, the Company's Articles of Incorporation eliminate the personal liability of a director or officer of the Company for monetary damages for breach of fiduciary duty but do not eliminate the liability of officers and directors for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

        Item 25. Other Expenses of Issuance and Distribution

        The following table sets forth various expenses, which will be incurred in connection with the
        Offering. Other than the SEC registration fee, amounts set forth below are estimates:

  SEC Registration Fee    $   4,808
  Printing And Engraving Expenses   $     500
  Legal Fees And Expenses    $  50,000
  Accounting Fees And Expenses   $  12,000
  Transfer Agent Fees    $   2,500
        ---------
  TOTAL      $  69,808

        Item 26.  Recent Sales of Unregistered Securities

        The following paragraphs set forth certain information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended (the
        "Securities Act"). The information includes the date of issuance, the name of purchaser, the number of restricted common shares issued, the consideration received by the Company for the issuance of these shares and for what purpose. The Company believes the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

        Date         Purchaser              Shares   Consideration    $/Share      Purpose
        9/17/99      P & L Trading         100,000      $84,644.00      $0.85      Consulting Services
        9/30/99      Ken Miyamoto           72,868      $25,440.00      $0.35      Consulting Services
        9/30/99      Melissa Weger          44,981      $14,000.00      $0.31      Accrued Comp. / Hire-On-Bonus
        9/30/99      Kristen Kees            2,500         $775.00      $0.31      Hire-On-Bonus
        9/30/99      S.W. Carver           960,321     $197,500.00      $0.21      Debt Reduction
        9/30/99      Robert Spigno         260,000     $203,493.00      $0.78      Directors Agreement 1998-1999
        11/1/99      P & L Trading         221,200      $52,919.00      $0.24      Private Placement
        11/8/99      Patricia Spigno       139,770      $80,000.00      $0.57      Year-End Bonus 1997 & 1998
        11/8/99      Robert Spigno         279,539     $160,000.00      $0.57      Year-End Bonus 1997 & 1998
        11/22/99     Whitehores & Co.      100,000      $50,000.00      $0.50      Accounting Services
        12/8/99      Joseph Vicedomini      15,000      $14,890.00      $0.99      Past Services Rendered
        2/2/00       Lawrence Muirhead     412,000     $103,000.00      $0.25      Accrued Compensation
        2/16/00      P & L Trading          20,000      $10,000.00      $0.50      Private Placement
        2/22/00      Richard Dowler       100,000       $86,000.00      $0.86      Services Rendered
        3/6/00       Lawrence Muirhead     135,000      $89,041.00      $0.66      Private Placement
        3/6/00       Larry & Nancy Siler   100,000      $25,000.00      $0.25      Private Placement
        3/6/00       Philip K. Royal       100,000      $25,000.00      $0.25      Private Placement
        3/6/00       Dennis & Marcie Kane  100,000      $25,000.00      $0.25      Private Placement
        3/6/00       P & L Trading         250,000      $62,500.00      $0.25      Services Rendered
        3/6/00       Bernard Brown         170,000      $42,500.00      $0.25      Services Rendered
        3/20/00      Braemar Management     20,000      $16,000.00      $0.80      Legal Fees
        4/17/00      Joseph Park            45,356      $31,250.00      $0.69      Web Page Design
        4/17/00      Kenny Miyamoto         53,650      $19,680.00      $0.37      Consulting Services
        4/17/00      P & L Trading          34,060      $13,444.00      $0.39      Private Placement
        4/26/00      P & L Trading          73,600      $20,080.00      $0.27      Private Placement
        5/1/00       Coyote Investments    250,000      $80,000.00      $0.32      $50K Cash, $30K Consult. Services
        5/15/00      P & L Trading          28,400       $8,525.00      $0.30      Private Placement
        5/22/00      Robert Spigno       2,056,346     $489,972.34      ------     Debt Reduction; Accrued Compensation
                                                                                   Exercise Of Options 1M @ $.20,
                                                                                   500K @ $.15; 556,346 @ $.3864
        7/12/00      Philip K. Royal       200,000      $50,000.00      $0.25      Private Placement
        7/12/00      Gregory Mullen         80,000      $20,000.00      $0.25      Private Placement
        7/12/00      Coyote Investments    800,000     $200,000.00      $0.25      Promissory Note Conversion
        7/31/00      Robert Spigno          34,857      $10,962.60      $0.31      Accrued Compensation
        7/31/00      Lawrence Muirhead      89,886      $28,269.21      $0.31      Accrued Compensation
        7/31/00      Melissa Weger           9,157       $2,880.00      $0.31      Accrued Compensation
        7/31/00      Patricia Spigno       357,968     $112,581.02      $0.31      Accrued Compensation
        8/7/00       Dale Credeur          150,000      $37,500.00      $0.25      Private Placement
        8/7/00       Anthony Caridi         17,877       $6,000.00      $0.34      Consulting Agreement
        8/17/00      Gary Gardner           20,000       $5,000.00      $0.25      Private Placement/Services
        9/28/00      Rodney Lighthipe      100,000      $25,000.00      $0.25      Hire-On-Bonus
        9/28/00      Seaway Trading        350,000      $87,500.00      $0.25      Consulting Agreement
        9/28/00      P & L Trading          60,000      $15,000.00      $0.25      Private Placement
        9/28/00      Paul Davidson          20,000       $5,000.00      $0.25      Private Placement
        9/28/00      Lawrence Muirhead      47,521      $75,000.00      $1.58      Hire-On-Bonus
        9/29/00      George Weger           70,000      $17,500.00      $0.25      Private Placement
        9/29/00      Hal Berman              8,000       $2,000.00      $0.25      Private Placement
        9/29/00      Nathan Supnik         100,000      $25,000.00      $0.25      Private Placement
        9/29/00      Paul Davidson          20,000       $5,000.00      $0.25      Private Placement
        9/29/00      Nancy Carter            2,000         $500.00      $0.25      Private Placement
        9/29/00      Lennox B. Treat        20,000       $5,000.00      $0.25      Private Placement
        9/29/00      Bob Martyn             10,000       $2,500.00      $0.25      Private Placement
        9/29/00      Daniel Dizayer          5,000       $1,250.00      $0.25      Private Placement
        9/29/00      Maria Gerez             4,800       $1,200.00      $0.25      Private Placement
        10/10/00     Steve Whitehores      100,000      $50,000.00      $0.50      Accounting Services
        10/30/00     Robert Spigno          67,959      $14,815.00      $0.22      Accrued Compensation
        10/30/00     Lawrence Muirhead      60,868      $13,269.22      $0.22      Accrued Compensation
        10/30/00     Patricia Spigno        12,950       $2,823.12      $0.22      Accrued Compensation
        10/30/00     Kenneth Miyamoto       66,414      $19,200.00      $0.29      Consulting Services
        11/1/00      Whitehores & Co.       50,000      $12,500.00      $0.25      Accounting Services
        12/26/00     Red Hawk Int'l.        10,000       $1,000.00       $.10      Consulting Services
        1/23/01      Carl Attman         1,000,000      $75,000.00      $.075      Private Placement

        Regulation D, Rule 506 Private Placement Offering

        On February 1, 2000 the Company began a Private Placement Offering exempt from registration under
        Regulation D, Rule 506 for two (2) year, 10% interest bearing Convertible Promissory Notes.  The
        Promissory Notes were convertible to restricted common stock at a rate of 50% of the market price at the date of conversion. The Promissory Notes were only sold to accredited investors as the term is defined in
        Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act with a minimum investment of
        $25,000.00. The Company sold $195,000.00 in Promissory Notes. A Form D was manually filed with the
        SEC on February 23rd and April 29th, 2000. All $195,000.00 in Promissory Notes was converted to the
        Company's restricted common stock as indicated below:

        Date      Investor                Shares    $  Amount  Price/Share
        3/1/00    John Callas             83,162    $50,000.00    $0.60
        3/1/00    John Callas              8,811    $ 5,000.00    $0.57
        3/1/00    Joseph Giorgio          68,890    $40,000.00    $0.58
        2/29/00   Pauline Alexander       41,809    $25,000.00    $0.60
        1/30/01   MMDS Capital Partners  200,000    $50,000.00    $0.25
        1/30/01   MMDS Capital, Inc.     100,000    $25,000.00    $0.25

        Item 27.   Exhibits

        (a)Exhibits.

        Exhibits    Description

        3.0         ARTICLES OF INCORPORATION & BYLAWS
        3.1         Articles Of Incorporation
        3.2         Amendment To Articles Of Incorporation
        3.3         By-Laws
        4           INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS
        4.1         Standard Registration Rights Agreement With Each Selling Security Holder
        5           OPINION RE LEGALITY
        5.1         Opinion of Arnold Y. Steinberg, P.C. (attorney at law)
        10          MATERIAL CONTRACTS
        10.1        Private Equity Line of Credit Agreement dated February 1, 2001
        10.2        Registration Rights Agreement of (Part of PELC Agreement in Exhibit 4.2)
        10.3        Employment Agreement of Robert A. Spigno
        10.4        1996 Employment Agreement Amendment of Robert A. Spigno
        10.5        1997 Employment Agreement Amendment of Robert A. Spigno
        10.6        1999 Employment Agreement Amendment of Robert A. Spigno
        10.7        2000 Employment Agreement Amendment of Robert A. Spigno
        10.8        Employment Agreement of Rod Lighthipe Incorporated by reference to Exhibit 99.3 to Form S-8 Registration Statement dated September 22, 2001
        10.9        Employment Agreement of Lawrence Muirhead Incorporated by reference to Exhibit
                    99.2 to Form S-8 Registration Statement dated September 22, 2001
        10.10       Employment Agreement of Patricia A. Spigno
        10.11       1996 Employment Agreement Amendment of Patricia A. Spigno
        10.12       1999 Employment Agreement Amendment of Patricia A. Spigno
        10.13       2000 Employment Agreement Amendment of Patricia A. Spigno
        10.14       2001 Employment Agreement Amendment of Rodney W. Lighthipe
        16          LETTER ON CHANGE IN CERTIFYING ACCOUNTANT
        16.1        Letter from BDO Seidman, LLP incorporated by reference to Exhibit 16 to Form 8-K/A dated November 24, 1999.
        21          SUBSIDIARIES OF REGISTRANT
        21.1        United Telemetry Company, Inc. and eEnergyServices.com, Inc.
        23          CONSENT OF EXPERTS
        23.1        Consent of Independent Accountants Michael Hurley & Co.
        23.2        Consent of Arnold P. Steinberg, P.C., (attorney at law) (included in Exhibit 5.1)
        27          FINANCIAL DATA SCHEDULE (a)

        (a) Financial Statement Schedules. Financial statement schedules are omitted because the information thereby is included in the financial statements filed, including the notes thereto.

        Item 28.  Undertakings.

        The Registrant hereby undertakes:

        (1)To file, during any period in which offers or sales are made, a post effective amendment to this registration statement:

        (i)To include any Prospectus required by section 10 (a) (3) of the Securities Act of
        1933;

        (ii)To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
        which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii)To include any additional or changed material information with respect to the plan of distribution.

        (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the securities Act of 1933, and it is, therefore, unenforceable.

        (5) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to part of this registration statement of the time it was declared effective.

        SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, ConectiSys Corporation, the
        Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on
        Form SB-2 and authorized this Registration Statement to be signed on it behalf by the undersigned, in the
        City of Valencia, State of California, on the 15th day of March 2001.

        CONECTISYS CORPORATION

        By:_________________________
        Robert A. Spigno
        Chairman of the Board
        Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this Registration Statement below.

        Signature               Title                                             Date

               /s/
          Robert A. Spigno      Chairman & Chief Executive Officer                March 15, 2001

               /s/
          Rodney W. Lighthipe   President                                         March 15, 2001

               /s/
          Lawrence Muirhead     Chief Technical Officer                           March 15, 2001

               /s/
          Melissa Weger         Director                                          March 15, 2001

               /s/
          Patricia A. Spigno    Chief Financial Officer, Secretary, & Treasurer   March 15, 2001

        INDEX TO EXHIBITS

                                                                      Sequential
                                                                                           Page
        Exhibit Description                                                               Number

        3.1     Articles Of Incorporation                                                    1
        3.2     Amendment To Articles Of Incorporation                                       5
        3.3     By-Laws                                                                      6
        4.1     Standard Registration Rights Agreement With Each Selling Security Holder    15
        5.1     Opinion of Arnold Y. Steinberg, P.C. (attorney at law)                      21
        10.1    Private Equity Line of Credit Agreement dated February 1, 2001              22
        10.2    Registration Rights Agreement of (Part of PELC Agreement)                   56
        10.3    Employment Agreement of Robert A. Spigno                                    69
        10.4    1996 Employment Agreement Amendment of Robert A. Spigno                     73
        10.5    1997 Employment Agreement Amendment of Robert A. Spigno                     74
        10.6    1999 Employment Agreement Amendment of Robert A. Spigno                     75
        10.7    2000 Employment Agreement Amendment of Robert A. Spigno                     76
        10.10   Employment Agreement of Patricia A. Spigno                                  77
        10.11   1996 Employment Agreement Amendment of Patricia A. Spigno                   81
        10.12   1999 Employment Agreement Amendment of Patricia A. Spigno                   82
        10.13   2000 Employment Agreement Amendment of Patricia A. Spigno                   83
        10.14   2001 Employment Agreement Amendment of Rodney W. Lighthipe                  84
        21.1    United Telemetry Company, Inc. and eEnergyServices.com, Inc.                85
        23.1    Consent of Independent Accountants Michael Hurley & Co.                     86

        EXHIBIT 3.1 ARTICLES OF INCORPORATION

        ARTICLES OF INCORPORATION
        OF
        COASTAL FINANCIAL CORP.

        KNOW ALL MEN BY THESE PRESENTS:  That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State if Colorado, these Articles of
        Incorporation:
        ARTICLE I
        NAME
        The name of the Corporation shall be: Coastal Financial Corp.

        ARTICLE II
        PERIOD OF DURATION
        The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.
        ARTICLE III
        PURPOSES AND POWERS
        1.Purposes.  Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado
        Corporation Code.
        2.General Powers.  Except as restricted by these Article of Incorporation, the Corporation shall have and may exercise all powers and rights, which a corporation may exercise legally pursuant to the Colorado
        Corporation Code.
        3.Issuance of Shares.  The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of
        Colorado.

        ARTICLE IV
        CAPITAL STOCK
        The aggregate number of shares which this Corporation shall have authority to issue is Two Hundred Fifty
        Million (250,000,000) shares of no par value each, which shares shall be designated "Common Stock"; and Fifty
        Million (50,000,000) shares of $1.00 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors.  In establishing a series the Board of
        Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof.  All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code.
        1.Dividends.  Dividends in cash, property or shares shall be paid upon the Preferred Stock for any year on accumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors.  Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the
        Board of Directors prior to the issuance of such Preferred Stock.  No other dividend shall be paid on the Preferred
        Stock.
        Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.
        2.Distribution in Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the
        Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.
        3.Redemption.  The Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or
        Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of
        Directors prior to the issuance of such Preferred Stock.  Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock.  Any rights to or arising from fractional shares shall be treated as rights to or arising from one share.  No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.
        If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.
        From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.
        Any purchase by the Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.
        4.Voting Rights; Cumulative Voting.  Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders.  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute quorum at a meeting of shareholders.  Except as otherwise provided by these
        Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.  When, with respect to any action to be taken by shareholders of this Corporation, the laws of
        Colorado require the vote or concurrence to the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.  Cumulative voting shall not be allowed in the election of directors of this
        Corporation.
        Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.
        5.Denial of Preemptive Rights.  No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the
        Corporation, including shares or securities held in the treasury of the Corporation.
        6.Conversion Rights.  Holders of shares of Preferred Stock may be granted the right to convert such
        Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

        ARTICLE V
        TRANSACTIONS WITH INTERESTED DIRECTORS
        No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or void able solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:
        (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
        (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or
        (c) The contract or transaction is fair and reasonable to the corporation.
        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof, which authorizes, approves, or ratifies such contract or transaction.

        ARTICLE VI
        CORPORATE OPPORTUNITY
        The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes.  Once such areas of interest are delineated, all such business opportunities within such areas of interest, which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it.  The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity.  Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation.  This provision shall not be construed to release any employee of this Corporation
        (other than an officer, director or member of management) from any duties, which he may have to this Corporation.

        ARTICLE VII
        INDEMNIFICATION
        The Corporation may indemnify any director, officer, employee, fiduciary, or agent of the Corporation to the full extent permitted by the Colorado Corporation Code as in effect at the time of the conduct by such person.

        ARTICLE VIII
        AMENDMENTS
        The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code.

        ARTICLE IX
        ADOPTION AND AMENDMENT OF BYLAWS
        The initial Bylaws of the Corporation shall be adopted by its board of directors.  Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors.  The Bylaws may contain provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

        ARTICLE X
        REGISTERED OFFICE AND REGISTERED AGENT
        The address of the initial registered office of the Corporation is 886 South Jellison Court, Lakewood,
        Colorado 80226, and the name of the initial registered agent at such address is Charles D. Weller.  Either the registered office or the registered agent may be changed in the manner permitted by law.

        ARTICLE XI
        INITIAL BOARD OF DIRECTORS
        The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.  The initial board of directors of the Corporation shall consist of three (3) directors.  The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

        NameAddress
        Charles D. Weller886 South Jellison Court
        Lakewood, CO 80226
        Edwin W. Gantz2670 N.W. Eastway Court
        Beaverton, OR 97006
        Stephen P. Rochereau7575 East Arkansas 10-101
        Denver, CO 80231

        ARTICLE XII
        INCORPORATOR
        The name and address of the incorporator is as follows:

        NameAddress
        Kathryn L. Potter511 Sixteenth Street
        Suite 400
        Denver, CO 80202

        IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 3rd day of February.

        _________________________
        Kathryn L. Potter

        EXHIBIT 3.2 AMENDMENT TO ARTICLES OF INCORPORATION

        ARTICLES OF AMENDMENT
        to the
        ARTICLES OF INCORPORATION
        of
        BDR INDUSTRIES, INC.

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Article of Amendments to its Articles of Incorporation:

        First:  The name of the corporation is BDR Industries, Inc. formerly Coastal Financial Corporation).

        Second:  The following amendment of the Articles of Incorporation was adopted on September 29, 1995 as prescribed by the Colorado Corporation Code.

        Article I
        The name of the corporation shall be "Conectisys Corporation".

        Such amendment was adopted or ratified by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

        There is no exchange, reclassification, and cancellation of issued shares provided for in this amendment.

        There is no change in the amount of stated capital, in this amendment.

        By:
        Robert A. Spigno, President

        By:
        Patricia A. Spigno, Secretary

        NOTARY ACKNOWLEDGEMENT

        State of California
        County of Los Angeles

        The above named officers of BDR Industries, Inc. appeared before me and upon being duly sworn did execute the above Articles of Amendment for BDR Industries, Inc.

        Date:  October 10, 1995

        Notary Public

        EXHIBIT 3.3 BY-LAWS

        ARTICLE  I

        OFFICES

        1.1Business office.The principal office and place of business of the corporation in the State of
        Colorado shall be at 5469 South Waco Street, Aurora, Colorado 80015. Other offices and places of business may be established from time to time by resolution of the Board of Directors, or as the business of the corporation may require.

        1.2Registered office.   The registered office of the corporation,  required by the Colorado Corporation code to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

        ARTICLE II
        SHARES AND TRANSFER THEREOF

        2.1Regulation.The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of Transfer agents and registrars.
        2.2Certificates for Shares.Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares,  or series thereof, as they are issued, shall be signed by the Chairman of
        Vice Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer of an
        Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that any or all of the signatures may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar , other than the corporation itself or its employee. Each certificate shall stare the name of the  corporation, the fact that the corporation is organized of incorporated under the laws of the State of Colorado, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications,  limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.  The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue script in lieu of any fractional shares, such script to have terms and conditions specified by the Board of Directors.
        2.3Cancellation of certificates.All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.
        2.4Lost, or stolen or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the
        Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation cot exceeding an amount double the value of the shares as represented by such certificate ( the necessity for such bond and the amount required to be determined by the
        President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.
        2.5Transfer of Shares.     Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney,  upon the surrender and cancellation of a certificate or certificates for a like number of shares.
        Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu therefor. As against the corporation, a transfer of shares can be make only on the books of the corporation and in the manner herein above provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall mot be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or mot it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado .
        2.6Transfer Agent.Unless otherwise specified by the Board of Directors by resolution, the
        Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer .
        Subject to Section 3.7, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings;  to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book .
        2.7Close of Transfer Book and Record Date.For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of
        Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders id to be taken . If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the class may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        ARTICLE III
        SHAREHOLDER AND MEETINGS THEREOF

        3.1Shareholders of Record.Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof,  except as expressly provided by the laws of Colorado.
        3.2Meetings.Meetings of shareholders shall be held at the principal office of the corporation, or at such other place as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.
        3.3Annual Meeting.The annual meeting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be determined by the Board of Directors by resolution in conformance with Colorado law. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the
        Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.
        3.4Special Meetings.Special meetings of shareholders, for any purpose or purposes,  unless otherwise prescribed by statute, may be called by the President, the Board of Directors, the holders of not less then one-tenth of all the shares entitled to vote at the meeting, or legal counsel of the corporation as last designated by resolution of the Board of Directors.
        3.5Notice.Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered unless otherwise prescribed by statute not less than ten days nor mote than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary,  or the officer or person calling the meeting to each shareholder of record entitles to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days'
        notice shall be given, and if the sale of all or substantially all of the corporation's assets is to be voted upon, at least twenty days notice shall be given. Any shareholder may waive notice of any meeting. Notice to shareholders of record,  if mailed, shall be deemed given as to ant shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is make known to the corporation.
        3.6Meeting of all Shareholders.If all of the shareholders shall meet at any time and place, either within or without the State of Colorado, and consent to the holding of a meeting at such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.
        3.7Voting Record.The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any purpose germane to the meeting during the whole time of the meeting for the purposes thereof.
        The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitles to examine the record or transfer books or to vote at any meeting of shareholders.
        3.8Quorum.A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado corporation Code and the Articles of Incorporation. In the absence of a Quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
        The shareholders present at a duly organized meeting may continue to transact business until adjournment, mot withstanding the withdrawal of enough shareholders to leave less than a quorum.
        3.9Manner of Acting.If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is other wise required by statue or by the Articles of
        Incorporation or there Bylaws.
        3.10Proxies.At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in-fact. Such proxy shall be filed with the
        Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
        3.11Voting of shares.Unless otherwise provided by these Bylaws or the Articles of
        Incorporation, each  out-standing entitled to vote shall be entitled to one vote upon each matter submitted to a vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.
        3.12Voting of shares by Certain Holders.Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred. Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall  not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outside shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.
        3.13Informal action by Shareholders.Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
        3.14Voting by Ballot. Voting on any question or in any election may be voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.
        3.15Cumulative Voting.No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates.

        ARTICLE IV
        DIRECTORS, POWERS AND MEETINGS

        4.1Board of Directors.The business and affairs of the corporation shall be managed by a board of not less than three (3) nor more than seven (7) directors; except that there shall be only as many directors as there are shareholders in the event the outstanding shares are held of record by fewer than three shareholders. Directors need not be shareholders of the corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify. The Board of
        Directors may increase or decrease, to not less than three, the number of directors by resolution.
        4.2Regular Meetings.A regular, annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meetings of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.
        4.3Special Meetings.Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.
        4.4Notice.Written notices of ant special meeting of directors shall be given as follows:
        (a)By mail to each director at his business address at least three days prior to the meeting; or
        (b)By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on Saturday, Sunday or holiday, to the residence address of each director. If mailed,  such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
        4.5Participation by Electronic means.Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.
        4.6Quorum and Manner of Acting.A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Colorado or by the Articles of Incorporation or these Bylaws
        4.7Organization. The Board of Directors shall elect a chairman to preside at each meeting of the
        Board of Directors. The Board of Directors shall elect a Secretary  to record the discussions and resolutions of each meeting.
        4.8Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.
        Such right to dissent shall not apply to a director who voted in favor of such action.
        4.9Informal Action By Directors.Any action required or permitted to be taken by the Board of
        Directors, or a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting  for the action so taken, shall be signed by all the directors or all the committee members entitled to vote with respect to the subject matter thereof.
        4.10Vacancies.Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired terms of his predecessor in office, a shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase on the number of directors shall be filled be the affirmative vote of a majority of the directors then in office or by and election at an annual meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the shareholders.
        4.11Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of
        Directors, and may be paid a stated salary as director at a fixed sum for attendance at each meeting of the Board of
        Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
        4.12Removal of Directors.Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Corporation Code.
        4.13Resignations.A director of the corporation may resign at any time by giving written notice to the Board of Directors of, President or Secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.
        4.14General Powers. The business and affairs of the corporation shall be managed by the Board of
        Directors which may exercise all such powers of the corporation and do all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercise or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.
        >
        ARTICLE V
        OFFICERS

        5.1Terms and Compensation.The elective officers of the corporation shall consist of at least a
        President, a Secretary and a Treasurer, each of whom shall be eighteen years or older and who shall by elected by the Board of Directors at its annual meeting.Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and shall qualify. Any number of offices, but mot more than two, may be held by the same person at the same time, except that one person may not simultaneously  hold the office of
        President and Secretary. The Board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the Board.
        5.2Powers.The officers of the corporation shall exercise and perform the respective powers, duties, and functions as are stared below, and as may be assigned to them by the Board of Directors.
        (a)The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervisions, direction and control of the business and officers of the corporation. He shall preside, when present, at all meetings of the shareholders and of the Board of Directors unless a different chairman of such meetings is elected by the Board of
        Directors.
        (b)In the absence or disability of the President, the Vice-President(s), if any, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice-President(s) in the order designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on the President. Each Vice-President shall have such other power and perform such other duties as may from time to time be assigned to him by the President or the Board of
        Directors.
        (c)The secretary shall keep accurate minutes of all meetings of the shareholders and the
        Board of Directors unless, a different Secretary of such meetings is elected by the Board of Directors. He shall keep, or cause to be kept a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders of the Board of Directors. The secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The Secretary or Assistant Secretary shall sign all stock certificates. The Secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the
        Board of Directors.
        (d)An assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all of the duties of the Secretary. He shall perform such other duties as may be assigned to him by the President or by the Secretary.
        (e)The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board of Directors or President. The
        Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors.
        In the absence or disability of the President and Vice-President(s), the Treasurer shall perform the duties of the president.
        (f)An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He shall perform such other duties as may be assigned to him by the President or by the Treasurer.
        5.3Compensation.All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board of Directors shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.
        5.4Delegation of Duties.In the event of absence or inability of any officer to act, the Board of
        Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.
        5.5Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.
        5.6Removal. Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.. Election or appointment of an officer or agent shall not, of itself, create contract rights.

        ARTICLE VI
        FINANCE

        6.1Reserve Funds.The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies,  for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.
         6.2Banking.The money of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

        ARTICLE VII
        DIVIDENDS

        Subject to the provisions of the Articles of Incorporation and the laws of the State of Colorado, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board's opinion the condition of the affairs of the corporation shall render such advisable.

        ARTICLE VIII
        CONTRACTS, LOANS ANDCHECKS

        8.1Execution of Contracts. Except as otherwise provided by statue or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.
        8.2Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in it's name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at ant time for the  corporation from any bank, trust company or institution,  firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer ant real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Directors'
        discretion, may be general or confined to specific instances.
        8.3Checks. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person of persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.
        8.4Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of
        Directors may select.

        ARTICLE IX
        FISCAL YEAR

        The fiscal year of the corporation shall be the year adopted by resolution of the Board of Directors.

        ARTICLE X
        CORPORATE SEAL

        The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL".

        ARTICLE XI
        AMINDMENTS

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the Directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.

        ARTICLE XII
        EXECUTIVE COMMITTEE

        12.1Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an executive committee. The designation of such committee and delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
        12.2Authority.The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, of amending the Bylaws of the corporation.
        12.3Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation.
        12.4Meetings. Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon less than one day's notice stating the place,  date and hour of the meeting, which notice may by written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting  and no notice of any meeting need be given to any member thereof who attends on person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.
        12.5Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereon,  and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
        12.6Informal Action by Executive Committee. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing,  setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.
        12.7Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.
        12.8Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the
        President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
        12.9Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with there Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

        ARTICLE XIII
        EMERGENCY BYLAWS

        The Emergency Bylaws provided for in this Article shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of
        the corporation or in the Colorado Corporation Code. To the extent not inconsistent with the previsions of this
        Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its
        termination the emergency and upon its termination the Emergency Bylaws shall cause to by operative.    During
        any such emergency:

        Any officer or director of the corporation may call a meeting of the Board of Directors. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

        At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

        The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices, or authorize the officers so to do.
        The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers of agents of the corporation shall for any reason be rendered incapable of discharging their duties.

        No officer, director or employee acting in accordance with their Emergency Bylaws shall be liable except for willful misconduct.

        EXHIBIT 4.1 - STANDARD REGISTRATION RIGHTS AGREEMENT WITH SELLING SECURITY HOLDERS

        CONECTISYS CORPORATION
        PIGGY-BACK REGISTRATION RIGHTS AGREEMENT

        THIS PIGGY-BACK REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of________, 2000, by and among Conectisys Corp. (the "Company"), a Colorado corporation (the "Company"), and the purchasers of its Common
        Stock in its next Registration offering (the "Subscribers").
        WITNESSETH

        WHEREAS, pursuant to the Subscription Agreement, by and among the Company and the Subscribers, the
        Company has agreed to sell and the Subscribers have agreed to purchase the Company's Common Stock (the "Shares").

        WHEREAS, pursuant to the terms of, and in partial consideration for, the Subscriber's entering into the Subscription
        Agreement (the "Purchase Agreement"), the Company hereby agrees to provide the Subscribers with certain registration rights with respect to the Common Stock of the Company;

        NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Piggy-Back Registration Rights Agreement, the Company and the Subscribers
        agree as follows:

        1.Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Act").

        "Common Stock" shall mean the Company's Common Stock, no par value per share.

        "Registrable Shares" shall mean any Common Stock of the Company issued in its offering, including
        Common Stock issued on a stock split, stock dividend, recapitalization or similar event; provided, however, that
        Shares of Common Stock or other securities shall no longer be treated as Registrable Shares if (a) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (b) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale or
        (c) they are available for sale under Regulation S or otherwise, in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Act so that no transfer restrictions or restrictive legends will appear upon the Common Stock certificates following the consummation of such sale.

        The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act and applicable rules and regulations hereunder, and the declaration or ordering of the effectiveness of such registration statement. Said registration shall include all amendments, post-effective amendments and supplements to any such registration statement as may be necessary under the Act and the regulations of the Commission to keep such registration effective with respect to the Registrable Shares.

        "Registration Expenses" shall mean all expenses incurred by the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

        "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of
        Registrable Shares.

        2.Piggy-Back Rights.  If the Company proposes to register any of its securities under the Act on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan or other issuance eligible for registration on Form S-8, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4) prescribed by the Commission permitting a secondary offering or distribution, promptly after the
        Company decides to register securities and not less than 60 days prior to the affectivity of any such registration statement, the Company shall give to the holders of the Registrable Shares of Common Stock written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any holder of Shares of Common Stock  within 15 days after the date of any such notice proceed to include in such registration such Shares of Common Stock as have been requested by any such holder to be included in such registration. Any holder of Shares of Common Stock shall in its request describe briefly the proposed disposition of such Shares of Common Stock. The Company will in each instance use its best efforts to cause such Shares of
        Common Stock (the holders of which shall have so requested registration thereof) to be registered under the
        Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request)
        by a prospective seller of the securities so registered.

        If the managing underwriter advises the Company in writing that, in its opinion, the inclusion of the Shares of Common Stock requested to be included in such registration by a holder of Shares of Common Stock with the securities being registered by the Company and other prospective sellers would materially and adversely affect the distribution of all such securities, then (a) the Company and each prospective seller may sell that proportion of the
        Shares of Common Stock to be sold in the proposed distribution which the number of Shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of Shares of Common Stock proposed to be sold by all prospective sellers (including the Company) or (b) a prospective seller may at its option delay its offering and sale for a period not to exceed 90 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay, the Company shall use its best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay.

        The holder of Registrable Shares of Common Stock who has requested Shares of Common Stock to be included in a registration pursuant to this Section, by acceptance hereof or thereof, agrees to (a) the selection by the
        Company of the underwriter to manage such registration and (1)) execute an underwriting agreement with such un-
        derwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

        If a holder of Shares of Common Stock shall not request that its Shares of Common Stock be included in such registration, then such holder shall not request registration of its Shares of Common Stock pursuant to this
        Section for a period which shall not exceed nine months after the effective date of such registration (or, if such registration shall be delayed, then for a period not to exceed nine months after the date of such notice), as such managing underwriter shall reasonably request.

        Nothing in this Section shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

        3.Registration and Qualification Procedures. Whenever the Company is required by the provisions hereof to use its best efforts to effect the registration of any of its securities under the Act, the Company will, as expeditiously as is possible:

        (a)Prepare and file with the Commission a registration statement with respect to such securities;

        (b)Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same;
        provided, however, the Company shall have no obligation to file any amendment or supplement at its own expense longer than a period of 60 days;

        (c)Furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Act and (ii) the seller's proposed method of distribution;

        (d)Register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdictions, (ii) qualify as a dealer in securities or (iii) register or qualify at its own expense securities of such seller in any jurisdiction not described in the notice of the Company referred to in the first paragraph of Section, in any case in order to accomplish any of the foregoing;

        (e)   Furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

        (f)   Otherwise use its best efforts to comply with all applicable rules and regulations of the
        Commission;

        (g)Enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided herein, as the case may be, containing customary terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, representations, warranties, covenants, indemnities, terms and conditions; and

        (h)Keep each seller advised in writing as to the initiation and progress of any registration filed by the
        Company, as the case may be.

        4.Allocation of Expenses.  If the Company is required by the provisions hereof to use its best efforts to effect the registration or qualification under the Act or any state securities or blue sky laws of any of the
        Registrable Shares of Common Stock of the Subscribers, the Company will pay all expenses in connection therewith, including, without limitation, (a) all expenses incident to filing with the National Association of
        Securities Dealers, Inc., (b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses, (e)
        expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification;
        provided, however, the Company shall not be liable for (1) any discounts or commissions to any underwriter or (2)
        any stock transfer taxes incurred in respect of the Shares of Common Stock  sold by the sellers.

        5.   Indemnification. In connection with any registration or qualification of securities by the Company, the
        Company hereby indemnifies the Subscribers of any Registrable Shares of Common Stock, including each person, if any, who controls the holder or such stockholder or underwriter within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein. The Company and each officer, director and controlling person of the Company or underwriter within the meaning of Section 15 of the Act are hereby indemnified by the holder and by the holders of any Shares of Common Stock issuable upon the exercise hereof against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented) or caused by any omission, or alleged omission, to state therein a material fact necessary to make the statements therein not misleading, but only to the extent that such alleged untrue statement or alleged omission was based upon information furnished in writing to the
        Company by the holder or any such stockholder expressly for use therein; provided, however, that the indemnification obligations of each such holder and such holders of any Shares of Common Stock issuable upon the exercise hereof shall be limited to the total price of the Common Stock sold by such holder of Common Stock covered by such registration.

        Promptly upon receipt by a party indemnified hereunder of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section  unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
        (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action
        (including any imp leaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

        6.Supplying Information. The Company, the Subscribers and each holder of Registrable Shares of
        Common Stock shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where Shares of Common Stock are proposed to be sold hereunder.

        7.Miscellaneous.

        7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of laws principles.

        7.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        7.3 Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

        7.4   Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall either be sent via facsimile transmission, be mailed by first-class mail, postage prepaid, or be delivered by hand or by messenger or courier delivery service, addressed (a) if to the Subscribers, at the address listed in their Purchase Agreement or at such other address as the Subscribers shall have furnished to the Company in writing, or (b) if to the Company, at its executive offices, or at such other address as the Company shall have furnished to the Subscribers in writing.

        7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiesce therein, or of or in any similar breach or default hereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this
        Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. An executed facsimile counterpart of this Agreement shall be effective as an original.

        7.7 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        7.8 Amendments.     This provision of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the owners of a majority of the Registrable Shares as of the date of such amendment or waiver.

        7.9 Termination or Registration Rights.  This Agreement shall terminate at the earlier of
        _________, 200_, or such time as there ceases to be any outstanding restricted Registrable Shares as defined herein.

        The foregoing Piggy-Back Registration Rights Agreement is hereby executed as of the date first above written.

        CONECTSIYS CORPORATION

        ____________________________________
        ROBERT A. SPIGNO
        President & CEO

        Subscriber's Piggy-Back Registration Rights Agreement Acceptance

        I have read and understand the foregoing Piggy-Back Registration Rights Agreement this the ___ day of ______
        200_ .

        Subscriber

        __________________________
        Signature

        ___________________________
        Print Name

        EXHIBIT 5.1 - OPINION RE LEGALITY

        ARNOLD Y. STEINBERG, P.C.
        ATTORNEY AND COUNSELOR AT LAW
        1420 CENTER AVENUE
         SUITE 1711
         PITTSBURGH, PA 15219
        Telephone (412) 434-1190
        Telecopier (412) 434-1195
        March 15, 2001
        Conectisys Corporation
        Attn: Robert A. Spigno
        24307 Magic Mountain Parkway, Suite 41
        Valencia, CA 91355
        Dear Mr. Spigno;

        The Company has retained me in connection with the preparation and filing of its Registration Statement on Form
        SB-2 with the Securities and Exchange Commission (the "Registration Statement"), with respect to 64,102,472 shares of the Company's no par value common stock (the "Common Stock").

        You have requested an opinion as to whether the Common Stock to be issued on the terms set forth in the
        Registration Statement will be validly issued, fully paid and non-assessable.

        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, (ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. I have also examined such matters of law and such additional matters of fact, as
        I consider necessary or appropriate in connection with the opinions hereinafter expressed.

        In addition, I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.  Any information or other factual matters I inquired about were provided by the Company.

        Based upon the foregoing, I am of the opinion that the Common Stock to be issued pursuant to the Registration
        Statement is validly authorized and that, when issued in accordance with the terms set forth therein, the Common
        Stock will be validly issued, fully paid and non-assessable.

        Further, I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

        Very truly yours,

        /s/ ARNOLD Y. STEINBERG, P.C.
         Arnold Y. Steinberg

        EXHIBIT 10.1 - PRIVATE EQUITY LINE OF CREDIT AGREEMENT

        PRIVATE EQUITY LINE OF CREDIT AGREEMENT

        BY AND AMONG
        CERTAIN INVESTORS
        AND
        CONECTISYS CORP.

        DATED AS OF FEBRUARY 1, 2001

        This PRIVATE EQUITY LINE OF CREDIT AGREEMENT is entered into as of the 1st day of February,
        2001 (this "Agreement"), by and between the various investors identified on Schedule A hereto (each an "Investor"
        or "Investors"), and Conectisys Corp., a corporation organized and existing under the laws of the State of Colorado
        (the "Company").

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the
        Company shall issue and sell to each Investor, from time to time as provided herein, and each Investor shall purchase his Proportionate Share of up to $15,000,000 of Convertible Notes of the Company (as defined below).

        NOW, THEREFORE, the parties hereto agree as follows:

        ARTICLE I

        CERTAIN DEFINITIONS

        Section 1.1"Average Daily Price" shall be the price based on the VWAP.

        Section 1.2"Bid Price" shall mean the lowest closing (reported sale) bid price (as reported by
        Bloomberg, L.P.) of the Common Stock on the Principal Market.

        Section 1.3"Buy-In"  See Section 5.7.

        Section 1.4"Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

        Section 1.5"Closing" shall mean one of the closings of a purchase and sale of the Convertible Notes pursuant to Section 2.1.

        Section 1.6"Closing Date" shall mean, with respect to a Closing the tenth (10th) Trading Day following the Optional Purchase Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such 10th Trading Day.

        Section 1.7"Closing Price" shall mean the lowest closing price (as reported by Bloomberg, L.P.) of the Common Stock on the Principal Market.

        Section 1.8"Commitment Amount" shall mean the $15,000,000 up to which the Investors have agreed to provide to the Company in order to purchase Convertible Notes pursuant to the terms and conditions of this Agreement.

        Section 1.9"Commitment Period" shall mean the period commencing on the earlier to occur of (i) the
        Effective Date or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investors shall have purchased Convertible Notes pursuant to this
        Agreement for an aggregate Conversion Price of $15,000,000, (y) the date this Agreement is terminated pursuant to
        Section 2.5, or (z) the date occurring thirty-six (36) months from the date of commencement of the Commitment
        Period.

        Section 1.10"Common Stock" shall mean the Company's common stock, no par value per share.

        Section 1.11"Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common
        Stock or any such convertible or exchangeable securities.

        Section 1.12"Condition Satisfaction Date" See Section 7.2.

        Section 1.13"Conversion" shall mean the exchange of Convertible Note principal and at the Investor's election, interest for Conversion Shares at the Conversion Price.

        Section 1.14"Conversion Date" shall mean the Trading Day on which a Conversion Notice is given by the Investor to the Company.

        Section 1.15"Conversion Note" shall mean the Convertible Note of the Company issuable upon exercise of the Put by the Company, a form of which is annexed hereto as Exhibit D.  The Convertible Note shall have a maturity date of one year after the issue date, bear interest at the annual rate of 8% which interest shall be payable quarterly.

        Section 1.16"Conversion Notice" shall mean the notice given to the Company by the Investor indicating the amount of Convertible Note being converted and the Conversion Price, a form of which is annexed to the Convertible Note.

        Section 1.17"Conversion Price" as used in this Agreement shall be 84% of the average of the three lowest Closing Prices on a Principal Market during a Valuation Period.

        Section 1.18"Conversion Shares" shall mean the Common Stock issued or issuable upon conversion of a Convertible Note.

        Section 1.19"Damages" shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

        Section 1.20"Delivery Date"  See Section 6.2.

        Section 1.21"Effective Date" shall mean the date on which the SEC first declares effective a
        Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

        Section 1.22"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

        Section 1.23"Finder" See Section 13.2.

        Section 1.24"Investment Amount" shall mean the dollar amount (within the range specified in Section
        2.2) to be invested by the Investor to purchase Convertible Notes with respect to any Optional Purchase Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

        Section 1.25"Legend" See Section 9.1.

        Section 1.26"Mandatory Redemption"  See Section 6.4.

        Section 1.27  "Mandatory Redemption Amount"  See Section 6.3.

        Section 1.28"Mandatory Redemption Payment Date"  See Section 6.3.

        Section 1.29"Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company or trading price of the Common Stock that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement, (b) the Registration Rights
        Agreement, and (c) any agreement delivered in connection herewith.

        Section 1.30 "Maximum Put Amount" shall mean Seven Hundred and Fifty Thousand Dollars ($750,000).
        The Maximum Put Amount represents the aggregate of all Proportionate Shares of all Investors.

        Section 1.31"NASD" shall mean the National Association of Securities Dealers, Inc.

        Section 1.32"Notice of Conversion"  See Section 6.2.

        Section 1.33"Optional Purchase Date" shall mean the Trading Day during the Commitment Period that an Optional Purchase Notice to sell Convertible Notes to the Investor is deemed delivered pursuant to Section
        2.2(d) hereof.

        Section 1.34"Optional Purchase Notice" shall mean a written notice to the Investor setting forth the
        Investment Amount that the Company intends to sell to the Investor.

        Section 1.35"Outstanding" when used with reference to Common Shares or Capital Shares
        (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

        Section 1.36"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        Section 1.37"Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small-Cap
        Market, the OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.  As of the date of this Agreement, the
        OTC Bulletin Board is the Principal Market.

        Section 1.38"Proportionate Share" shall mean the proportion of the Commitment Amount agreed to be purchased by each Investor as set forth on Schedule A.

        Section 1.39"Put" shall mean each occasion the Company elects to exercise its right to tender an
        Optional Purchase Notice requiring the Investor to purchase a discretionary amount as determined by the Company and as limited by this Agreement, of the Convertible Notes, subject to the terms of this Agreement, which tender must be given to each Investor for such Investor's Proportionate Share.

        Section 1.40"Registrable Securities" shall mean an amount equal to 200% of the Conversion Shares and the Warrant Shares which are issuable employing the Conversion Price that would be in effect on the Trading
        Day prior to the date of filing of the Registration Statement or any Amendment thereto, whichever would result in the greater number of Conversion Shares or Warrant Shares, until the Registration Statement has been declared effective by the SEC and all Conversion Shares and Warrant Shares have been disposed of pursuant to the
        Registration Statement.

        Section 1.41"Registration Rights Agreement" shall mean the agreement regarding the filing of the
        Registration Statement for the resale of the Registrable Securities, entered into between the Company and the
        Investors as of the Subscription Date.

        Section 1.42"Registration Statement" shall mean a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor, Finder and
        Warrant Recipients of the Registrable Securities under the Securities Act.

        Section 1.43"Regulation D" shall mean Regulation D of the Securities Act.

        Section 1.44"SEC" shall mean the Securities and Exchange Commission.

        Section 1.45"Section 4(2)" shall mean Section 4(2) of the Securities Act.

        Section 1.46"Securities Act" shall mean the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

        Section 1.47"SEC Documents" shall mean the Company's latest Form 10-KSB as of the time in question, all Forms 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration
        Statement as set forth in the Registration Rights Agreement.

        Section 1.48"Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

        Section 1.49"Trading Cushion" shall mean, at any time, the mandatory thirty (30) calendar days between Optional Purchase Dates and seven (7) Trading Days after the most recent Closing Date.

        Section 1.50"Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

        Section 1.51"Trading Volume Limitation"  See Section 2.2(b).

        Section 1.52"Valuation Event" shall mean an event in which the Company at any time commencing on the first day of a Valuation Period and until the Conversion Shares are received in-hand by the Investor, takes any of the following actions:

        (a)subdivides or combines its Common Stock;

         (b)pays a dividend in its Capital Stock or makes any other distribution of its Capital
        Shares;

        (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Conversion Price that would be in effect immediately prior to such issuance, or without consideration;

        (d)issues any warrants, options or other rights to subscribe for or purchase any
        Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Conversion Price that would be in effect immediately prior to such issuance;

        (e)issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Conversion Price that would be in effect immediately prior to such issuance;

        (f)makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

        (g)takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the
        Investor, determined in good faith, would have a materially adverse effect upon the rights of the Investor at any time during a Valuation Period and until the Conversion Shares are received in-hand by the Investor.

        In the event any of the foregoing Valuation Events occurs, then the Conversion Price shall be adjusted to offset the dilutive impact of any such Valuation Event.

        Section 1.53 "Valuation Period" shall mean the period of ten (10) Trading Days during which the
        Conversion Price is determined, which period shall be with respect to the Conversion Date, the ten (10) Trading
        Days preceding the Conversion Date.

        Section 1.54 "VWAP" shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg, L.P. using the AQR function.

        Section 1.55 "Warrants" shall mean the common stock purchase warrants of the Company described in
        Section 13.3,  a form of which is annexed hereto as Exhibit E.

        Section 1.56 "Warrant Exercise Compensation"  See Section 13.2.

        Section 1.57 "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrants.

        ARTICLE II

        PURCHASE AND SALE OF CONVERTIBLE NOTES

        Section 2.1 Puts.  Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), on any Optional Purchase Date the Company may exercise a Put by the delivery of an Optional Purchase Notice. The amount of principal amount of Convertible Notes that the Investor shall purchase and receive pursuant to such Put shall be subject to the maximum amount set forth in this Agreement.

        Section 2.2 Mechanics.
        (a)Optional Purchase Notice. At any time during the Commitment Period, the
        Company may deliver an Optional Purchase Notice to the Investor, subject to the conditions set forth in Section 7.2;
        provided, however, the Investment Amount for each Put as designated by the Company in the applicable Optional
        Purchase Notices shall not be more than the Maximum Put Amount in the aggregate to all Investors and subject to the other limitation set forth herein.

        (b)Trading Volume Limitation.  The aggregate maximum principal amount of
        Convertible Notes for which Optional Purchase Notices may be given during any calendar month to all Investors may not exceed ten percent (10%) of the Average Daily Price for the thirty calendar days prior to but not including the Optional Purchase Date, multiplied by the reported daily trading volume of the Common Stock for each such day
        ("Trading Volume Limitation").

        (c)Ten Percent Limitation.  On any Optional Purchase Date, the number of
        Conversion Shares that would be issuable at the then applicable Conversion Price for the Convertible Notes for which an Optional Purchase Notice may be given, may not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

        (d)Date of Delivery of Optional Purchase Notice. An Optional Purchase Notice
        shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Optional Purchase Notice may be deemed delivered on a day that is not a Trading Day.

        Section 2.3 Closings. On each Closing Date for a Put the Company shall deliver to the Investor or to escrow one or more Convertible Notes.  The Investor shall deliver to escrow the Investment Amount specified in the Optional Purchase Notice by wire transfer of immediately available funds to an account designated by the escrow agent on or before the Closing Date.  In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.
        Payment of funds to the Company and delivery of the Convertible Notes to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in Section 7.2(n) following (x) the Company's deposit into escrow of the Convertible Notes representing the Investor's Proportionate Share of the Investment Amount and (y) the
        Investor's deposit into escrow of the Investor's Proportionate Shares of the Investment Amount; provided, however, that to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 13.1, the amount of such fees, expenses and disbursements shall be paid in immediately available funds drawn out of the deposited funds, at the direction of the Investor, to Investor's counsel with no reduction in the amount of Convertible Notes principal issuable to the Investor on such Closing Date.  All deliveries in connection with an Optional Purchase Notice must be made by the Company and Investor within seven (7)
        Trading Days of an Optional Purchase Date.

        Section 2.4 Liquidated Damages.  In the event the Convertible Notes are not delivered by the
        Company on a Closing Date and the Investor is not in default of the Investor's obligations described in this
        Agreement, the Company will pay the Investor, a pro rata portion as liquidated damages for such failure to deliver, and not as a penalty, one percent (1%) of the applicable Investment Amount for each seven (7) day period, or part thereof following such failure, in cash, until such Convertible Notes have been delivered.  The Escrow Agent shall be directed to pay such liquidated damages to the Investor out of the Investment Amount delivered by the Investor to the Escrow Agent.  Until receipt by the escrow agent of the Convertible Notes, the Investor may cancel any Optional
        Purchase Notice in connection with which Convertible Notes have been timely delivered.

        Section 2.5Termination of Investment Obligation. The obligation of the Investor to purchase
        Convertible Notes shall terminate permanently at the option of the Investor (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for a consecutive ten day calendar period or for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason, (ii) the Company shall at any time fail to comply with the requirements of Section 6.1, 6.2, 6.3, 6.4, 6.5 or 6.6, or (iii) there shall have occurred an Event of Default as defined in the Convertible Note.

        ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF INVESTOR

        Each Investor represents and warrants to the Company that:

         Section 3.1 Intent.   The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Convertible Notes and
        Conversion Shares or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Convertible Notes and Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with federal and state securities laws applicable to such disposition.

        Section 3.2 Sophisticated Investor.   The Investor is a sophisticated investor (as described in Rule
        506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Convertible Notes and Conversion Shares. The Investor acknowledges that an investment in the
        Convertible Notes and Conversion Shares is speculative and involves a high degree of risk.

        Section 3.3 Authority.   This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        Section 3.4 Not an Affiliate.   The Investor is not an officer, director or to Investor's good faith belief, an "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

        Section 3.5 Absence of Conflicts.   The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which
        Investor is subject or to which any of its assets, operations or management may be subject.

        Section 3.6 Disclosure; Access to Information.   Investor has received all documents, records, books
        and other information pertaining to Investor's investment in the Company that have been requested by Investor. The
        Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has had access to copies of any such reports that have been requested by it.

        Section 3.7 Manner of Sale.   At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

        ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Investor that:

         Section 4.1 Organization of the Company.   The Company is a corporation duly organized and
        existing in good standing under the laws of the State of Colorado and has all requisite corporate authority to own its properties and to carry on its business as now being conducted.  Except as set forth in the SEC Documents, the
        Company does not have any subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material
        Adverse Effect.

        Section 4.2 Authority.   (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the
        Convertible Notes, Conversion Shares, Warrants and Warrant Shares; (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the
        Company or its Board of Directors or stockholders is required; and (iii) this Agreement and the Registration Rights
        Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        Section 4.3 Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock (no par value), of which 25,393,938 shares of Common Stock were issued and outstanding as of January 24, 2001.  The Company's Board of Directors is currently authorized to issue 50,000,000 shares of Preferred Stock.  The Board of Directors has authorized the issuance of 1,000,000 shares of Class A Preferred Stock with 100 to 1 voting rights.  As of January 24, 2001, there are 140,020 shares of Class A
        Preferred Stock issued and outstanding.  The Board of Directors has authorized the issuance of 1,000,000 shares of
        Class B Preferred Stock, which is convertible at any time at the rate of 10 shares of Common Stock for each share of
        Class B Preferred Stock.  Except as set forth in the SEC Documents, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company.  All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

        Section 4.4 Common Stock.  As of the Subscription Date through and including two years after the final day of the Commitment Period, the Company will have registered its Common Stock pursuant to Section 12(b)
        or 12(g) of the Exchange Act and be in full compliance with all reporting requirements of the Exchange Act, and the
        Company will have maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is then listed or quoted on the Principal Market.  As of the date hereof, the Common Stock is listed for trading on the OTC Bulletin Board.

        Section 4.5S EC Documents.  The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials).
        The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.
        As of their respective dates, the SEC Documents complied in all material respects with the requirements of the
        Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company described above and/or included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the
        Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        Section 4.6 Valid Issuances.  The sale and resale of the Convertible Notes, Conversion Shares,
        Warrants and Warrant Shares may and will be properly accomplished pursuant to Rule 4(2), Regulation D and/or any applicable state law.  When issued, the Convertible Notes, Conversion Shares, Warrants and Warrant Shares
        shall be duly and validly issued, fully paid, and nonassessable.  Neither the sales of the Conversion Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Convertible
        Notes, Conversion Shares Warrants and Warrant Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Convertible Notes,
        Conversion Shares, Warrant and Warrant Shares or other securities of the Company. The Convertible Notes,
        Conversion Shares, Warrant and Warrant Shares shall not subject the Investor to personal liability by reason of the possession thereof.

        Section 4.7 No General Solicitation or Advertising in Regard to this Transaction.  Neither the
        Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Convertible Notes and Conversion Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Convertible
        Notes, Conversion Shares, Warrants and Warrant Shares under the Securities Act.

        Section 4.8 Corporate Documents.   The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the
        "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

        Section 4.9 No Conflicts.  The execution, delivery and performance of this Agreement by the
        Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock do not and will not (i) result in a violation of the Company's Articles of
        Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected
        (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iv), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof other than any SEC, NASD, Principal Market or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the OTC Bulletin Board.

        Section 4.10 No Material Adverse Change.   Since the date of the most recent financial statements
        included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

        Section 4.11 No Undisclosed Liabilities.   The Company has no liabilities or obligations which are
        material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since the date of the most recent financial statements included in the SEC Documents and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

        Section 4.12 No Undisclosed Events or Circumstances.   Since the date of the most recent financial
        statements included in the SEC Documents, no event or circumstance has occurred or exists with respect to the
        Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

        Section 4.13 No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Convertible Notes, Conversion Shares, Warrants or Warrant Shares under the Securities Act.

        Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the current management and Board of
        Directors of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a
        Material Adverse Effect.

        Section 4.15 No Misleading or Untrue Communication. The Company, any Person representing the
        Company, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with same, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

        Section 4.16 Material Non-Public Information.  The Company is not in possession of, nor has the
        Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

        ARTICLE V

        CONVERSION OF CONVERTIBLE NOTES

        Section 5.1Issuance of Common Stock.  Upon the conversion of the Convertible Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue Conversion Shares in the name of the
        Investor (or its nominee) or such other persons as designated by Investor and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon Conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the
        Common Stock.

        Section 5.2 Notice of Conversion.   The Investor will give notice of its decision to exercise its right to convert the Convertible Note or part thereof by telecopying an executed and completed Notice of Conversion (as defined in the Note) to the Company.  The Investor will not be required to surrender the Convertible Note until the
        Convertible Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date.  The Company will transmit the certificates representing the Conversion Shares issuable upon Conversion of the Convertible Note to the
        Investor via express courier for receipt by the Investor within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").  A Convertible Note representing the balance of the Convertible
        Note not so converted will be provided to the Investor, if requested by the Investor.  To the extent that an Investor elects not to surrender a Convertible Note for reissuance upon partial payment or Conversion, the Investor hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Convertible Note.

        Section 5.3 Liquidated Damages.  The Company understands that a delay in the delivery of the
        Conversion Shares in the form required pursuant to this Agreement, or the Mandatory Redemption Amount described in Section 5.4 hereof, beyond the Delivery Date or Mandatory Redemption Payment Date could result in economic loss to the Investor.  As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Conversion Shares in the form required pursuant to this Agreement upon Conversion of the Convertible Note or late payment of the Mandatory Redemption Amount, in the amount of
        $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each
        $10,000 of Convertible Note principal and interest being converted.  The Company shall pay any payments incurred under this Section 5.3 in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Investor, in the event that the Company fails for any reason to effect delivery of the
        Conversion Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the
        Investor will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the
        Investor shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the charges described above shall be payable through the date notice of revocation or rescission is given to the
        Company.

        Section 5.4 Mandatory Redemption.  If at any time the Convertible Notes are outstanding, the
        Company is prohibited from issuing Conversion Shares, or fails to timely deliver Conversion Shares on a Delivery
        Date, or for any reason other than pursuant to the limitations set forth in Section 5.5 hereof, then at the Investor's election, the Company must pay to the Investor ten (10) business days after request by the Investor or on the
        Delivery Date (if requested by the Subscriber) a sum of money determined by multiplying the principal amount of the Convertible Note designated by the Investor by 125%, together with accrued but unpaid interest thereon
        ("Mandatory Redemption Payment").  The Mandatory Redemption Payment must be received by the Investor on the same date as the Conversion Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Convertible Note principal and interest will be deemed paid and no longer outstanding.

        Section 5.5 Maximum Conversion.  The Investor shall not be entitled to convert on a Conversion
        Date that amount of the Convertible Note in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Investor and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the
        Convertible Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Investor and its affiliates of more than 9.9% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the
        Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the
        Investor shall not be limited to aggregate Conversions of only 9.9%.  The Investor may void the Conversion limitation described in this Section 5.5 upon 75 days prior notice to the Company.  The Investor may allocate which of the equity of the Company deemed beneficially owned by the Investor shall be included in the 9.9% amount described above and which shall be allocated to the excess above 9.9%.

        Section 5.6 Injunction - Posting of Bond.  In the event an Investor shall elect to convert a Convertible
        Note or part thereof, the Company may not refuse Conversion based on any claim that such Investor or any one associated or affiliated with such Investor has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining Conversion of all or part of said Convertible Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Convertible Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration or litigation of the dispute and the proceeds of which shall be payable to such Investor to the extent the Investor obtains judgment.

        Section 5.7 Buy-In.  In addition to any other rights available to the Investor, if the Company fails to deliver to the Investor such shares issuable upon Conversion of a Convertible Note by the Delivery Date and if after the Delivery Date the Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Investor of the Conversion Shares which the Investor anticipated receiving upon such
        Conversion (a "Buy-In"), then the Company shall pay in cash to the Investor (in addition to any remedies available to or elected by the Investor) the amount by which (A) the Investor's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Convertible Note for which such Conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if the Investor purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Conversion of $10,000 of
        Convertible Note principal and/or interest, the Company shall be required to pay the Investor $1,000, plus interest.
        The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

        Section 5.8 Maximum Payments.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder or pursuant to the Convertible Note exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Investor and thus refunded to the Company.

        ARTICLE VI

        COVENANTS OF THE COMPANY

        Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.  It shall be deemed an Event of Default under the Convertible Note if at any time after the issuance of a Convertible Note there are fewer than 125% of the amount of Conversion Shares necessary to allow full Conversion of such Convertible
        Notes, registered for unrestricted resale in an effective Registration Statement.

        Section 6.2 Reservation of Common Stock.   As of the date hereof, the Company has reserved and the
        Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common
        Stock for the purpose of enabling the Company to satisfy any obligation to issue the Conversion Shares and Warrant
        Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon one-half of the minimum Conversion Price therefor under the terms of this Agreement and the amount of shares of Common Stock issuable upon exercise of the Warrant.  It shall be deemed an Event of Default under the Convertible Note if the
        Company at any time during the Commitment Period has reserved fewer than 120% of the Common Shares that are necessary to allow Conversion of the entire Convertible Note principal and accrued interest and all Warrants.

        Section 6.3 Listing of Common Stock.  The Company shall maintain the listing of the Common
        Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the
        Commitment Period) to list the Conversion Shares and Warrant Shares.  The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Conversion
        Shares and Warrant Shares, and shall take such other action as is necessary or desirable in the opinion of the
        Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The
        Company shall take all action necessary to continue the listing and trading of its Common Stock on the Principal
        Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

        Section 6.4 Exchange Act Registration.  The Company shall cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

        Section 6.5 Legends.   The certificates evidencing the Convertible Notes and Conversion Shares to be sold to the Investor shall be free of legends unless required pursuant to Article IX hereof.

        Section 6.6 Corporate Existence.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

        Section 6.7 Additional SEC Documents.  The Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the
        SEC.

        Section 6.8 Blackout Period.  The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the
        Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration
        Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional
        Purchase Notice during the continuation of any of the foregoing events.

        Section 6.9 Expectations Regarding Optional Purchase Notices.  Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the
        Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

        Section 6.10Consolidation; Merger.  The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the
        Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the
        Company) assumes by written instrument the obligation to deliver to the Investor such Convertible Notes, shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

        Section 6.11Issuance of Convertible Notes and Conversion Shares.  The sale and issuance of the
        Convertible Notes, Conversion Shares, Warrants and Warrant Shares shall be made in accordance with the provisions and requirements of applicable state law.

        ARTICLE VII

        CONDITIONS TO DELIVERY OF OPTIONAL
        PURCHASE NOTICES AND CONDITIONS TO CLOSING

        Section 7.1Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock.
        The obligation hereunder of the Company to issue and sell the Convertible Notes to the Investor incident to each
        Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

        (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

        (b) Performance by the Investor.   The Investor shall have performed, satisfied and
        complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

        Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Optional Purchase
        Notice and the Obligation of the Investor to Purchase Convertible Notes. The right of the Company to deliver an
        Optional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for the Convertible Notes incident to a Closing is subject to the satisfaction, on (i) each Optional Purchase Date; and (ii) each day from the
        Optional Purchase Date through the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

        (a) Registration of the Common Stock with the SEC. As set forth in the Registration
        Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities that shall have been declared effective by the SEC prior to the first Optional Purchase
        Date, but in no event later than ninety (90) days after the Subscription Date and shall have filed a prospectus supplement on the first trading day after each Closing Date.

        (b) Effective Registration Statement.  As set forth in the Registration Rights
        Agreement, the Registration Statement shall have previously become effective and shall remain effective on each
        Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of the
        Registration Statement or related prospectus shall exist.

        (c) Accuracy of the Company's Representations and Warranties. The
        representations and warranties of the Company shall be true and correct in all material respects as of each Condition
        Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

        (d) Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the
        Registration Rights Agreement and Convertible Notes to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

        (e) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this
        Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

        (f) Adverse Changes.   Since the date of filing of the Company's most recent SEC
        Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

        (g) No Suspension of Trading In or Delisting of Common Stock.  The trading of the
        Common Stock (including without limitation the Conversion Shares) shall not have been suspended by the SEC, the
        Principal Market or the NASD and the Common Stock (including without limitation the Conversion Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of Conversion Shares with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

        (h)Legal Opinions.  The Company shall have caused to be delivered to the Investor and Warrant Recipients, within five (5) Trading Days of the effective date of the Registration Statement, and on each Closing Date, an opinion of the Company's independent counsel in the form of Exhibit B hereto, addressed to the Investor and Warrant Recipients; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly revise the Registration
        Statement and shall not deliver an Optional Purchase Notice.  If an Optional Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, at the option of the Investor, either the applicable Closing Date shall automatically be postponed for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor, or such
        Closing shall otherwise be canceled.  Liquidated damages determined pursuant to Section 2.4 shall be calculated and payable on the Closing Date.

        (i) Due Diligence.  No dispute between the Company and the Investor shall exist pursuant to Section 8.2(c) as to the adequacy of the disclosure contained in the Registration Statement.

        (j) Cross Default.  The Company shall not be in default of a material term, covenant, warranty or undertaking of any other agreement to which the Company and any Investor are parties, nor shall there have occurred an event of default or Event of Default under any such other agreement

        (k) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective
        (which event is more likely than not to occur within the fifteen Trading Days following the Closing Date.

        (l) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Optional Purchase Date and Closing Date.

        (m) Shareholder Approval. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market or any jurisdiction to which the Company is subject.

        (n) Escrow Agreement.  The parties hereto shall have entered into a mutually approved escrow agreement and the Company shall have agreed to pay the fee and expenses of the escrow agent.

        (o) Voting Restrictions.  The holder of Conversion Shares shall not be subject to voting or other restrictions arising under any applicable "anti-takeover" laws, rules or regulations.

        (p) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the
        Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

        ARTICLE VIII

        DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

        Section 8.1Due Diligence Review.  The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable
        Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD, Principal Market, or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the
        Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the
        Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration
        Statement.

        Section 8.2 Non-Disclosure of Non-Public Information.

        (a) The Company represents and warrants that the Company and its officers, directors, employees and agents have not disclosed any non-public information to the Investor or advisors to or representatives of the Investor.  The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review.  The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

        (b) The Company acknowledges and understands that the Investor is entering into this Agreement and the Registration Rights Agreement at the request of the Company and in good faith reliance on the Company's representation set forth in Section 4.16 that neither it nor its agents have disclosed to the Investor any material non-public information.

        (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the
        Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.  Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

        Section 8.3Confidentiality.  The Company agrees that it will not publicly or privately disclose the identities of the Investors, Warrant Recipients or Finders unless expressly agreed to in writing by the Investor or otherwise required by law.

        ARTICLE IX

        LEGENDS

        Section 9.1Legends.  Unless otherwise provided below, each Convertible Note and Conversion
        Share certificate, Warrant and Warrant Share certificate representing Registrable Securities will bear the following legend (the "Legend"):

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
        UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
        ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE
        UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
        ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY
        INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,
        TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED
        OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
        SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT
        SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE
        BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE
        EQUITY LINE OF CREDIT AGREEMENT AMONG CONECTISYS CORP. AND CERTAIN
        INVESTORS DATED THE SUBSCRIPTION DATE. A COPY OF THE PORTION OF THE
        AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM
        THE COMPANY'S EXECUTIVE OFFICES.

        (a)at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, or prior to issuance of a certificate; provided that (i)
        the Registration Statement shall then be effective; and (ii) the Investor confirms to the Company that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and

        (b)at any time upon any surrender of one or more certificates evidencing
        Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to
        Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities.  Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company.

        Section 9.2No Other Legend or Stock Transfer Restrictions.   No legend other than the one specified
        in Section 9.1 has been or shall be placed on the share certificates representing the Convertible Notes, Warrants or
        Common Stock comprising the Registrable Securities and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

        ARTICLE X

        CHOICE OF LAW/VENUE

        Section 10.1Choice of Law/Venue.   This Agreement and the Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement or the Registration Rights Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

        ARTICLE XI

        ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

        Section 11Assignment.  Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, and be binding upon, any transferee of any of the
        Convertible Notes, Common Stock, Warrants or Warrant Shares comprising the Registrable Securities purchased or acquired hereunder, and (b) the Investor's obligations and corresponding rights set forth in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor)
        effective upon written notice to the Company.  The Company shall have the right to require any assignee to execute a counterpart of this Agreement unless the Common Stock held by such person is free from further restrictions on transfer or unless the assignee has already executed a copy of this Agreement.

        ARTICLE XII

        NOTICES; INDEMNIFICATION

        Section 12.1Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective
        (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

        If to Conectisys Corp.:

        Conectisys Corp.
        24307 Magic Mountain Parkway
        Suite 41
        Valencia, CA 91355
        Telecopier: (661) 295-5981

        If to the Investor:

        To the address and telecopier number set forth on Schedule A hereto with a copy to (which communication shall not constitute notice):

        Barbara R. Mittman, Esq.
        551 Fifth Avenue, Suite 1601
        New York, New York 10176
        Telecopier: (212) 697-3575

        Either party hereto may from time to time change its address or facsimile number for notices under this
        Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

        Section 12.2 Indemnification.

        (a)The Company agrees to indemnify and hold harmless the Investor, its partners,
        Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement in any event as such Damages are incurred.

        (b)The Investor agrees to indemnify and hold harmless the Company, its partners,
        Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement in an aggregate amount not to exceed one-tenth of each such Investor's Proportionate Share.

        Section 12.3Method of Asserting Indemnification Claims.  All claims for indemnification by any
        Indemnified Party (as defined below) under Section 12.2 will be asserted and resolved as follows:

        (a)In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 12.2 (an "Indemnified Party") might seek indemnity under Section
        12.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party
        Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section
        12.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party.  If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying
        Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified
        Party.  The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity
        Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 12.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        1. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the
        Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
        Section 12.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the
        Indemnified Party in the case of any settlement that provides for any relief which affects the Indemnified Party, other than the payment of monetary damages or that provides for the payment of monetary damages as to which the
        Indemnified Party will not be indemnified in full pursuant to Section 12.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the
        Indemnifying Party's delivery of the notice referred to in the first sentence of this clause 1, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified
        Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the
        Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The
        Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause 1, and except as provided in the preceding sentence, the
        Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 12.2 with respect to such Third Party Claim.

        2.If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the
        Indemnifying Party desires to defend the Third Party Claim pursuant to Section 12.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the
        Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all
        appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld).  The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the
        Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the
        Indemnified Party is contesting.  Notwithstanding the foregoing provisions of this clause 2, if the Indemnifying
        Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause 3 below, the Indemnifying
        Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause 2 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause 2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

         3.If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section
        12.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under
        Section 12.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the
        Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 12.3.

        (b)In the event any Indemnified Party should have a claim under Section 12.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 12.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party.  The failure by any
        Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such
        Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.2 and the
        Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.  If the Indemnifying
        Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 12.3.

        Section 12.4Underwriter Liability.  Nothing contained in this Agreement or any document delivered herewith shall require or imply that the Investor is or be an Underwriter as defined in the Exchange Act or Securities
        Act, nor a "statutory underwriter."  The Investor shall not be required to take any action or assume any liability or obligation which would or could impose Underwriter or "statutory underwriter" status or liability on the Investor.

        ARTICLE XIII

        MISCELLANEOUS

        Section 13.1 Fees and Expenses.   Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the reasonable fees, expenses and disbursements of the Investor's counsel in an amount of $6,000 which shall be payable on the
        Subscription Date, and not less than $7,000 per Closing up to a maximum of $14,000 in the aggregate, for the initial two Closings.

        Section 13.2 Finders.   Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as described on Schedule 13 ("Finder").  The Company agrees to pay to the Finder a fee equal to ten percent (10%) ("Finder's Fee") of the Investment Amount received by the Company as set forth on Schedule 13 hereto and ten percent (10%) of the cash proceeds of Warrant exercise ("Warrant Exercise Compensation").  Said sum shall be paid out of the escrow account established for deposit of Investment Amounts and within five Trading
        Days of the Company's receipt of Warrant exercise proceeds.  The Company's obligations to the Finders is binding even if the Registration Rights Agreement is not signed by the Finders.  A default by the Company of the
        Company's obligations to the Warrant Recipients shall be deemed a default under the Agreement, shall terminate the
        Investment Obligation and be deemed an Event of Default under the Convertible Notes provided such default is not due to a failure by an escrow agent to comply with his obligations.  The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions.

        Section 13.3 Warrants.  The Warrant Recipients identified on Schedule 13 hereto shall receive from the Company on each Closing Date, Warrants to purchase the aggregate amount of Warrant Shares set forth on
        Schedule 13 hereto.  A form of Warrant is annexed hereto as Exhibit E.  The number of Warrant Shares issuable upon exercise of the Warrants shall be equal to twelve percent (12%) of the Commitment Amount received by the
        Company divided by the Conversion Price (as defined in the Warrant) which shall be equal to one hundred and twenty percent (120%) of the lowest Closing Price for the five (5) Trading Days preceding the Closing Date in connection with which the Warrants are issuable.  The Warrants will be exercisable for four years from the Issue
        Date (as defined in the Warrant).   The Warrant Recipients are granted the registration rights set forth in the
        Registration Rights Agreement with respect to the Warrants and Warrant Shares.  The Warrants must be delivered to the Warrant Recipients or an agreed upon escrow agent on each Closing Date.  Failure to timely deliver the
        Warrants will terminate the Investors' Investment Obligation and be deemed an Event of Default under the
        Convertible Note.

        Section 13.4 Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.  This Agreement may be delivered by telecopier transmission which such copy shall be deemed an original executed Agreement.

        Section 13.5 Entire Agreement.   This Agreement, the Exhibits hereto, the documents delivered in connection herewith, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.  The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this
        Agreement as if fully set forth herein.

        Section 13.6 Survival; Severability.   The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

        Section 13.7 Title and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        Section 13.8 Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the Closing Price, VWAP, trading price or trading volume of the Common Stock on any given
        Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

        IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

        CONECTISYS CORP.

        By: ______________________________________
        Robert A. Spigno - CEO

        _________________________________________
        KESHET L.P. - Investor

        _________________________________________
        THE KESHET FUND L.P. - Investor

        _________________________________________
        LAURUS MASTER FUND, LTD. - Investor

        _________________________________________
        NESHER LTD. - Investor

        _________________________________________
        TALBIYA B. INVESTMENTS LTD. - Investor

        SCHEDULE A

                                               SHARE OF     PROPORTIONATE SHARE
        INVESTOR                              COMMITMENT AMOUNT    OF COMMITMENT AMOUNT

        KESHET L.P.                               $3,000,000.00             20%
        An Isle of Man Limited Partnership
        Ragnall House, 18 Peel Road Douglas,
        Isle of Man 1M1 4L2,
        United Kingdom
        Fax: 011-44-1624-661594

        THE KESHET FUND L.P.                      $3,000,000.00             20%
        A New York Limited Partnership
        135 West 50th Street,
        Suite 1700 New York,
        NY 10020
        Fax: 212-541-4434

        LAURUS MASTER FUND, LTD.                  $3,000,000.00             20%
        A Cayman Island Corporation
        C/o Onshore Corporate Services Ltd.
        P.O. Box 1234
        G.T. Queensgate House,
        South Church Street Grand Cayman,
        Cayman Islands
        Fax: 345-949-9877

        NESHER LTD.                               $3,000,000.00             20%
        An Isle of Man corporation
        Ragnall House,
        18 Peel Road Douglas,
        Isle of Man 1M1 4L2,
        United Kingdom
        Fax: 011-44-1624-661594

        TALBIYA B. INVESTMENTS LTD.               $3,000,000.00             20%
        An Isle of Man corporation
        Ragnall House,
        18 Peel Road Douglas,
        Isle of Man 1M1 4L2,
        United Kingdom
        Fax: 011-44-1624-661594

        TOTAL                                    $15,000,000.00            100%

        EXHIBIT B
        FORM OF OPINION OF THE COMPANY'S
        INDEPENDENT COUNSEL WITHIN 5 TRADING DAYS
        FOLLOWING EFFECTIVE DATE OF REGISTRATION STATEMENT

        TO:

        We have acted as counsel to Conectisys Corp., a Colorado corporation (the "Company"), in connection with the Private Equity Line of Credit Agreement between the Company and you, dated as of February 1, 2001 (the
        "Line of Credit Agreement"), pursuant to which the Company will issue to you from time to time Convertible Notes, shares of Common Stock, no par value (the "Conversion Shares"), Common Stock Purchase Warrants ("Warrants"
        and Common Stock issuable upon exercise of the Warrants ("Warrant Shares") and the Registration Rights
        Agreement between you and the Company, dated February 1, 2001 (the "Registration Rights Agreement," and
        together with the Line of Credit Agreement, the "Agreements").  This opinion is rendered to you pursuant to Section
        7.2(h) of the Line of Credit Agreement.  Capitalized terms used without definition in this opinion have the meanings given to them in the Line of Credit Agreement.

        In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies.  We have also assumed that there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates.  We have based our opinion upon our review of the following records, documents and instruments:

        (a)The Articles of Incorporation of the Company, as amended to date (the "Articles"), certified by the
        Colorado Secretary of State as of ____________, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b)The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion (the "Bylaws");

        (c)Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and the shareholders of the Company relating to the transactions contemplated by the Agreement;

        (d)The Agreements;

        (e)A certificate related to the good standing of the Company issued by the Secretary of State of the
        State of Colorado dated __________, 2001;

        (f)A Certificate of the Chief Executive Officer of the Company as to certain factual matters (the
        "Officer's Certificate");

        (g)The SEC Documents.

        With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company solely upon the documents enumerated in (e) and (f) above.

        Where our opinion relates to our "knowledge," such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company on matters related to the Agreements.  With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed in paragraph 2 of Part III below.  We have assumed for purposes of our opinion to the effect that the Conversion Shares are fully paid and nonassessable that the consideration for such Conversion Shares will be received by the Company in accordance with the Line of Credit Agreement.

        We express no opinion as to any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

        This opinion is limited to the federal laws of the United States of America and the laws of the States of
        Colorado and New York.  We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

        1.The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents.  To our knowledge the Company does not have any subsidiaries other than as set forth in the SEC Documents.

        2.Each of the subsidiaries of the Company has been duly incorporated and is validly existing and in good standing under the laws of their jurisdiction of incorporation and has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents.

        3.To our knowledge, except as described in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or to our knowledge, any officer or director of the Company in his or her capacity as such, nor to our knowledge has the Company received any written threat of any such claims, actions, suits, proceedings or investigations.

        4.To our knowledge, except as described in the Company's representations and warranties contained in Article IV of the Line of Credit Agreement, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of
        Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

        5.Subject to the accuracy of your representations in Article III of the Line of Credit Agreement on
        the date hereof and on the date of issuance of any Conversion Shares, Warrant Shares, and the statement in the
        Officer's Certificate that the Company has not offered or sold, and will not offer or sell, any Conversion Shares by means of advertising or public solicitation, the issuance of the Conversion Shares and Warrant Shares in conformity with the terms of the Line of Credit Agreement constitutes transactions exempt from the registration requirements of
        Section 5 of the Securities Act of 1933, as amended.  The Conversion Shares when issued in compliance with the
        Line of Credit Agreement, and the Warrant Shares when issued in compliance with the Line of Credit Agreement and Registration Rights Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and free of preemptive rights set forth in the Articles, Bylaws and any agreement filed as an exhibit to the SEC Documents, provided, however, that the Convertible Notes, Conversion Shares, Warrants and Warrant Shares may be subject to restrictions on transfer under state and federal securities laws, but only to the extent set forth in the Line of Credit
        Agreement.

        6.The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Convertible Notes, Conversion Shares, Warrants and Warrant
        Shares.

        Each of the Agreements has been duly authorized, executed and delivered by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary corporate action and no further consent or authorization of the Company's board of directors or shareholders is required.  Each of the Agreements has been duly executed and delivered on the part of the
        Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights,
        (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and
        (iii) to limitations imposed by applicable law or public policy on the enforceability of the indemnification provisions contained in the Agreements.

        7.   The execution, delivery and performance of and compliance with the respective terms of each of the
        Agreements, and issuance of the Convertible Notes, Conversion Shares, Warrants and Warrant Shares in accordance with the Line of Credit Agreement, will not violate any provision of the Articles or Bylaws or any law applicable to the Company.

        8.   The holders of the Convertible Notes, Conversion Shares, Warrants, and Warrant Shares will not be subject to the provisions of the Colorado, New York and California anti-takeover statutes.

        In connection with the registration of the Conversion Shares and Warrant Shares, we advised the Company as to the requirements of the Securities Act and the applicable Rules and Regulations and rendered other legal advice and assistance in the course of preparation of the Registration Statement and Prospectus, including review and discussion of the contents thereof.  On the basis of the information that was developed in the course of the performance of such services considered in the light of our understanding of the Securities Act, including the requirements of Form SB-2, we have no reason to believe that (i) the Registration Statement (other than the financial statements and related statements and schedules, as to which we express no belief) as of its Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and related statements and schedules, as to which we express no belief) as of the Effective Date of the Registration
        Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated
        therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that except as set forth in this opinion letter we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the
        Registration Statement or the Prospectus.

        Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

        A.The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

        B.Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

        C.This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion
        Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

        This opinion is rendered as of the date first written above, is solely for your benefit in connection with the
        Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent.  We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

        Very truly yours,

        EXHIBIT C

        COMPLIANCE CERTIFICATE
        CONECTISYS CORP.

        The undersigned, Robert A. Spigno, hereby certifies, with respect to the Convertible Notes of Conectisys
        Corp. (the "Company") issuable in connection with the Optional Purchase Notice, dated  (the "Notice"), delivered pursuant to Article II of the Private Equity Line of Credit Agreement, dated February 1, 2001, by and among the
        Company and certain Investors (the "Agreement"), as follows:

        1.The undersigned is the duly elected Chairman and Chief Executive Officer of the Company.

        2.The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof.

        3.The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

        4.The amount of Common Stock remaining registered in an effective registration statement on behalf of each Investor as of this date is set forth on the schedule hereto.

        5.The amount of Convertible Notes previously issued to the Investors is set forth on the schedule hereto.

        The undersigned has executed this Certificate this 1st day of  February, 2001.

        CONECTISYS CORP.

        By:_____________________________________
        Robert A. Spigno
        Chief Executive Officer

        SCHEDULE 13

        FINDERS
        CASH FINDERS FEE (1)
        WARRANT EXERCISE
        COMPENSATION (2)
        LAURUS CAPITAL MANAGEMENT, LLC
        135 West 50th Street, Suite 1700
        New York, NY 10020
        Fax: 212-541-4434
        In connection with investments by
        Laurus Master Fund, Ltd.
        In connection with investments by
        Laurus Master Fund, Ltd.
        ALON ENTERPRISES LTD.
        An Isle of Man corporation
        Ragnall House, 18 Peel Road
        Douglas, Isle of Man
        1M1 4L2, United Kingdom
        Fax: 011-44-1624-661594
        In connection with investments by
        Keshet L.P., The Keshet Fund L.P.,
        Nesher Ltd., and Talbiya B.
        Investments Ltd.
        In connection with investments by
        Keshet L.P., The Keshet Fund L.P.,
        Nesher Ltd., and Talbiya B.
        Investments Ltd.
        TOTAL
        Up to $1,500,000.00 (10%)
        10%

        (1)Total Finder's Fee represents 10% of the Commitment Amount.

        (2)Warrant Exercise Compensation is equal to 10% of the aggregate cash proceeds received by the
        Company from cash based Warrant exercise.

        WARRANT RECIPIENTS
        PROPORTIONATE SHARE OF WARRANTS
        LAURUS MASTER FUND, LTD
        A Cayman Island Corporation
        C/o Onshore Corporate Services
        P.O. box 1234G.T.
        Queensgate House, South Church Street
        Grand Cayman, Cayman Islands
        Fax 345-949-9877
        In connection with investments by Laurus Master Fund,
        Ltd.
        TALBIYA B. INVESTMENTS LTD.
        An Isle of Man corporation
        Ragnall House, 18 Peel Road
        Douglas, Isle of Man
        1M1 4L2, United Kingdom
        Fax: 011-44-1624-661594
        In connection with investments by Keshet L.P., The
        Keshet Fund L.P., Nesher Ltd., and Talbiya B.
        Investments Ltd.
        TOTAL
        100%

        EXHBIT 10.2 - REGISTRATION RIGHTS AGREEMENT
         (PART OF PELC AGREEMENT)

        REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 1, 2001, is made and entered into among Conectisys Corp., a Colorado corporation (the "Company"), and the Investors who are signatories hereto ("Investor" or "Investors") for their benefit and for the benefit of the Warrant Recipients.

        WHEREAS, the Company and the Investor have entered into that certain Private Equity Line of Credit
        Agreement, dated as of the date hereof (the "Investment Agreement"), pursuant to which the Company will issue, from time to time, to the Investor up to $15,000,000 worth of shares of Common Stock, no par value per share, of the Company (the "Common Stock");

        WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor and Warrant Recipients with certain registration rights with respect to the Registrable Securities (as defined in the Investment Agreement);

        NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the
        Investment Agreement):

        ARTICLE I
        REGISTRATION RIGHTS

        Section 1.1  FORM SB-2 REGISTRATION STATEMENTS.

        (a)Filing of Form SB-2 Registration Statements. Subject to the terms and conditions of this
        Agreement, the Company shall file with the SEC within forty-five (45) days following the Subscription Date a registration statement on Form SB-2 under the Securities Act (the "Registration Statement") for the registration of the resale by the Investor and Warrant Recipients of the Registrable Securities.

        (b)Effectiveness of the Registration Statement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC by no later than one hundred and twenty (120) days after the Subscription Date and to insure that the Registration Statement remains in effect throughout the term of this
        Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

        (c)Failure to File Registration Statement.  In the event the Company fails to file a Registration
        Statement within the time period set forth in Section 1.1(a), the Company shall pay to the Investors, collectively, within three Trading Days of the date by which such Registration Statement was required to have been filed, each
        Investor's Proportionate Share of the sum of $30,000 in immediately available funds into an account designated by
        the Investor.   The Company will also pay to the Warrant Recipients, collectively, the sum of $25,000 at the same time and in the same manner.  Such payment shall be made by wire transfer of immediately available funds.

        (d)Failure to Maintain Effectiveness of Registration Statements.  In the event the Company fails to maintain the effectiveness of a Registration Statement (or the underlying prospectus) throughout the period set forth in Section 4.2, and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period"), the Company shall pay to the Investor and Warrant Recipient in immediately available funds into an account designated by the Investor or Warrant Recipient an amount equal to one half of one percent (0.5%) of the aggregate Purchase Price (payable to the Investor) and aggregate Purchase Price
        (as defined in the Warrant) of the Warrant Shares (payable to the Warrant Recipient) of all of the Registrable
        Securities then held by the Investor and Warrant Recipient for each of the first four seven-calendar-day periods (or portion thereof) of an Ineffective Period and one percent (1.0%) of such aggregate Purchase Price or each subsequent seven-calendar-day periods (or portion thereof) of such Ineffective Period.  Such payments shall be made on the first Trading Day after the earliest to occur of (i) the expiration of the Commitment Period, (ii) the expiration of an Ineffective Period, (iii) the expiration of the first twenty-eight calendar days of an Ineffective Period and (iv) the expiration of each additional twenty-eight calendar-day period during an Ineffective Period.

        (e)The parties hereto acknowledge and agree that the sums payable under Sections 1(c) or 1(d) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such
        Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration
        Statement, (c) one of the reasons for the Parties reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the  question of actual damages, and (d) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

        ARTICLE II
        REGISTRATION PROCEDURES

        Section 2.1  FILINGS; INFORMATION. The Company will effect the registration and sale of such
        Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

        (a)The Company shall prepare and file with the SEC a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); use reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Act or otherwise); prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed by Section 1.1(b); prepare and file within one day after each Closing Date any prospectus supplement required under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such
        Registration Statement.

        (b)The Company shall file all necessary amendments to the Registration Statement in order to effectuate the purpose of this Agreement and the Investment Agreement.

        (c)If so requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with the filing of a Shelf Registration, the
        Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;
        provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(c)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

        (d)In connection with the filing of a Registration Statement, the Company shall enter into such agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable
        Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) if an underwriting agreement is entered into, the same shall contain indemnification provision and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

        (e)Five Trading Days prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the seller of Registrable Securities and counsel representing the seller of
        Registrable Securities, in accordance with the notice provisions of Section 4.8, copies of such Registration
        Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties, and thereafter deliver to the seller of Registrable Securities and its counsel, in accordance with the notice provisions of Section 4.8, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement
        (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

        (f)After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

        (g)The Company shall use its reasonable best efforts to (i) register or qualify such Registrable
        Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable
        Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

        (h)The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities:
        (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration
        Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration
        Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and
        the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

        (i)The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

        (j)The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company
        (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
        (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration
        Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the
        Company or its Affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (k)The Company shall deliver, in accordance with the notice provisions of Section 4.8, to the
        Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company, and (2) to the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration
        Statement, a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor
        reasonably requests.

        (l)The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

        (m)The Company shall appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

        (n)The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers.  The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

        Section 2.2 REGISTRATION EXPENSES.   In connection with each Registration Statement, the
        Company shall pay all registration expenses incurred in connection with the registration thereunder (the
        "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s)
        requested pursuant to Section 2.1(l) hereof), (vii) the fees and expenses of any special experts retained by the
        Company in connection with such registration, (viii) premiums and other costs of policies of insurance against liabilities arising out of any public offering of the Registrable Securities being registered, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each seller of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such seller that are included in a registration under this Agreement.

        ARTICLE III
        INDEMNIFICATION AND CONTRIBUTION

        Section 3.1  INDEMNIFICATION BY THE COMPANY.     The Company agrees to indemnify and hold
        harmless each seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the seller of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the
        "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Act or otherwise as incurred and, insofar as such
        Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the
        Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the seller of Registrable Securities expressly for use therein, and shall reimburse the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the seller of Registrable Securities to the extent that any such
        Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i)
        the seller of Registrable Securities failed to send or deliver a copy of the final prospectus delivered by the Company to the seller of Registrable Securities with or prior to the delivery of written confirmation of the sale by the seller of
        Registrable Securities to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

        Section 3.2  INDEMNIFICATION BY SELLER OF REGISTRABLE SECURITIES.    Each Seller of
        Registrable Securities agrees to indemnify and hold harmless the Company and each person, if any, who controls the
        Company, or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
        Section 20 of the Exchange Act, and each officer of the Company who signs the Registration Statement, the
        Company's directors, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Company and Controlling Person may become subject under the Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof)
        arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any
        Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated
        therein or necessary to make the statements therein not misleading, only insofar as the same are based upon information furnished in writing to the Company by the seller of Registrable Securities expressly for use therein, and shall reimburse the Company and each such Controlling Person for any legal and other expenses reasonably incurred by the Company, or any such Controlling Person, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the seller of Registrable Securities shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the seller under such registration statement bears to the total public offering price of all securities offered thereunder, but not in any event to exceed the net proceeds received by the seller of Registrable Securities from the sale of Registrable Securities covered by such registration statement.

        Section 3.3  CONDUCT OF INDEMNIFICATION PROCEEDINGS.    Promptly after receipt by any
        person or entity in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2 (an "Indemnified Party")
        of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an
        Indemnified Party shall fail to give such notice as provided in this Section 3.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 and 3.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party;
        provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an
        Indemnified Party otherwise than under Section 3.1 or 3.2. If any such claim or action shall be brought against an
        Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the
        Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the
        Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation;
        provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified
        Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified
        Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys together with appropriate local counsel) at any time for all Indemnified
        Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the
        Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably  withheld.

        Section 3.4  OTHER INDEMNIFICATION.  Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company and each seller of
        Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.  The provisions of this Article
        III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified
        Party may have pursuant to law, equity, contract or otherwise.

        Section 3.5  CONTRIBUTION.  If the indemnification provided for in this Article III is unavailable to the
        Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the
        Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.5, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the seller of Registrable Securities were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        Section 3.6 UNDERWRITER LIABILITY.  Nothing contained in this Agreement or any document delivered herewith shall require or imply that the Investor is or be an Underwriter as defined in the Exchange Act or
        Securities Act, nor a "statutory underwriter."  The Investor shall not be required to take any action or assume any liability or obligation which would or could impose Underwriter or "statutory underwriter" status or liability on the
        Investor.

        ARTICLE IV
        MISCELLANEOUS

        Section 4.1  NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the seller of Registrable Securities that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement or the Investment Agreement.  The Company further represents and warrants that upon issuance, the Registrable Securities will not have been issued or sold in violation of any preemptive or other similar rights of holders of any securities of the Company or any other person.

        Section 4.2  TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Put Shares and Warrant Shares (i) have been disposed of pursuant to the Registration
        Statement, (ii) have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the holder of Registrable Securities; provided, however, that such registration rights shall not terminate sooner than three years following the Subscription Date. Notwithstanding the foregoing, paragraphs (c) and (d) of
        Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

        Section 4.3  RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the seller of Registrable Securities to sell
        Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a)
        Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of
        Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to
        Rule 144. Upon the request of the seller of Registrable Securities, the Company will deliver to the seller of
        Registrable Securities a written statement as to whether it has complied with such requirements.

        Section 4.4  CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of
        Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal
        Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e)
        whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety
        (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

        Section 4.5  AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this
        Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities.  Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of
        Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

        Section 4.6  SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the
        provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor and Warrant Recipients may assign its rights under this Agreement to any subsequent holder the Registrable Securities, provided that the Company shall have the right to require any holder of
        Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Investment Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

        Section 4.7  SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

        Section 4.8  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to Conectisys Corp.:

        Conectisys Corp.
        24307 Magic Mountain Parkway
        Suite 41
        Valencia, CA 91355
        Telecopier: (661) 295-5981

        If to the Investor:

        To the address and telecopier number set forth on the signature page hereto with a copy to (which communication shall not constitute notice):

        Barbara R. Mittman, Esq.
        551 Fifth Avenue, Suite 1601
        New York, New York 10176
        Telecopier: (212) 697-3575

        Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

        Section 4.9  GOVERNING LAW.  This Agreement shall be subject to the same choice of law, venue and jurisdiction as the Investment Agreement and construed under the laws of the State of New York, without giving effect to provisions regarding conflicts of law or choice of law.

        Section 4.10  HEADINGS.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

        Section 4.11  COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

        Section 4.12  FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

        Section 4.13  REMEDIES.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law.  The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

        Section 4.14THIRD PARTY BENEFICIARIES.  The Warrant Recipients are expressly made third-
        party beneficiaries of the agreements contained in this Agreement.

        [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

        CONECTISYS CORP.

        By:_________________________________
        Robert A. Spigno - CEO

        By:_________________________________      By:_________________________________
        KESHET L.P.                               THE KESHET FUND L.P.
        Ragnall House, 18 Peel Road               135 West 50th Street, Suite 1700
        Douglas, Isle of Man                      New York, NY 10020
        1M1 4L2, United Kingdom                   Fax: 212-541-4434
        Fax: 011-44-1624-661594

        By:_________________________________      By:_________________________________
        LAURUS MASTER FUND, LTD.                  NESHER LTD.
        C/o Onshore Corporate Services Ltd.       Ragnall House, 18 Peel Road
        P.O. Box 1234 G.T.                        Douglas, Isle of Man
        Queensgate House, South Church Street     1M1 4L2, United Kingdom
        Grand Cayman, Cayman Islands              Fax: 011-44-1624-661594
        Fax: 345-949-9877

        By:_________________________________
        TALBIYA B. INVESTMENTS LTD.
        Ragnall House, 18 Peel Road
        Douglas, Isle of Man
        1M1 4L2, United Kingdom
        Fax: 011-44-1624-661594

        EXHIBIT 10.3 - EMPLOYMENT AGREEMENT OF ROBERT A. SPIGNO EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made and entered into effective the 2 day of October, 1995, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Robert A. Spigno
        ("Employee").

        WITNESSETH:

        WHEREAS, Employer is a corporation, duly organized under the laws of the state of Colorado; and

        WHEREAS, Employee has expertise in Employer's business which is engaged in the business of  high technology  and light manufacturer; and

        WHEREAS, Employer desires to employ Employee, and Employee desires to accept employment with Employer upon the terms and conditions herein set forth; and

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties mutually agree as follows:

        1.Employment and Term Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for an initial term of three (3) years, subject to the farther provisions of this Agreement, and thereafter shall be automatically extended for subsequent five (5) year terms unless terminated as provided herein.  Employee's employment hereunder shall be continued thereafter from term to term until either party shall give one hundred eighty (180) days prior written notice of termination.
        Notwithstanding the foregoing, this Agreement may be sooner terminated as provided in Paragraph 8 hereof.

         2.Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be a an officer of Conectisys, holding the titles of, Chairman of the Board of Directors, President and Chief Executive
        Officer, performing the duties of such offices for Employer. Employee shall further have the power and authority to nominate the persons of Employee's choosing to constitute the remaining members of Conectisys's Board of
        Directors and the officers.

        3.Compensation.  During the initial term of this Agreement, Employee shall receive as compensation for his services, an annual base salary of  One Hundred Twenty-five Thousand Dollars ($125,000).
        During the subsequent terms of employment under this agreement, Employer shall negotiate Employee's annual base salary in good faith; provided, however, that Employer shall pay Employee an annual base salary in such subsequent terms of employment in an amount no less than the annual base salary paid Employee during the initial term hereunder.  Employee shall further receive a bonus, paid at year end, equal to fifteen percent (15%) of all net profits before taxes earned by Conectisys. Employee shall have an option to purchase up to 500,000 shares of Conectisys
        Corporation restricted stock under rule 144 at a cost of Sixty (60%) of the average market value during the prior 180 days of  trading; this option shall remain open for five (5) years with an option to renew said option for an additional five (5) years.

        4.Fringe Benefits. Employer shall provide Employee with health care and medical insurance coverage by
        Conectisys Corporation and shall be entitled to participate in all qualified or unqualified employee benefit plans subject only to those prerequisites required of other officers and employees.  Employee shall receive such other fringe benefits as Employer may determine from time to time in its sole discretion. Employee shall be entitled to six
        (6) weeks paid vacation each year. If Employee is unable to perform Employee's duties by reason of illness or incapacity for a consecutive period of more than two weeks, the compensation payable after the aforesaid period shall be Seven Thousand Dollars ($7,000) per month. Upon return to full employment, full  compensation shall be reinstated. If Employee is unable to perform or is absent from employment for a period of more than eighteen (18), months, Employer may terminate this Employment Agreement, without further cause.

        5.Reimbursement for expenses. Employer shall reimburse Employee for all ordinary and reasonable expenses incurred by Employee in connection with the business of Employer, Reimbursement shall be made to Employee by Employer no later than within thirty (30) business days following Employee's submittal to
        Employer of a reasonable itemization and documentation of such expenses incurred by Employee within the prior approval procedures established by the employer through Conectisys.

        6.Employer's Documents. Employee shall upon termination of employment with Employer, for any reason whatsoever, deliver to Employer any and all records, forms, manuals, notebooks, instructional materials, contracts, lists of names or other customer data and any other documents, computer software or the like which have come into Employee's possession by reason of employment with Employer or which Employee holds for Employer, irrespective of whether or not any of said items were prepared by Employee, and Employee shall not retain memoranda or copies of any said items; nor shall Employee disclose such records forms, contracts lists or names or other customer data or trade secrets to any other person, firm or entity, either before or after termination of employment with Employer.

        7.Disclosure of Information.  Employee recognizes and acknowledges that Employer's documents, techniques, procedures and processes as they exist from time to time, are valuable, special and unique assets of
        Employers business.  Employee ,will not, during the term of employment or after the termination thereof, carry away, utilize or disclose any of the technique, procedures, processes or any of the information contained in said
        Employees documents or computer data or any part thereof to any person, firm, corporation, association or other entity for any reason for purpose whatsoever.  In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunction restraining Employee from disclosing or utilizing, in whole or in part, any of the above information.  Nothing herein shall be construed as prohibiting
        Employer from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

        8.Termination of Employment.  Employer may not terminate Employee's employment hereunder during the initial period, except for cause, as defined herein.  Thereafter, either party hereto may terminate this
        Agreement without cause upon one hundred eighty (180) days written notice to the other party.

        a.Termination for Cause - By Employer.  Employer may terminate this
        Agreement for cause, which shall be defined as:

        i.In the event that Employee refuses to carry out the reasonable and lawful directions of Employer or Employee shall defraud Employer, embezzle funds of Employer, engage in willful misconduct, proven fraud or dishonesty in the performance of Employee's duties hereunder;

        ii.In the event that Employee breaches any of the covenants contained in this Agreeme3nt and such breach has not been cured to the reasonable satisfaction of Employer; or

        iii.In the event that Employee is materially incapacitated from performing
        Employee's duties hereunder by reason of illness or other disability, but only in the event that such incapacity or disability continues for a continuous period of at least Eighteen (18) months.

        iv.Employee's failure to follow  Employer's the rules and regulations regarding non-disclosure and disclosure of  Employer's trade secrets.

        b.Termination for cause-By Employee . Employee may terminate this
        Agreement for cause, which shall be defined as being in the event that Employer breaches any of the covenants contained in this Agreement and such breach has not been cured to the reasonable satisfaction of Employee.

        c.Termination on Death of Employee.  This Agreement shall terminate upon the death of Employee.

        d.Severance Pay.  In the event of the termination for cause of Employee as provided in this
        Agreement, Employee shall not receive any severance or termination pay, except for salary, bonuses and benefits accrued or earned, but unpaid as of the date of Employee's termination.
        In the event of termination by employer for any other reason as provided herein, Employee shall receive, at the time of termination, a lump sum severance payment, in addition to salary, bonuses and benefits accrued or earned, but unpaid as of the date of Employee's termination, in an amount equal to Employee's salary and benefits payable under the terms hereof for a period of one hundred eighty  (180) days. All stock options are vested and are irrevocable at the start of this agreement. In the event that termination for cause pursuant to Section  8(a)(i)
        occurs then all stock options are automatically revoked upon discovery.

        9.Notice.  All demands, notices and other communications to be given hereunder shall be in writing and shall be deemed received when personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed as follows:

        Employee:Robert A. Spigno
        Conectisys, Inc.
        7260 Spigno Place
        Agua Dulce, CA. 91350

        Employer:Conectisys, Inc.
        7260 Spigno Place
        Agua Dulce, CA. 91350

        or at such other address the parties may from time to time designate by written notice hereunder.

        10.Waiver.  Waiver by Employer of a breach of any provision of this Agreement by
        Employee shall not be construed as a waiver of any subsequent breach by Employee.

        11.Assignment.  All rights and obligations under this Agreement shall be personal to Employee and shall not be assignable by Employee.  The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

        12.Confidentiality of this Agreement.  Employer and employee agree to keep and maintain the terms and provisions of this agreement absolutely confidential and shall not disclose its terms to any person or entity.

        13.Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the state of Colorado.  Venue for any legal action arising from this Agreement  shall lie only in Los Angeles County,
        California.

        14.Heading's.  Any headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

        15.Saving Clause.  If any provision or clause of his Agreement, or application thereof to any person or circumstances is held invalid or unlawful, such invalidity or unlawfulness shall not effect any other provision or cause of this Agreement or application thereof which can be given effect without the invalid or unlawful provision, clause or application.

        16.Entire Agreement.  This Agreement contains the entire understanding between the parties hereto.
        There have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof No changes, modifications or alterations of any of the terms and provisions, contained in this Agreement, shall be effective unless changed, modified, or altered in writing and signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

        Employee:___________________________________
        ROBERT A. SPIGNO

        Employer:___________________________________
        RICHARD DOWLER
        CFO

        EXHIBIT 10.4 - 1996 AMENDMENT TO EMPLOYMENT AGREEMENT OF ROBERT A.  SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 24th day of July 1996, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Robert A. Spigno
        ("Employee").

        The following amendment to the language of paragraph 2 regarding duties and paragraph 3 regarding bonus compensation are hereby amended as follows and are effective retroactively to the initial signing of the Employment
        Agreement dated October 2, 1995.

        2.    Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be a an officer of Conectisys, holding the titles of President and Chief Executive Officer, performing the duties of such offices for Employer.

        3.Compensation. Employee shall further receive a bonus, paid at year end, equal to fifteen percent (15%) of all net profits earned by Conectisys. Employee shall receive said compensation through an option to purchase up to a maximum of 500,000 shares of Conectisys Corporation restricted stock under rule 144 at a cost of Sixty (60%) of the average market value during the prior 180 days of  trading; this option shall remain open for five (5) years with an option to renew said option for an additional five (5) years.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

        Employee:___________________________________
        ROBERT A. SPIGNO

        Employer:___________________________________
        RICHARD DOWLER
        CFO

        EXHIBIT 10.5 - 1997 AMENDMENT TO EMPLOYMENT AGREEMENT OF ROBERT A.  SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 11th day of August 1997, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Robert A. Spigno
        ("Employee").

        The following amendments to the language of the paragraphs as noted herein are hereby amended to the initial signing of the Employment Agreement, dated October 2, 1995, as follows;
        The amendments are effective September 1, 1997:

        1.Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of Five (5) years, subject to the provisions of this
        Agreement, and thereafter shall be automatically extended for subsequent five (5) year terms unless terminated as provided herein.  Employee's employment hereunder shall be continued thereafter from term to term until either party shall give Sixty (60) days prior written notice of termination.  Notwithstanding the foregoing, this Agreement may be sooner terminated as provided in Paragraph 8 hereof.

        2.    Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be an officer of Conectisys holding the title of President / CEO.

        3.Compensation.  During the term of this Agreement, Employee shall receive as compensation for his services, an annual base salary of One Hundred Sixty Thousand Dollars($160,000). During the subsequent terms of employment under this agreement, Employer shall negotiate Employee's annual base salary in good faith; provided, however, that Employer shall pay Employee an annual base salary in such subsequent terms of employment in an amount no less than the annual base salary paid Employee during the term hereunder.  Employee shall further receive a bonus, paid at year end, equal to six percent (6%) of all net profits before taxes earned by Conectisys.
        Employee shall further receive a bonus, paid at year end, equal to fifty percent (50%) of employee's salary for compensation to the employee's continuing employment to the Company ("Staying Bonus"). Staying Bonus shall be compensated for, with Conectisys Corp. restricted common stock under rule 144 ("The Stock"). The calculation for the value of the Stock will be, fifty percent (50%) of the average bid and ask price for the stock for the 30 days prior to the issuance. Employee shall have an option to purchase up to 500,000 shares of Conectisys Corporation restricted stock under rule 144, at a cost of Fifty (50%) of the average market value during the prior 30 days of trading; this option shall remain open for Three(3) years with an option to renew said option for an additional
        Three(3) years.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

        Employee:___________________________________
        Robert A. Spigno

        Employer:___________________________________
        Richard Dowler
        CFO

        EXHIBIT 10.6 - 1999 AMENDMENT TO EMPLOYMENT AGREEMENT OF ROBERT A.  SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 1st day of September 1999 by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Robert A. Spigno
        ("Employee").

        The following amendments to the language of the paragraphs as noted herein are hereby amended to the initial signing of the Employment Agreement, dated October 2, 1995, as follows:
        The amendments are effective September 1, 1999:

        1.Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of Five (5) years, subject to the provisions of this
        Agreement, and thereafter shall be automatically extended for subsequent five (5) year terms unless terminated as provided herein.  Employee's employment hereunder shall be continued thereafter from term to term until either party shall give Sixty (60) days prior written notice of termination.  Notwithstanding the foregoing, this Agreement may be sooner terminated as provided in Paragraph 8 hereof.

        2.Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be an officer of Conectisys holding the title of President / CEO.

        3.Compensation.  During the term of this Agreement, Employee shall receive as compensation for his services, an annual base salary of One Hundred Sixty Thousand Dollars ($160,000). During the subsequent terms of employment under this agreement, Employer shall negotiate Employee's annual base salary in good faith; provided, however, that Employer shall pay Employee an annual base salary in such subsequent terms of employment in an amount no less than the annual base salary paid Employee during the term hereunder.  Employee shall further receive a bonus, paid at year end, equal to fifty percent (50%) of employee's salary for compensation to the employee's continuing employment to the Company ("Staying Bonus"). Staying Bonus shall be compensated for, with Conectisys Corp. restricted common stock under rule 144 ("The Stock"). The calculation for the value of the
        Stock will be, fifty percent (50%) of the average bid and ask price for the stock for the 30 days prior to the issuance.
        Employee shall have an option to purchase up to 2,000,000 shares of Conectisys Corporation restricted stock under rule 144, at a cost of Fifty (50%) of the average market value during the prior 30 days of trading; this option shall remain open for Three (3) years with an option to renew said option for an additional Three (3) years.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
        Employee:___________________________________
        Robert A. Spigno
        Employer:___________________________________
        Lawrence Muirhead
        Conectisys Corp.
        Chief Technical Officer
        Employer:___________________________________
        Patricia A. Spigno
        Conectisys Corp.
        Secretary & Treasurer

        EXHIBIT 10.7 - 2000 AMENDMENT TO EMPLOYMENT AGREEMENT OF ROBERT A.  SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 27th day of March 2000, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Robert A. Spigno
        ("Employee").

        The following amendments to the language of the terms noted are hereby amended as follows:

        The amendments are effective March 27, 2000:

        I.Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of Five (5) years ending April 1, 2005.

        II.Compensation.  Employee shall have an option to purchase up to 2,000,000 shares of Conectisys
        Corporation restricted stock under rule 144, at a cost of $.3864 per share. This option shall remain open/exercisable until December 2, 2000. Said Option is renewable by Mr. Spigno for an additional three (3) years.  This is the total extent and number of options granted under this
        Employment Agreement and this amendment shall supercede all previous amendments as it pertains to stock options.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

        Employee:___________________________________
        Robert A. Spigno

        Employer:___________________________________
        Lawrence Muirhead
        Conectisys Corp.
        Chief Technical Officer

        Employer:___________________________________
        Patricia A. Spigno
        Conectisys Corp.
        Secretary-Treasurer

        EXHIBIT 10.10 - EMPLOYMENT AGREEMENT OF PATRICIA A. SPIGNO

        EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made and entered into effective the 2 day of October, 1995, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Patricia A. Spigno
        ("Employee").

        WITNESSETH:

        WHEREAS, Employer is a corporation, duly organized under the laws of the state of Colorado; and

        WHEREAS, Employee has expertise in Employer's business which is engaged in the business of  high technology  and light manufacturer; and

        WHEREAS, Employer desires to employ Employee, and Employee desires to accept employment with Employer upon the terms and conditions herein set forth; and

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties mutually agree as follows:

        1.Employment and Term Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for an initial term of three (3) years, subject to the farther provisions of this Agreement, and thereafter shall be automatically extended for subsequent five (5) year terms unless terminated as provided herein.  Employee's employment hereunder shall be continued thereafter from term to term until either party shall give one hundred eighty (180) days prior written notice of termination.
        Notwithstanding the foregoing, this Agreement may be sooner terminated as provided in Paragraph 8 hereof.

         2.    Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be a an officer of Conectisys, holding the titles of, Secretary & Treasurer and a member of the board of Directors, performing the duties of such offices for Employer. Employee shall further have the power and authority to nominate the persons of Employee's choosing to constitute the remaining members of Conectisys's Board of
        Directors and the officers.

        3.Compensation.  During the initial term of this Agreement, Employee shall receive as compensation for his services, an annual base salary of  Forty Thousand Dollars ($40,000). During the subsequent terms of employment under this agreement, Employer shall negotiate Employee's annual base salary in good faith;
        provided, however, that Employer shall pay Employee an annual base salary in such subsequent terms of employment in an amount no less than the annual base salary paid Employee during the initial term hereunder.
        Employee shall further receive a bonus, paid at year end, equal to Two percent (2%) of all net profits before taxes earned by Conectisys. Employee shall have an option to purchase up to 500,000 shares of Conectisys Corporation restricted stock under rule 144 at a cost of Sixty (60%) of the average market value during the prior 180 days of trading; this option shall remain open for five (5) years with an option to renew said option for an additional five (5)
        years.

        4.Fringe Benefits. Employer shall provide Employee with health care and medical insurance coverage by
        Conectisys Corporation and shall be entitled to participate in all qualified or unqualified employee benefit plans subject only to those prerequisites required of other officers and employees.  Employee shall receive such other fringe benefits as Employer may determine from time to time in its sole discretion. Employee shall be entitled to six
        (6) weeks paid vacation each year. If Employee is unable to perform Employee's duties by reason of illness or incapacity for a consecutive period of more than two weeks, the compensation payable after the aforesaid period shall be One thousands Six Hundred and Sixty Seven Dollars ($1,667) per month. Upon return to full employment, full  compensation shall be reinstated. If Employee is unable to perform or is absent from employment for a period of more than six (6), months, Employer may terminate this Employment Agreement, without further cause.

        5.Reimbursement for expenses. Employer shall reimburse Employee for all ordinary and reasonable expenses incurred by Employee in connection with the business of Employer, Reimbursement shall be made to Employee by Employer no later than within thirty (30) business days following Employee's submittal to
        Employer of a reasonable itemization and documentation of such expenses incurred by Employee within the prior approval procedures established by the employer through Conectisys.

        6.Employer's Documents. Employee shall upon termination of employment with Employer, for any reason whatsoever, deliver to Employer any and all records, forms, manuals, notebooks, instructional materials, contracts, lists of names or other customer data and any other documents, computer software or the like which have come into Employee's possession by reason of employment with Employer or which Employee holds for Employer, irrespective of whether or not any of said items were prepared by Employee, and Employee shall not retain memoranda or copies of any said items; nor shall Employee disclose such records forms, contracts lists or names or other customer data or trade secrets to any other person, firm or entity, either before or after termination of employment with Employer.

        7.Disclosure of Information.  Employee recognizes and acknowledges that Employer's documents, techniques, procedures and processes as they exist from time to time, are valuable, special and unique assets of
        Employers business.  Employee ,will not, during the term of employment or after the termination thereof, carry away, utilize or disclose any of the technique, procedures, processes or any of the information contained in said
        Employees documents or computer data or any part thereof to any person, firm, corporation, association or other entity for any reason for purpose whatsoever.  In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunction restraining Employee from disclosing or utilizing, in whole or in part, any of the above information.  Nothing herein shall be construed as prohibiting
        Employer from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

        8.Termination of Employment.  Employer may not terminate Employee's employment hereunder during the initial period, except for cause, as defined herein.  Thereafter, either party hereto may terminate this
        Agreement without cause upon one hundred eighty (180) days written notice to the other party.

        a.  Termination for Cause - By Employer.  Employer may terminate this
        Agreement for cause, which shall be defined as:

        i.In the event that Employee refuses to carry out the reasonable and lawful directions of Employer or Employee shall defraud Employer, embezzle funds of Employer, engage in willful misconduct, proven fraud or dishonesty in the performance of Employee's duties hereunder;

        ii.In the event that Employee breaches any of the covenants contained in this Agreement and such breach has not been cured to the reasonable satisfaction of Employer; or

        iii.In the event that Employee is materially incapacitated from performing
        Employee's duties hereunder by reason of illness or other disability, but only in the event that such incapacity or disability continues for a continuous period of at least Six (6) months.

        iv.Employee's failure to follow  Employer's the rules and regulations regarding non-disclosure and disclosure of  Employer's trade secrets.

        b.  Termination for cause-By Employee . Employee may terminate this
        Agreement for cause, which shall be defined as being in the event that Employer breaches any of the covenants contained in this Agreement and such breach has not been cured to the reasonable satisfaction of Employee.

        c.  Termination on Death of Employee.  This Agreement shall terminate upon the death of Employee.

        d.  Severance Pay.  In the event of the termination for cause of Employee as provided in this
        Agreement, Employee shall not receive any severance or termination pay, except for salary, bonuses and benefits accrued or earned, but unpaid as of the date of Employee's termination.
        In the event of termination by employer for any other reason as provided herein, Employee shall receive, at the time of termination, a lump sum severance payment, in addition to salary, bonuses and benefits accrued or earned, but unpaid as of the date of Employee's termination, in an amount equal to Employee's salary and benefits payable under the terms hereof for a period of one hundred eighty  (180) days. All stock options are vested and are irrevocable at the start of this agreement. In the event that termination for cause pursuant to Section  8(a)(i)
        occurs then all stock options are automatically revoked upon discovery.

        9.  Notice.  All demands, notices and other communications to be given hereunder shall be in writing and shall be deemed received when personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed as follows:

        Employee:Patricia A. Spigno
        Conectisys, Inc.
        7260 Spigno Place
        Agua Dulce, CA. 91350

        Employer:Conectisys, Inc.
        7260 Spigno Place
        Agua Dulce, CA. 91350

        or at such other address the parties may from time to time designate by written notice hereunder.

        10. Waiver.  Waiver by Employer of a breach of any provision of this Agreement by
        Employee shall not be construed as a waiver of any subsequent breach by Employee.

        11. Assignment.  All rights and obligations under this Agreement shall be personal to Employee and shall not be assignable by Employee.  The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

        12. Confidentiality of this Agreement.  Employer and employee agree to keep and maintain the terms and provisions of this agreement absolutely confidential and shall not disclose its terms to any person or entity.

        13. Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the state of Colorado.  Venue for any legal action arising from this Agreement  shall lie only in Los Angeles County,
        California.

        14.Heading's.  Any headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

        15.Saving Clause.  If any provision or clause of his Agreement, or application thereof to any person or circumstances is held invalid or unlawful, such invalidity or unlawfulness shall not effect any other provision or cause of this Agreement or application thereof which can be given effect without the invalid or unlawful provision, clause or application.

        16.Entire Agreement.  This Agreement contains the entire understanding between the parties hereto.
        There have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof No changes, modifications or alterations of any of the terms and provisions, contained in this Agreement, shall be effective unless changed, modified, or altered in writing and signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

        Employee:___________________________________
        PATRICIA A. SPIGNO

        Employer:___________________________________
        RICHARD DOWLER
        CFO

        EXHIBIT 10.11 - 1996 AMENDMENT TO EMPLOYMENT AGREEMENT OF PATRICIA SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 24th day of July 1996, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Patricia A. Spigno
        ("Employee").

        The following amendment to the language of paragraph 2 regarding duties and paragraph 3 regarding bonus compensation are hereby amended as follows and are effective retroactively to the initial signing of the Employment
        Agreement dated October 2, 1995.

        2. Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be a an officer of Conectisys holding the title of Secretary & Treasurer.

        3. Compensation. Employee shall further receive a bonus, paid at year end, equal to two percent (2%) of all net profits earned by Conectisys. Employee shall receive said compensation through an option to purchase up to a maximum of 500,000 shares of Conectisys Corporation restricted stock under rule 144 at a cost of Sixty (60%) of the average market value during the prior 180 days of  trading; this option shall remain open for five (5) years with an option to renew said option for an additional five (5) years.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

        Employee:___________________________________
        PATRICIA  A. SPIGNO

        Employer:___________________________________
        RICHARD DOWLER
        CFO

        EXHIBIT 10.12 - 1999 AMENDMENT TO EMPLOYMENT AGREEMENT OF PATRICIA SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 1st day of September 1999, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Patricia A. Spigno
        ("Employee").

        The following amendment to the language of paragraph 2 regarding duties and paragraph 3 regarding bonus compensation are hereby amended as follows and are effective retroactively to the initial signing of the Employment
        Agreement dated October 2, 1995.

        2. Duties.  Employee shall devote his full time and efforts to the business of Employer, and shall be an officer of Conectisys holding the title of Secretary & Treasurer.

        3. Compensation. Employee shall receive said compensation through an option to purchase up to a maximum of 500,000 shares of Conectisys Corporation restricted stock under rule 144 at a cost of Sixty (60%) of the average market value during the prior 180 days of trading; this option shall remain open for five (5) years with an option to renew said option for an additional five (5) years.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

        Employee:___________________________________
        Patricia  A. Spigno

        Employer:___________________________________
        Lawrence Muirhead
        Conectisys Corp.
        Chief Technical Officer

        Employer:___________________________________
        Robert A. Spigno
        Conectisys Corp.
        President & CEO

        EXHIBIT 10.13 - 2000 AMENDMENT TO EMPLOYMENT AGREEMENT OF PATRICIA SPIGNO

        AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT AGREEMENT is made and entered into effective the 27th day of March 2000, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Patricia A. Spigno
        ("Employee").

        The following amendments to the language of the terms noted are hereby amended as follows:

        The amendments are effective March 27, 2000:

        I.  Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of Five (5) years ending April 1, 2005.

        II. Compensation.  Employee shall have an option to purchase up to 500,000 shares of Conectisys
        Corporation restricted stock under rule 144, at a cost of $.38 per share. This option shall remain open/exercisable until December 31, 2002. Said Option is renewable by Ms. Spigno for an additional three (3) years. This is the total extent and number of options granted under this
        Employment Agreement and this amendment shall supercede all previous amendments as it pertains to stock options.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

        Employee:___________________________________
        Patricia A. Spigno

        Employer:___________________________________
        Lawrence Muirhead
        Conectisys Corp.
        Chief Technical Officer

        Employer:___________________________________
        Robert A. Spigno
        Conectisys Corp.
        President & CEO

        EXHIBIT 10.14 - 2001 AMENDMENT TO EMPLOYMENT AGREEMENT OF RODNEY W. LIGHTHIPE

        AMENDED EMPLOYMENT AGREEMENT

        THIS AMENDED EMPLOYMENT AGREEMENT is made and entered into effective the 1st day of
        March 2001, by and between Conectisys, Inc., a Colorado corporation ("ConectiSys"), ("Employer"), and Rodney
        W. Lighthipe  ("Employee").

        The following amendments to the language of the terms noted are hereby amended as follows:

        The amendments are effective March 1, 2001:

        1.Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of six (6) months ending September 30, 2001.

        2.All other terms and conditions remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

        Employee:___________________________________
        Rodney W. Lighthipe

        Employer:___________________________________
        Robert A. Spigno
        CEO
        Conectisys Corp.

        EXHIBIT 21.1 - SUBSIDIARIES OF REGISTRANT

        Two Wholly Owned Subsidiaries of ConectiSys Corporation:

        United Telemetry Company

        eEnergyServices.com, Inc.

        EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Registration Statement on Form SB-2 for ConectiSys Corporation our report dated December 19, 2000, relating to the consolidated audited statements of financial condition of ConectiSys
        Corporation, as of September 30, 2000. We also consent to the reference to us under the caption "Interest of Named
        Experts and Counsel".

        HURLEY & CO.
        By: /s/ Michael Hurley
        Granada Hills, California
        March 15, 2001